     As filed with the Securities and Exchange Commission on June 2, 2000
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             Vignette Corporation
            (Exact name of Registrant as specified in its charter)

    Delaware                     7372                            74-2769415
(State or Other
Jurisdiction of
Incorporation or     (Primary Standard Industrial             (I.R.S. Employer
 Organization)       Classification Code Number)           Identification Number)

                          901 South Mopac Expressway
                               Austin, TX 78746
                                (512) 306-4300
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                               Gregory A. Peters
         President, Chief Executive Officer and Chairman of the Board
                             Vignette Corporation
                          901 South Mopac Expressway
                               Austin, TX 78746
                                (512) 306-4300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

                                  copies to:

 Bruce K. Dallas, Esq.               Mark Pine                   Michael J. Kennedy, Esq.
David W. Ferguson, Esq.     Chairman and Chief Executive          Robert T. Ishii, Esq.
 Davis Polk & Wardwell                Officer                     George F. Parker, Esq.
  1600 El Camino Real             OnDisplay, Inc.            Wilson Sonsini Goodrich & Rosati
 Menlo Park, CA 94025      12667 Alcosta Boulevard, Suite        Professional Corporation
    (650) 752-2000                      300                      One Market, Spear Tower
                                San Ramon, CA 94583              San Francisco, CA 94105
                                   (925) 355-3200                     (415) 947-2000

                                ---------------

   Approximate Date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

                                ---------------

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                           Proposed
 Title of each Class of                    Maximum     Proposed Maximum    Amount of
    Securities to be      Amount to be  Offering Price     Aggregate      Registration
       Registered        Registered(1)     Per Unit    Offering Price(2)     Fee(3)
--------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share.......    39,931,160        N/A        $1,098,106,900    $289,900.22
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Vignette common stock issuable upon consummation of the merger of Wheels Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Vignette, with and into OnDisplay, based on (i) the maximum number of OnDisplay shares exchangeable in the merger (25,272,886 shares) and (ii) the exchange ratio applicable in the merger (1.58 shares of Vignette common stock for each share of OnDisplay common stock).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (3) and Rule 457(c) of the Securities Act, based on the product of (i) $43.45, the average of the high and low sale prices of OnDisplay's common stock on May 26, 2000 as reported by the Nasdaq National Market, and (ii) 25,272,886, shares of OnDisplay common stock, the number of shares of OnDisplay common stock outstanding at the close of business on May 31, 2000, assuming the exercise of all options to purchase OnDisplay common stock expected to be outstanding and exercisable prior to the date the offer is expected to be consummated.
(3) Computed in accordance with Rule 457(f) under the Securities Act to be $289,900 which is equal to 0.000264 multiplied by the proposed maximum aggregate offering price of $1,098,106,900.

                                ---------------

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus may be changed. We may not sell these + +securities until the registration statement filed with the Securities and + +Exchange Commission is effective. This prospectus is not an offer to sell + +these securities and we are not soliciting offers to buy these securities in +
+any state where the offer or sale Is not permitted.                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Preliminary prospectus, subject to completion,
                               Dated June 2, 2000

                              Vignette Corporation

                               Offer to Exchange
                             Each Outstanding Share
                                of Common Stock

                                       of

                                OnDisplay, Inc.

                                      for

                          1.58 Shares of Common Stock

                                       of

                              Vignette Corporation


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
   12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 29,
  2000 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO
   THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO
   THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY
             SUBSEQUENT OFFERING PERIOD.


  On May 21, 2000, we entered into an Agreement and Plan of Merger with OnDisplay for Vignette to acquire all of the outstanding shares of OnDisplay common stock. The members of the OnDisplay board of directors, excluding John Mandile who was excused from participating, unanimously approved the merger agreement, determined that the offer is fair to, and in the best interests of, OnDisplay stockholders and recommend that OnDisplay stockholders accept the offer and tender their shares pursuant to the offer.

  Through Wheels Acquisition Corp., our wholly owned subsidiary, we are offering to exchange 1.58 shares of Vignette common stock for each outstanding share of OnDisplay common stock that is validly tendered and not properly withdrawn.

  Our obligation to exchange Vignette common stock for OnDisplay common stock is subject to the conditions listed under "The Offer--Conditions of the Offer." Vignette's common stock is quoted on the Nasdaq National Market under the symbol "VIGN," and OnDisplay's common stock is quoted on the Nasdaq National Market under the symbol "ONDS."

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Any request for proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June   , 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION......................  ii

WHERE YOU CAN FIND MORE INFORMATION.......................................   v

SUMMARY...................................................................   1
 The Offer and Merger.....................................................   1
 The Companies............................................................   1
 Reasons for the Offer....................................................   2
 OnDisplay's Recommendation ..............................................   2
 The Offer................................................................   2

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..........................   8
 Selected Historical Financial Data of Vignette...........................   8
 Selected Historical Financial Data of OnDisplay .........................   9
 Selected Unaudited Pro Forma Combined Condensed Financial Data...........  10
 Comparative Per Share Data...............................................  11
 Comparative Market Price Information.....................................  12

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............  13

RISK FACTORS..............................................................  19
 Risks Related to the Proposed Offer and Merger...........................  19
 Risks Related to Our Business............................................  22
 Risks Related to the Internet Industry...................................  30
 Risks Related to the Securities Markets..................................  31

INFORMATION REGARDING VIGNETTE............................................  32
 Business.................................................................  32
 Recent Developments......................................................  33

INFORMATION REGARDING ONDISPLAY...........................................  33
 Business.................................................................  33
 Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................  40
 Recent Development.......................................................  49

THE OFFER.................................................................  50
 Timing of Our Offer......................................................  50
 Extension, Termination and Amendment.....................................  50
 Exchange of OnDisplay Shares; Delivery of Vignette Common Stock..........  51
 Cash Instead of Fractional Shares of Vignette Common Stock...............  52
 Withdrawal Rights........................................................  52
 Procedure for Tendering..................................................  53
 Guaranteed Delivery......................................................  53
 Background of the Offer..................................................  55
 Reasons for the Offer and Merger ........................................  57

                                                                            Page
                                                                            ----
 Recommendation of the OnDisplay Board; Factors Considered.................  57
 Material Federal Income Tax Consequences..................................  59
 Purpose of the Offer; The Merger; Appraisal Rights........................  62
 Conditions of the Offer...................................................  62
 Regulatory Clearances.....................................................  64
 Possible Effects of Our Offer.............................................  64
 Relationships with OnDisplay..............................................  66
 Accounting Treatment......................................................  66
 Fees and Expenses.........................................................  66
 Nasdaq National Market and Vignette and OnDisplay Common Stock............  67

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION................  68

OPINION OF ONDISPLAY FINANCIAL ADVISOR.....................................  69

INTERESTS OF ONDISPLAY OFFICERS AND DIRECTORS IN THE MERGER................  69

THE MERGER AGREEMENT AND THE STOCKHOLDER AGREEMENT.........................  71
 The Offer.................................................................  71
 The Merger................................................................  71
 OnDisplay Board of Directors..............................................  72
 Treatment of OnDisplay Stock Options and Restricted Stock.................  72
 Covenants and Representations and Warranties..............................  72
 Conditions of the Offer...................................................  74
 Conditions of the Merger..................................................  74
 Termination of the Merger Agreement.......................................  74
 Termination Fees..........................................................  75
 Amendments................................................................  76
 The Stockholder Agreement.................................................  76

DESCRIPTION OF VIGNETTE CAPITAL STOCK......................................  77

COMPARISON OF VIGNETTE AND ONDISPLAY STOCKHOLDER RIGHTS....................  78

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  82

LEGAL MATTERS..............................................................  84

EXPERTS....................................................................  84

INDEX TO FINANCIAL STATEMENTS.............................................. F-1

 LIST OF ANNEXES
  Annex A Agreement and Plan of Merger.....................................  A-1
  Annex B Stockholder Agreement............................................  B-1
  Annex C Opinion of FleetBoston Robertson Stephens Inc....................  C-1

  THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT VIGNETTE AND ONDISPLAY FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE V.

  YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NY 10010, (212) 929-5500 OR CALL TOLL FREE (800) 322-2885 IN ORDER TO
RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN JUNE 15, 2000.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION

Q: What are Vignette and OnDisplay proposing?

A: Vignette proposes to acquire all outstanding shares of OnDisplay common stock. Vignette has entered into a Merger Agreement with OnDisplay pursuant to which we are offering, through Wheels Acquisition Corp., our wholly-owned subsidiary, to exchange shares of Vignette common stock for each outstanding share of OnDisplay common stock. After the offer is completed, subject to approval by the stockholders of OnDisplay if necessary, Wheels Acquisition Corp. will merge with OnDisplay. As a result of the offer and the merger, OnDisplay will become a wholly owned subsidiary of Vignette.

Q: What would I receive in exchange for my OnDisplay shares?

A: We are offering to exchange 1.58 shares of Vignette common stock for each outstanding share of common stock of OnDisplay that is validly tendered and not properly withdrawn.

Q: How long will it take to complete the offer and merger?

A: We hope to complete the offer in the third quarter of 2000, or soon thereafter. We expect to complete the merger shortly after we complete the offer, or if stockholder approval for the merger is required, shortly after the special meeting of the stockholders to approve the merger, if we obtain the required stockholder approvals at that meeting. We must also obtain regulatory clearance prior to completion of the merger.

Q: Do I have to pay any fees or commissions?

A: If you are the record owner of your shares and you tender your shares in the offer, you will not incur any brokerage fees. If you own your shares through a broker or other nominee who tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: Does OnDisplay support the offer and the merger?

A: Yes. The members of the OnDisplay board of directors, excluding John Mandile who was excused from participating, determined by unanimous vote that the offer is fair and in the best interests of OnDisplay stockholders, and recommend that OnDisplay stockholders accept the offer and tender their shares pursuant to the offer. OnDisplay's board of directors has approved by unanimous vote of the directors participating in the meeting and declared advisable the merger agreement and the merger. Information about the recommendation of OnDisplay's board of directors is more fully set forth in OnDisplay's Solicitation/ Recommendation Statement on Schedule 14D-9, which is being mailed to OnDisplay stockholders together with this prospectus.

Q: Has OnDisplay received a fairness opinion in connection with the offer and the merger?

A: Yes. OnDisplay has received an opinion from FleetBoston Robertson Stephens
   Inc. dated May 21, 2000, to the effect that, as of that date, the consideration to be received by OnDisplay stockholders pursuant to the merger agreement is fair from a financial point of view to the stockholders of OnDisplay. The opinion is included as Annex C to this prospectus.

Q: Have any OnDisplay stockholders agreed to tender their shares?

A: Yes. Stockholders of OnDisplay, including directors and executive officers, have agreed to tender into the offer outstanding shares representing approximately 39% of the outstanding common stock of OnDisplay as of May 21, 2000.

Q: What percentage of Vignette common stock will OnDisplay stockholders own after the offer and the merger?

A: If we obtain all of the shares of OnDisplay pursuant to the offer and the merger, former stockholders of OnDisplay would own approximately 15.6% of the shares of common stock of Vignette, based upon the number of shares of Vignette common stock and of OnDisplay common stock outstanding on May 31, 2000.

Q: What are the conditions to the acceptance of OnDisplay shares in the offer?

A: The acceptance of OnDisplay shares in the offer is subject to several conditions, including:

  . a majority of the outstanding OnDisplay shares, on a fully-diluted basis, having been validly tendered and not properly withdrawn, which we refer to as the minimum tender condition,

  . waiting periods under applicable antitrust laws having expired or been terminated,

  . the registration statement of which this prospectus is a part having been declared effective by the SEC, and

  . OnDisplay having not breached any covenant, representation or warranty in a material manner.

   These and other conditions to the offer are discussed in this prospectus under "The Offer--Conditions of the Offer" beginning on page 62.

Q: How do I participate in the offer?

A: To tender your shares, you should do the following:

  . If you hold your shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to ChaseMellon Shareholder Services, L.L.C., the exchange agent for the offer at one of its addresses on the back cover of this prospectus.

  . If you hold your shares in "street name" through a broker, ask your broker to tender your shares.

  . For more information about the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 50.

Q: Will I be taxed on the Vignette shares I receive?

A: An OnDisplay stockholder's receipt of Vignette common shares in the offer or the merger will be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a Vignette common share), if (1) the offer and the merger are completed under the current terms of the merger agreement, (2) the minimum tender condition for the offer is satisfied, and (3) the merger is completed promptly after the offer. You are urged to carefully read the discussion under "The Offer--Material Federal Income Tax Consequences" beginning on page 59, and to consult your tax advisor on the consequences of participation in the offer or the merger.

Q: Do the statements on the cover page regarding this prospectus being incomplete and the registration statement filed with the SEC not yet being effective mean that the offer has not commenced?

A: No. The offer has commenced and completion of this prospectus and effectiveness of the registration statement are not necessary for you to tender OnDisplay shares. The SEC recently changed its rules to permit exchange offers to begin before the related registration statement has become effective, and we are taking advantage of the rule changes with the goal of combining Vignette and OnDisplay faster than similar combinations could be previously accomplished.

Q: Is Vignette's financial condition relevant to my decision to tender my shares in the offer?

A: Yes. Shares of OnDisplay accepted in the offer will be exchanged for shares of Vignette and so you should consider our financial condition before you decide to become one of our stockholders through the offer. In considering Vignette's financial condition, you should review the documents incorporated by reference in this prospectus, because they contain detailed business, financial and other information about us.

Who should I contact if I have more questions about the offer and the merger?

                             The Information Agent

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010
                                 (212) 929-5500
                               or call toll free
                                 (800) 322-2885

                               The Exchange Agent

                    ChaseMellon Shareholder Services, L.L.C.

                                    By Mail:

                           Reorganization Department
                              Post Office Box 3301
                           South Hackensack, NJ 07606

                                    By Hand:

                           Reorganization Department
                            120 Broadway, 13th Floor
                               New York, NY 10271

                                 By Overnight:

                           Reorganization Department
                               85 Challenger Road
                               Mail Stop--Reorg.
                           Ridgefield Park, NJ 07660

                  Facsimile (for eligible institutions only):

                                 (201) 296-4293

                      Confirm facsimile by telephone ONLY:

                                 (201) 296-4860

                      WHERE YOU CAN FIND MORE INFORMATION

   Vignette and OnDisplay file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room   North East Regional Office    Midwest Regional Office
450 Fifth Street, N.W.  7 World Trade Center          500 West Madison Street
Suite 1024              Room 1300                     Suite 1400
Washington, D.C. 20549  New York, New York 10048      Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   The SEC also maintains an Internet worldwide website that contains reports, proxy statements and other information about issuers, like Vignette and OnDisplay, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   We filed a registration statement on Form S-4 to register with the SEC the Vignette common shares to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934 to furnish additional information about the offer. You may obtain copies of the Form S-4 and the Schedule TO, and any amendments to those documents, in the manner described above.

   The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

   The following documents listed below that we have previously filed with the SEC are incorporated by reference:

                                                            Period
                                                            ------
Annual Report on Form 10-K................... Year ended December 31, 1999, as filed on March 30, 2000

Quarterly Report on Form 10-Q................ Quarter ended March 31, 2000, as filed on May 12, 2000

The description of Vignette common stock set
 forth in Vignette's registration statement
 on Form 8-A filed by Vignette pursuant to
 Section 12 of the Securities Exchange Act of
 1934, including any amendment or report
 filed for purposes of updating the
 description................................. Filed on February 17, 1999

Current Reports on Form 8-K.................. Filed on: April 25, 2000
                                                        March 30, 2000
                                                        February 29, 2000

   All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer, or the date that our offer is terminated, shall also be deemed to be incorporated by reference into this prospectus.

   DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO OUR INFORMATION AGENT, MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NY 10010, (212) 929-5500 OR CALL TOLL FREE (800) 322-2885. IN
ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN JUNE 15, 2000. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

   We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                    SUMMARY

   This brief summary does not contain all of the information that should be important to you. You should carefully read this entire document and the other documents to which this document refers you to fully understand the offer. See "Where You Can Find More Information" on page v.
                            The Offer and the Merger

   We are proposing a business combination of Vignette Corporation and OnDisplay, Inc. under which Vignette will acquire all outstanding shares of OnDisplay common stock. We are offering to exchange 1.58 shares of Vignette common stock for each share of OnDisplay common stock validly tendered and not properly withdrawn on or prior to the expiration date of the offer. The expiration date is currently June 29, 2000 but we may extend the offer as described in "The Offer--Extension, Termination and Amendment" on page 50.

   We intend, promptly after completion of the offer, to merge Wheels Acquisition Corp., a wholly owned subsidiary of Vignette and the purchaser in the offer, with and into OnDisplay. Each share of OnDisplay common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same number of Vignette shares being paid in the offer. Vignette seeks to acquire ownership of 100% of the OnDisplay stock through the offer and the merger.

                                 The Companies

Vignette Corporation
901 South Mopac Expressway
Austin, TX 78746
Telephone: (512) 306-4300

   We are a leading global provider of e-Business application software products and services. Our e-Business solutions are designed to enable companies to build successful and sustainable online businesses. Our e-Business solutions allow both traditional brick-and-mortar and startup dot-com businesses to create and manage Internet business channels that are designed to attract, engage and retain their customers, partners and suppliers online. Using our V/5 E-Business Platform, our clients gain the ability to rapidly reconfigure their businesses in response to changing market dynamics and competitive pressures, better insight into what drives their customers' and partners' behavior and determines profitability, and the ability to reach their customers and partners through multiple channels, touch points and devices. To date, we have licensed our software platform to more than 700 clients worldwide in a variety of industries including retail, financial services, telecommunications, technology, media and entertainment. Our clients include American Express, AT&T, Bank One, Charles Schwab, CBS Broadcasting, Compaq, First Union, Lands' End, Merrill Lynch, Motorola, Qualcomm, National Semiconductor, Nokia, NY Life, Preview Travel, Siebel Systems, Snap.com, StarMedia Network, Sun Microsystems, United Airlines, and US West.

Wheels Acquisition Corp.
c/o Vignette Corporation
901 South Mopac Expressway
Austin, TX 78746
Telephone: (512) 306-4300

   Wheels Acquisition Corp. is a wholly owned subsidiary of Vignette. Wheels Acquisition Corp. was organized on May 17, 2000 for the purpose of acquiring the OnDisplay shares tendered in response to our offer and merging with OnDisplay in the merger. It has not carried on any activities other than in connection with the merger agreement.

OnDisplay, Inc.
12677 Alcosta Boulevard, Suite 300
San Ramon, CA 94583
Telephone: (925) 355-3200

   OnDisplay offers a comprehensive suite of software applications that enable companies to rapidly deploy and easily manage e-Business portals and e-marketplaces. OnDisplay's solution addresses the unique challenges faced by e-Business portals and e-marketplaces in both business-to-business and business-to-consumer interactions. OnDisplay's infrastructure solutions allow both business-to-business and business-to-consumer online companies to rapidly automate and continuously manage the flow of information and transactional data among their suppliers, distributors and customers.

                             Reasons for the Offer

   We believe that the offer and merger represent a compelling opportunity to enhance value for both Vignette and OnDisplay stockholders. We believe the offer and merger would achieve the following benefits:

  . Meet customer demand for broad product platform.

  . Increase market presence and penetration.

  . Increase selling opportunity.

   Achieving these objectives depends on successfully integrating companies that have previously operated independently and on the other uncertainties described under "Risk Factors" on page 19.

   To review the reasons for the offer and merger in greater detail, see "The Offer--Reasons for the Offer and Merger" on page 57.

                           OnDisplay's Recommendation

   OnDisplay's board of directors has determined by unanimous vote of the directors participating in the meeting that the offer is fair and in the best interests of OnDisplay stockholders, and recommends that OnDisplay stockholders accept the offer and tender their shares pursuant to the offer. OnDisplay's board of directors has determined by unanimous vote of the directors participating in the meeting to approve and declare advisable the merger agreement and the merger. Information about the recommendation of OnDisplay's board of directors is more fully set forth in OnDisplay's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to OnDisplay stockholders together with this prospectus.

                                   The Offer

   We have attached the merger agreement governing the offer and the merger as Annex A to this prospectus. We encourage you to read this agreement because it is the legal document that governs the offer and the merger.

 What OnDisplay Shareholders Will Receive

   We are offering, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, 1.58 Vignette common shares for each OnDisplay common share that is validly tendered on or prior to the expiration date of the offer and not properly withdrawn.

   Each share of OnDisplay common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same number of Vignette shares being paid in the offer.

   Vignette will not issue any fractional common shares in connection with the offer and the merger. OnDisplay shareholders will instead receive cash for any Vignette fractional common shares owed to them.

Example:

  . If you currently own 10 OnDisplay common shares, after the offer and the merger you will receive 15 Vignette common shares and a check for the value of 80% of a Vignette common share, rounded to the nearest one cent. The value of the Vignette common shares that you receive will fluctuate as the price of a Vignette common share changes.

  . On May 31, 2000, the most recent practicable date prior to the filing of this document, the last sale price of Vignette common stock on the Nasdaq National Market was $27.56. Applying the 1.58 exchange ratio to the Vignette closing price on that date, each holder of OnDisplay common shares would be entitled to receive Vignette common shares with a market value of approximately $43.55 for each OnDisplay share. The actual value of the Vignette common shares to be issued in the merger, however, will depend on the market price at that time, and may be more or less than the value given in this example. We urge you to obtain current price quotations for OnDisplay and Vignette common shares.

   The Vignette common shares to be issued to OnDisplay stockholders in the merger will be included for quotation on the Nasdaq National Market.

 Timing of the Offer

   Our offer is currently scheduled to expire on June 29, 2000, but we are obligated, with some exceptions, to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. See "The Offer--Extension, Termination and Amendment" on page 50.

 Extension, Termination and Amendment

   We expressly reserve the right, in our sole discretion, but subject to the provisions of the merger agreement, at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of an extension to the exchange agent. We are not making any assurance that we will exercise our right to extend our offer, although we are obligated, with certain exceptions, to do so until all conditions have been satisfied or, where permissible, waived. During any extension, all OnDisplay shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to properly withdraw your OnDisplay shares.

   Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time, to delay our acceptance for exchange or our exchange of any OnDisplay shares pursuant to our offer, regardless of whether we previously accepted OnDisplay shares for exchange, or to terminate our offer and not accept for exchange or exchange any OnDisplay shares not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied. We also reserve our right to waive any condition, other than the minimum tender condition, or otherwise to amend the offer in any respect, by giving oral or written notice of the waiver or amendment to the exchange agent and by making a public announcement.

   We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement about an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate the public announcement other than by making a release to the Dow Jones News Service.

 Exchange of Shares; Delivery of Vignette Common Stock

   Upon the terms and subject to the conditions of our offer, including, if the offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period.

 Withdrawal Rights

   Your tender of OnDisplay shares pursuant to the offer is irrevocable, except that OnDisplay shares tendered pursuant to the offer may be properly withdrawn at any time prior to the expiration date, and, unless we previously accepted them for exchange pursuant to the offer, may also be properly withdrawn at any time after July 31, 2000.

 Subsequent Offering Period

   With the consent of OnDisplay, we may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of OnDisplay shares pursuant to the offer if the requirements under Rule 14d-11 of the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any OnDisplay shares that you tender in the subsequent offering period.

 Procedure for Tendering Shares

   For you to validly tender OnDisplay shares pursuant to our offer, either:

  . A properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus. In addition, certificates for tendered OnDisplay shares must be received by the exchange agent at one of those addresses, or those OnDisplay shares must be tendered pursuant to the procedures for book-entry tender, in each case before the expiration date. See the procedures for tendering shares on page 53 under "The Offer--Procedures for Tendering" for more details; or

  . you must comply with the guaranteed delivery procedures set forth in "The Offer--Guaranteed Delivery."

 Material Federal Income Tax Consequences (see page 59)

   The offer and the merger will qualify as a tax-free reorganization for United States federal income tax purposes, if (1) the offer and the merger are completed under the current terms of the merger agreement, (2) the minimum tender condition for the offer is satisfied and (3) the merger is completed promptly after the offer. Based on these assumptions, an OnDisplay stockholder's receipt of Vignette common shares in the offer or the merger will be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash, if any, instead of a fraction of a Vignette common share).

   The above described tax treatment of the offer and the merger to OnDisplay stockholders depends on, among other things, some facts that will not be known before the completion of the merger. OnDisplay stockholders are urged to carefully read the discussion under "The Offer--Material Federal Income Tax Consequences" beginning on page 59. That discussion includes a summary of the tax consequences of participation in the offer and the merger in the event the assumptions described above are not satisfied. OnDisplay stockholders are urged to consult their tax advisors on the consequences of participation in the offer or the merger.

 Comparative Per Share Market Price and Dividend Information (see page 68)

   Vignette common shares and OnDisplay common shares are both listed on the Nasdaq National Market under the symbols "VIGN" and "ONDS," respectively. On May 19, 2000, the last full trading day before the public announcement of the proposed merger, the last sale price per Vignette common share on the Nasdaq National Market was $43.81 and the last sale price per OnDisplay common share on the Nasdaq National Market was $53.25. On May 31, 2000, the most recent practicable date prior to the filing of this document, the last sale price per Vignette common share was $27.56 and the last sale price per OnDisplay common share was $46.00.

 What Vignette Stockholders Will Hold After the Merger

   Vignette shareholders will continue to own their existing Vignette common shares after the merger. Vignette stockholders should not send in their stock certificates in connection with the merger.

 Ownership of Vignette After the Merger

   Vignette will issue approximately 35,733,000 Vignette common shares to OnDisplay shareholders in the offer and merger. These Vignette common shares will represent approximately 15.6% of the outstanding Vignette common shares after the merger. This information is based on the number of Vignette and OnDisplay common shares outstanding on May 31, 2000 and does not take into account stock options of OnDisplay or Vignette.

 Stockholder Vote Required After the Offer to Approve the Merger

   The merger requires the affirmative vote of at least a majority of the shares of OnDisplay common stock outstanding on the record date for the meeting to approve the merger, unless we have acquired 90% or more of these outstanding shares in which case the merger can be accomplished without a vote.

   If the minimum tender condition is satisfied and we purchase the tendered OnDisplay shares, we will own a majority of the OnDisplay common stock and approval of the merger by OnDisplay stockholders will be assured, subject to the other conditions to the merger.

   As of the date of the merger agreement, certain stockholders of OnDisplay have agreed to tender 8,828,391 outstanding shares of OnDisplay common stock, which represented approximately 39% of the outstanding common stock of OnDisplay. See "The Merger Agreement--Stockholder Agreement" on page 76.

 No Appraisal or Dissenters' Rights (see page 62)

   The offer does not entitle you to appraisal rights with respect to your OnDisplay shares.

   If at the end of the offer, we have received between a majority and 90% of the outstanding OnDisplay shares, we will effect a long form merger as permitted under Delaware law, which would require notice to and approval by OnDisplay stockholders. OnDisplay stockholders who did not tender their OnDisplay shares during the offer would not have appraisal rights in connection with a long form merger.

   If at the end of the offer, however, we have received 90% or more of the outstanding OnDisplay shares, we will effect a short form merger as permitted under Delaware law. In the event of a short form merger, stockholders who did not tender their OnDisplay shares would have the right under Delaware law to dissent and demand appraisal rights with respect to their OnDisplay shares, but only if they comply with certain statutory requirements. In the event of a short form merger, information regarding these requirements will be provided to OnDisplay stockholders who have not tendered their OnDisplay shares.

 OnDisplay Board

   The merger agreement provides that upon acceptance for payment of OnDisplay shares, we will be entitled to designate a number of directors of OnDisplay (rounded up to the next whole number) equal to the product of the total number of directors on OnDisplay's board and the percentage of outstanding OnDisplay shares of common stock beneficially owned by us.

 Interests of OnDisplay's Officers and Directors in the Merger (see page 69)

   When you consider the OnDisplay board's recommendation that OnDisplay stockholders tender their shares in the offer, you should be aware that some OnDisplay directors and executive officers may have interests in the offer and the merger that may be different from, or in addition to, yours.

 Accounting Treatment (see page 66)

   Vignette will account for the merger as a purchase for financial reporting purposes.

 Regulatory Clearances (see page 64)

   The Hart-Scott-Rodino Act prohibits completion of a merger until statutory notification requirements have been satisfied and waiting periods have expired or been terminated. The waiting period under the statute applicable to the merger will expire on June 25, 2000 unless extended by a request for additional information. However, the Department of Justice and the FTC have the authority to challenge the merger on antitrust grounds before or after we complete the merger.

 Conditions to the Offer (see page 62)

   We shall complete the offer only if specific conditions are satisfied or, in some cases, waived, including the following:

  . a majority of the outstanding OnDisplay shares, on a fully-diluted basis, having been tendered and not properly withdrawn;

  . absence of any law, court order or regulatory action seeking to delay or prohibit the offer or the merger;

  . the registration statement of which this prospectus is a part having been declared effective by the SEC;

  . the shares of Vignette common stock to be issued in the offer and the merger having been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance;

  . OnDisplay having not materially breached any covenant, representation or warranty in a material manner;

  . expiration or termination of the relevant waiting period under the Hart-
    Scott-Rodino Act;

  . receipt of opinions of counsel that the offer and merger will be a tax-free reorganization for federal income tax purposes; and

  . the merger agreement not having been terminated in accordance with its terms.

   We also reserve our right to waive any condition (other than the minimum tender condition, the condition relating to regulatory clearances and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the Vignette shares to be issued in our offer) or otherwise to amend the offer in any respect, by giving oral or written notice of any waiver or amendment to the exchange agent and by making a public announcement.

 Termination of the Merger Agreement (see page 74)

   Vignette's and OnDisplay's boards of directors can jointly agree to terminate the merger agreement at any time prior to the first acceptance of shares of OnDisplay in the offer. In addition, either Vignette or OnDisplay can terminate the merger agreement if:

  . We do not consummate the offer by September 30, 2000 (a party in material breach of its obligations under the merger agreement cannot terminate it for this reason);

  . a law or court order prohibits the merger;

  . the offer shall have expired or been terminated in accordance with the merger agreement without our having accepted any shares of OnDisplay common stock pursuant to the offer, other than as a result of our breach of the merger agreement; or

  . any representation or warranty of the other party having become inaccurate in a material manner, or the other party failing to perform a covenant.

   Vignette can terminate the merger agreement if, prior to acceptance of shares for exchange pursuant to the offer:

  . OnDisplay's board of directors approves or recommends an acquisition proposal, as defined in the merger agreement;

  . OnDisplay's board of directors withdraws, or amends or modifies in any way adverse to Vignette its recommendation to the OnDisplay stockholders that they accept the offer and approve and adopt the merger agreement and the merger;

  . OnDisplay fails to include its board's recommendation in certain documents related to the offer; or

  . OnDisplay does not recommend rejection of a competing tender or exchange offer for 40% or more of OnDisplay's shares.

 Termination Fees (see page 75)

   OnDisplay must pay Vignette a termination fee of $50 million in cash if:

  . the merger agreement is terminated by Vignette, for any of the reasons described in the immediately preceding four bullet points, where OnDisplay's board of directors has adversely changed its recommendation of the merger agreement proposal, has recommended an alternative transaction; or

  . the merger agreement is terminated in circumstances where the offer is not completed and OnDisplay enters into an agreement to be acquired by another party within 12 months of the termination of the merger agreement.

 Opinion of OnDisplay Financial Advisor (see page 69)

   In deciding to approve the merger, OnDisplay's board of directors considered the opinion of its financial advisor, FleetBoston Robertson Stephens Inc., to the effect that the exchange ratio is fair to the OnDisplay stockholders from a financial point of view. Please see "Opinion of OnDisplay Financial Advisor" on page 69.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical Financial Data of Vignette

   The following selected historical financial data should be read in conjunction with Vignette's financial statements incorporated by reference in this prospectus. Consolidated statement of operations data for the year ended December 31, 1996 include results of operations for the period from December 19, 1995, the date of Vignette's inception, through December 31, 1996. The statement of operations data for the years ended December 31, 1996, 1997, 1998 and 1999 and the balance sheet data as of December 31, 1996, 1997, 1998 and 1999 have been derived from Vignette's audited financial statements not included in this prospectus. The statement of operations data for the three months ended March 31, 1999 and 2000 and the balance sheet data as of March 31, 2000 are derived from Vignette's unaudited financial statements not included in this prospectus. In the opinion of Vignette's management, such unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the audited financial statements and notes thereto. Results for the three months ended March 31, 2000 are not necessarily indicative of the expected results for the full year. Share and per share data reflect a 3-for-1 stock split effective April 14, 2000.

                                                                  Three Months
                               Year ended December 31,          ended March 31,
                          ------------------------------------  -----------------
                           1996     1997      1998      1999     1999      2000
                          -------  -------  --------  --------  -------  --------
                                (in thousands, except per share data)
                                                                  (unaudited)
Consolidated Statement
 of Operations Data:
Revenue:
 Product license........  $    --  $ 1,943  $  8,584  $ 46,292  $ 4,623  $ 29,148
 Services...............       --    1,081     7,621    42,893    4,509    26,081
                          -------  -------  --------  --------  -------  --------
  Total revenue.........       --    3,024    16,205    89,185    9,132    55,229
Cost of revenue:
 Product license........       --       37       964     3,306      419     1,361
 Services...............       --    1,438     9,340    33,488    4,469    19,689
                          -------  -------  --------  --------  -------  --------
  Total cost of
   revenue..............       --    1,475    10,304    36,794    4,888    21,050
                          -------  -------  --------  --------  -------  --------
Gross profit............       --    1,549     5,901    52,391    4,244    34,179
Operating expenses:
 Research and
  development...........      892    2,895     6,962    16,447    2,725     7,534
 Sales and marketing....      428    4,964    15,880    49,559    6,553    27,072
 General and
  administrative........      503    1,333     4,864     9,494    1,611     4,890
 Purchased in-process
  research and
  development,
  acquisition related,
  and other charges.....    1,865       --     2,089    15,641       --    56,475
 Amortization of
  deferred stock
  compensation..........       --       --     2,475     5,654    1,669     1,681
 Amortization of
  intangibles...........       --       --        --     1,796       --    26,081
                          -------  -------  --------  --------  -------  --------
  Total operating
   expenses.............    3,688    9,192    32,270    98,591   12,558   123,733
Loss from operations....   (3,688)  (7,643)  (26,369)  (46,200)  (8,314)  (89,554)
Other income, net.......       62      169       172     3,723      376     6,037
                          -------  -------  --------  --------  -------  --------
Net loss................  $(3,626) $(7,474) $(26,197) $(42,477) $(7,938) $(83,517)
                          =======  =======  ========  ========  =======  ========
Basic and diluted net
 loss per share.........  $ (0.96) $ (0.70) $  (1.53) $  (0.31) $ (0.10) $  (0.47)
                          =======  =======  ========  ========  =======  ========
Shares used in computing
 basic and diluted net
 loss per share.........    3,780   10,728    17,094   137,253   77,928   178,725
                          =======  =======  ========  ========  =======  ========

                                     As of December 31,               As of
                              ------------------------------------  March 31,
                               1996     1997      1998      1999      2000
                              -------  -------  --------  -------- -----------
                                             (in thousands)
                                                                   (unaudited)
Consolidated Balance Sheet
 Data:
Cash and cash equivalents.... $ 1,863  $ 6,865  $ 12,242  $391,332 $  406,616
Working capital..............   1,583    4,255     3,757   375,211    379,629
Total assets.................   2,229    8,499    22,781   514,730  1,075,693
Long-term debt and capital
 lease obligation, less
 current portion.............     198      833       758        --        171
Redeemable convertible
 preferred stock.............   3,458   13,458    36,258        --         --
Total stockholders' equity
 (deficit)...................  (1,770)  (9,248)  (30,767)  437,059    975,014

Selected Historical Financial Data of OnDisplay

   The following selected historical financial data should be read in conjunction with OnDisplay's financial statements, and "OnDisplay's Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus. The statement of operations data for the period from inception to December 31, 1996 and the balance sheet data as of December 31, 1996, have been derived from OnDisplay's audited financial statements not included herein. The statement of operations data for the year ended December 31, 1997, 1998 and 1999 and the balance sheet data as of December 31, 1998 and 1999 are derived from the audited financial statements included in this prospectus. The statement of operations data for the three months ended March 31, 1999 and 2000 and the balance sheet data as of March 31, 2000 are derived from OnDisplay's unaudited financial statements included in this prospectus. In the opinion of OnDisplay's management, such unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the audited financial statements and notes thereto. Results for the three months ended March 31, 2000 are not necessarily indicative of the expected results for the full year.

                              Period From                                    Three Months
                            August 14, 1996    Year ended December 31,     ended March 31,
                          (Date of Inception)  --------------------------  -----------------
                          to December 31, 1996  1997     1998      1999     1999      2000
                          -------------------- -------  -------  --------  -------  --------
                                  (in thousands, except per share data)      (unaudited)
Consolidated Statement
 of Operations Data:
Revenue:
License revenues........         $   --        $   265  $ 2,229  $  6,839  $   628  $  4,665
Service revenues........             --             --    1,114     4,259      922     2,376
                                 ------        -------  -------  --------  -------  --------
  Total revenue.........             --            265    3,343    11,098    1,550     7,041
Cost of revenue:
Cost of license
 revenues...............             --             --        2         7        1         2
Cost of service
 revenues...............             --             --    1,618     4,251      877     2,393
                                 ------        -------  -------  --------  -------  --------
  Total cost of
   revenues.............             --             --    1,620     4,258      878     2,395
                                 ------        -------  -------  --------  -------  --------
Gross profit............             --            265    1,723     6,840      672     4,646
Operating expenses:
 Sales and marketing....             42          2,810    5,747    11,917    1,600     7,349
 Research and
  development...........            393          1,986    2,636     4,714      738     2,327
 General and
  administrative........            182          1,158    1,201     3,418      564     1,904
                                                                               322     4,262
 Amortization of
  deferred stock-based
  compensation..........             --             --      618     3,697       --    15,300
                                 ------        -------  -------  --------  -------  --------
  Total operating
   expenses.............            617          5,954   10,202    23,746    3,224    31,142
                                 ------        -------  -------  --------  -------  --------
Loss from operations....           (617)        (5,689)  (8,479)  (16,906)  (2,552)  (26,496)
Interest income and
 other, net.............             46            173      174       532       85     1,507
Interest expense........              1           (18)      (43)    (394)      (12)    (146)
                                 ------        -------  -------  --------  -------  --------
Net loss................         $ (572)       $(5,534) $(8,348) $(16,768) $(2,479) $(25,135)
                                 ======        =======  =======  ========  =======  ========
Net loss per share--
 basic and diluted......         $(0.17)       $ (1.62) $ (2.34) $  (3.70) $ (0.59) $  (1.30)
                                 ======        =======  =======  ========  =======  ========
Shares used in per share
 calculation basic and
 diluted................          3,400          3,410    3,572     4,533    4,203    19,343
                                 ======        =======  =======  ========  =======  ========

                                        As of December 31,             As of
                                  ---------------------------------  March 31,
                                   1996   1997     1998      1999      2000
                                  ------ -------  -------  -------- -----------
                                          (in thousands)            (unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents.......  $2,751 $ 3,900  $ 4,648  $109,617  $114,371
Working capital.................   2,663   3,748    4,584   107,140   113,229
Total assets....................   2,986   4,710    8,253   117,102   325,290
Long-term debt, less current
 portion........................       3     128      240     2,338     4,513
Mandatorily redeemable
 convertible preferred stock....       3  10,200   18,982        --        --
Total stockholders' equity
 (deficit)......................   2,838  (6,098) (13,729)  106,697   302,500

Selected Unaudited Pro Forma Combined Condensed Financial Data

   The following selected unaudited pro forma combined condensed financial data should be read in conjunction with Vignette's unaudited pro forma combined condensed financial statements and related notes thereto included in this prospectus. The selected unaudited pro forma combined condensed financial data gives effect to the proposed merger of Vignette and OnDisplay, the acquisition of DataSage, Inc. by Vignette on February 15, 2000, and the acquisition of Oberon Software Incorporated by OnDisplay on March 31, 2000. Share and per share data reflect a 3-for-1 stock split effective April 14, 2000.

   The selected unaudited pro forma combined condensed statement of operations data for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the above transactions as if they occurred on January 1, 1999. The unaudited pro forma combined condensed statement of operations data for the year ended December 31, 1999 has been derived by combining the audited historical statements of operations of Vignette, OnDisplay, and DataSage for the year ended December 31, 1999 and the unaudited historical statement of operations for Oberon for the year ended December 31, 1999. The unaudited pro forma combined condensed statement of operations data for the three months ended March 31, 2000 has been derived by combining the unaudited historical statement of operations of Vignette, OnDisplay and Oberon for the three months ended March 31, 2000, and DataSage for the period from January 1, 2000 to February 14, 2000.

   The selected unaudited pro forma combined condensed financial data do not include the realization of any cost savings from operating efficiences or other restructurings that may result from the merger.

   The selected unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to the proposed merger of Vignette and OnDisplay as if it occurred on March 31, 2000. The unaudited pro forma combined condensed balance sheet data as of March 31, 2000 has been derived by combining the unaudited historical consolidated balance sheets of Vignette and OnDisplay as of March 31, 2000.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of filing of this document.

                                                                   Three Months
                                                       Year ended     ended
                                                      December 31,  March 31,
                                                          1999         2000
                                                      ------------ ------------
                                                      (in thousands, except per
                                                           share amounts)
Pro forma Combined Condensed Statement of Operations
 Data:
Total revenue.......................................   $ 110,767    $  64,425
Net loss............................................    (594,491)    (223,879)
Basic and diluted net loss per share................   $   (3.30)   $   (1.03)

                                                                March 31, 2000
                                                                --------------
                                                                (in thousands)
Pro forma Combined Condensed Balance Sheet Data:
Cash and cash equivalents......................................   $  520,987
Working capital................................................      469,602
Total assets...................................................    2,588,596
Long-term debt and capital lease obligation, less current
 portion.......................................................        4,684
Total stockholders' equity.....................................    2,442,127

Comparative Per Share Data

   The following table reflects (a) the historical net loss and book value per share of Vignette common stock and the historical net loss and book value per share of OnDisplay common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to Vignette's proposed merger with OnDisplay and after giving effect to the acquisition of DataSage by Vignette on February 15, 2000 and the acquisition of Oberon by OnDisplay on March 31, 2000, and (b) the equivalent historical net loss and book value per share attributable to 1.58 shares of Vignette common stock which will be received for each share of OnDisplay. Share and per share data reflect a 3-for-1 stock split effective April 14, 2000.

   The historical book value per share is computed by dividing common stockholders' equity as of December 31, 1999 and March 31, 2000, respectively, by the actual common shares outstanding. The pro forma net loss per share is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding, assuming Vignette has merged with OnDisplay at beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding at March 31, 2000, assuming the merger had occurred on that date. The OnDisplay equivalent pro forma combined per share amounts are calculated by multiplying the Vignette pro forma combined per share amounts by the common stock exchange ratio of 1.58.

   The following information should be read in conjunction with (a) the separate historical financial statements and related notes of Vignette, DataSage, and the unaudited interim condensed consolidated financial statements of Vignette incorporated by reference in this prospectus, (b) the separate historical financial statements and related notes of OnDisplay and Oberon and the unaudited condensed interim financial statements of OnDisplay and (c) Oberon included in this prospectus, the unaudited pro forma combined condensed financial information and related notes of Vignette and the selected historical and selected unaudited pro forma financial data included elsewhere in this prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                                                                   Three Months
                                                       Year ended     ended
                                                      December 31,  March 31,
                                                          1999         2000
                                                      ------------ ------------
Historical Vignette:
  Basic and diluted net loss per share...............   $ (0.31)     $ (0.47)
  Book value per share at the end of the period......   $  2.45      $  5.07
Historical OnDisplay:
  Basic and diluted net loss per share...............   $ (3.70)     $ (1.30)
  Book value per share at the end of the period......   $  5.43      $ 13.63
Vignette and OnDisplay Pro Forma Combined:
  Pro forma basic and diluted net loss per Vignette
   share.............................................   $ (3.30)     $ (1.03)
  Pro forma basic and diluted net loss per OnDisplay
   share.............................................   $ (5.21)     $ (1.63)
  Pro forma book value per Vignette share at March
   31, 2000..........................................                $ 10.71
  Pro forma book value per OnDisplay share at March
   31, 2000..........................................                $ 16.92

Comparative Market Price Information

   The following table sets forth the last sale prices per share of Vignette common stock and OnDisplay common stock on The Nasdaq National Market on May 19, 2000, the last trading day prior to the public announcement of the proposed merger, and on May 31, 2000, the most recent date for which prices were practically available prior to printing this document. The table also sets forth the value of the Vignette common shares that an OnDisplay stockholder would have received for one OnDisplay common share, assuming that the merger had taken place on those dates. These numbers have been calculated by multiplying 1.58, the exchange ratio of Vignette shares for each OnDisplay share, by the last sale price per Vignette common share on those dates. The actual value of the Vignette common shares a stockholder will receive on the date of the merger may be higher or lower than the prices set forth below.

                                                    Last Sale Last Sale Value of
                                                    Price of  Price of  Vignette
                                                    Vignette  OnDisplay  Common
                                                     Common    Common    Stock
                                                      Stock     Stock   Received
                                                    --------- --------- --------
May 19, 2000.......................................  $43.81    $53.25    $69.22
May 31, 2000.......................................  $27.56    $46.00    $43.55

   See "Comparative Per Share Market Price and Dividend Information" on page 68 for additional market price information.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements give effect to the proposed merger between Vignette and OnDisplay, the acquisition of DataSage by Vignette on February 15, 2000 and the acquisition of Oberon by OnDisplay on March 31, 2000, all accounted for as purchase business combinations. The pro forma combined condensed statements of operations assume the merger and each of the acquisitions occurred as of January 1, 1999.

   On May 21, 2000 Vignette entered into a merger agreement with OnDisplay for consideration preliminarily valued at $1.5 billion, consisting of 35.8 million shares of Vignette common stock valued at $1.3 billion and 6.7 million options to purchase Vignette common stock valued at $163 million, and estimated direct acquisition costs of $23 million. The estimated direct acquisition costs consist primarily of investment banker, legal and accounting fees and printing costs to be incurred by Vignette which are directly related to the merger. The actual consideration for the merger with OnDisplay cannot yet be determined since the merger has not been completed. There can be no assurance that Vignette and OnDisplay will not incur additional charges related to the merger or that management will be successful in its efforts to integrate the operations of the two companies. For the purpose of the following pro forma financial information, the number of shares of Vignette common stock assumed to be issued in the merger with OnDisplay is approximately 35.8 million. This amount is based on the number of common shares of OnDisplay outstanding as of May 21, 2000, the date of the merger agreement. Similarly, the estimated value of options to purchase Vignette common stock to be issued in the merger with OnDisplay is based on the outstanding options to purchase OnDisplay common shares as of May 21, 2000. The actual number of Vignette common shares and options to be issued will be based on the actual outstanding common shares and options of OnDisplay as of the date of completion of the merger.

   The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheets of Vignette and OnDisplay as of March 31, 2000.

   The unaudited pro forma combined condensed statements of operations give effect to (1) the proposed merger between Vignette and OnDisplay, (2) the completed acquisition of DataSage by Vignette, and (3) the completed acquisition of Oberon by OnDisplay, as if they had occurred on January 1, 1999. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2000 combines the unaudited historical statements of operations of Vignette and OnDisplay for the three months ended March 31, 2000, the unaudited historical statement of operations of DataSage for the period from January 1, 2000 to February 14, 2000, and the unaudited historical statement of operations of Oberon for the period from January 1, 2000 to March 31, 2000. The unaudited pro forma combined statement of operations for the year ended December 31, 1999 combines audited historical statements of operations of Vignette, OnDisplay and DataSage and the unaudited historical statement of operations of Oberon for the year ended December 31, 1999.

   The unaudited pro forma combined condensed financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the merger.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger and the acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document. The pro forma information should be read in conjunction with the accompanying notes thereto, Vignette's historical financial statements and related notes thereto incorporated by reference in this prospectus, and OnDisplay's historical financial statements and related notes included elsewhere in this prospectus.

                              VIGNETTE CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                        Pro Forma
                                 Historical Historical Adjustments    Pro Forma
                                  Vignette  OnDisplay    Note(2)       Combined
                                 ---------- ---------- -----------    ----------
             ASSETS
Current assets:
  Cash and cash equivalents..... $  406,616  $114,371  $       --     $  520,987
  Marketable securities and
   short-term investments.......     11,809    10,977                     22,786
  Accounts receivable, net......     54,674     5,112          --         59,786
  Prepaid expenses and other....      7,038     1,046        (256) e       7,828
                                 ----------  --------  ----------     ----------
    Total current assets........    480,137   131,506        (256)       611,387
Property and equipment, net.....     16,224     4,014          --         20,238
Investments.....................     35,491        --          --         35,491
Intangibles, net................    541,253   189,247    (189,247) d
                                                        1,377,116  b   1,918,369
Other assets....................      2,588       523          --          3,111
                                 ----------  --------  ----------     ----------
    Total assets................ $1,075,693  $325,290  $1,187,613     $2,588,596
                                 ==========  ========  ==========     ==========
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
Current liabilities:
  Accounts payable and accrued
   expenses..................... $   42,616  $  8,127  $       --     $   50,743
  Deferred revenue..............     55,404     7,768          --         63,172
  Current portion of long-term
   debt and capital lease
   obligation...................        260     2,382          --          2,642
  Other current liabilities.....      2,228        --      23,000  a      25,228
                                 ----------  --------  ----------     ----------
    Total current liabilities...    100,508    18,277      23,000        141,785
Long-term debt and capital
 lease, less current portion....        171     4,513          --          4,684
                                 ----------  --------  ----------     ----------
    Total liabilities...........    100,679    22,790      23,000        146,469
Stockholders' equity............    975,014   302,500    (302,500) c
                                                             (256) e
                                                        1,467,369  a   2,442,127
                                 ----------  --------  ----------     ----------
    Total liabilities and
     stockholders' equity....... $1,075,693  $325,290  $1,187,613     $2,588,596
                                 ==========  ========  ==========     ==========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                             VIGNETTE CORPORATION

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            Pro Forma    Vignette                           OnDisplay   Pro Forma      Total
                     Historical Historical Adjustments   Pro Forma    Historical Historical Pro Forma  Adjustments   Pro Forma
                      Vignette   DataSage    Note(3)     Combined     OnDisplay    Oberon   Combined     Note(3)     Combined
                     ---------- ---------- -----------   ---------    ---------- ---------- ---------  -----------   ---------
Revenue:
 Product license...   $ 46,292   $ 2,607    $      --    $  48,899     $  6,839   $ 3,554   $ 10,393    $    (175) e $  59,117
 Services..........     42,893     2,726           --       45,619        4,259     1,775      6,034           (3) e    51,650
                      --------   -------    ---------    ---------     --------   -------   --------    ---------    ---------
 Total revenue.....     89,185     5,333           --       94,518       11,098     5,329     16,427         (178)     110,767
Cost of revenue:
 Product license...      3,306        --           --        3,306            7       220        227           --        3,533
 Services..........     33,488     2,098           --       35,586        4,251     1,720      5,971           --       41,557
                      --------   -------    ---------    ---------     --------   -------   --------    ---------    ---------
 Total cost of
 revenue...........     36,794     2,098           --       38,892        4,258     1,940      6,198           --       45,090
Gross profit.......     52,391     3,235           --       55,626        6,840     3,389     10,229         (178)      65,677
Operating expenses:
 Research and
 development.......     16,447     3,461           --       19,908        4,714     4,189      8,903           --       28,811
 Sales and
 marketing.........     49,559     3,270           --       52,829       11,917     5,531     17,448           --       70,277
 General and
 administrative....      9,494     1,432           --       10,926        3,418       954      4,372           --       15,298
 Purchased in-
 process research
 and development,
 acquisition-
 related and other
 charges...........     15,641        --           --       15,641           --        --         --           --       15,641
 Amortization of
 deferred stock
 compensation......      5,654     3,486           --        9,140        3,697        --      3,697           --       12,837
 Amortization of
 intangibles.......      1,796        --      175,265  b   177,061           --        --         --      344,279  a   521,340
                      --------   -------    ---------    ---------     --------   -------   --------    ---------    ---------
 Total operating
 expenses..........     98,591    11,649      175,265      285,505       23,746    10,674     34,420      344,279      664,204
                      --------   -------    ---------    ---------     --------   -------   --------    ---------    ---------
Loss from
operations.........    (46,200)   (8,414)    (175,265)    (229,879)     (16,906)   (7,285)   (24,191)    (344,457)    (598,527)
 Other income......      3,723         4           --        3,727          138       171        309           --        4,036
                      --------   -------    ---------    ---------     --------   -------   --------    ---------    ---------
Net loss...........   $(42,477)  $(8,410)   $(175,265)   $(226,152)    $(16,768)  $(7,114)  $(23,882)   $(344,457)   $(594,491)
                      ========   =======    =========    =========     ========   =======   ========    =========    =========
Basic and diluted
net loss per
share..............   $  (0.31)                          $   (1.56)                                                  $   (3.30)
                      ========                           =========                                                   =========
Shares used in
computing basic and
diluted net loss
per share..........    137,253                             144,999  c                                                  179,954 d
                      ========                           =========                                                   =========

  See accompanying notes to unaudited pro forma combined condensed financial statements.

                             VIGNETTE CORPORATION

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             Pro Forma    Vignette                           OnDisplay   Pro Forma      Total
                      Historical Historical Adjustments   Pro Forma    Historical Historical Pro Forma  Adjustments   Pro Forma
                       Vignette   DataSage    Note(3)     Combined     OnDisplay    Oberon   Combined     Note(3)     Combined
                      ---------- ---------- -----------   ---------    ---------- ---------- ---------  -----------   ---------
Revenue:
 Product license....   $ 29,148   $   536    $     --     $  29,684     $  4,665   $   530   $  5,195    $     --     $  34,879
 Services...........     26,081       438          --        26,519        2,376       671      3,047         (20) e     29,546
                       --------   -------    --------     ---------     --------   -------   --------    --------     ---------
 Total revenue......     55,229       974          --        56,203        7,041     1,201      8,242         (20)       64,425
Cost of revenue:
 Product license....      1,361        --          --         1,361            2       111        113          --         1,474
 Services...........     19,689       193          --        19,882        2,393       747      3,140          --        23,022
                       --------   -------    --------     ---------     --------   -------   --------    --------     ---------
 Total cost of
 revenue............     21,050       193          --        21,243        2,395       858      3,253          --        24,496
Gross profit........     34,179       781          --        34,960        4,646       343      4,989         (20)       39,929
Operating expenses:
 Research and
 development........      7,534     1,101          --         8,635        2,327     1,824      4,151          --        12,786
 Sales and
 marketing..........     27,072     1,741          --        28,813        7,349     1,980      9,329         (22) e     38,120
 General and
 administrative.....      4,890     1,119          --         6,009        1,904     1,440      3,344          --         9,353
 Purchased in-
 process research
 and development,
 acquisition-related
 and other charges..     56,475        --          --        56,475       15,300        --     15,300          --        71,775
 Amortization of
 deferred stock
 compensation.......      1,681        --          --         1,681        4,262        82      4,344          --         6,025
 Amortization of
 intangibles........     26,081        --      21,098  b     47,179           --        --         --      86,070  a    133,249
                       --------   -------    --------     ---------     --------   -------   --------    --------     ---------
 Total operating
 expenses...........    123,733     3,961      21,098       148,792       31,142     5,326     36,468      86,048       271,308
                       --------   -------    --------     ---------     --------   -------   --------    --------     ---------
Loss from
operations..........    (89,554)   (3,180)    (21,098)     (113,832)     (26,496)   (4,983)   (31,479)    (86,068)     (231,379)
 Other income
 (expense)..........      6,037       134          --         6,171        1,361       (32)     1,329          --         7,500
                       --------   -------    --------     ---------     --------   -------   --------    --------     ---------
Net loss............   $(83,517)  $(3,046)   $(21,098)    $(107,661)    $(25,135)  $(5,015)  $(30,150)   $(86,068)    $(223,879)
                       ========   =======    ========     =========     ========   =======   ========    ========     =========
Basic and diluted
net loss per share..   $  (0.47)                          $   (0.59)                                                  $   (1.03)
                       ========                           =========                                                   =========
Shares used in
computing basic and
diluted net loss per
share...............    178,725                             182,598  c                                                  217,553  d
                       ========                           =========                                                   =========

  See accompanying notes to unaudited pro forma combined condensed financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

1. General

   Vignette will account for the acquisition of OnDisplay as a purchase business combination. The accompanying unaudited pro forma combined condensed financial statements reflect an estimated aggregate purchase price of approximately $1.5 billion, consisting of the fair value of approximately 35,766,000 shares of Vignette common stock issued ($1.3 billion) and 6,729,000 options assumed ($163 million) as well as transaction costs ($23 million).

2. Unaudited Pro Forma Combined Condensed Balance Sheet

   The accompanying unaudited pro forma condensed balance sheet has been prepared as if the acquisition was consummated on March 31, 2000. Pro forma adjustments were made:

  (a) To record the consideration given and the accrual of transaction costs to be paid by the respective parties in the acquisition of OnDisplay.

  (b) To record the allocation of the purchase price to the assets of OnDisplay (in thousands):

       Intangible assets........................................... $1,377,116
       Net fair value of tangible assets acquired and liabilities
        assumed....................................................    113,253
                                                                    ----------
       Net assets acquired......................................... $1,490,369
                                                                    ==========

    The above represents the allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of OnDisplay as of March 31, 2000, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date. Vignette has not yet completed its valuation of OnDisplay. Once the valuation is completed, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to the operating results of Vignette in the period the acquisition is completed and the valuation amounts are finalized. Effective July 1, 2000, Vignette will be required to comply with the provisions of Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation ("Interpretation 44"), an interpretation of Accounting Principles Board Opinion No. 25. For purchase business combinations completed after July 1, 2000, Interpretation 44 will require companies to allocate a portion of the purchase price to deferred stock compensation based on a portion of the intrinsic value (at consummation date) of unvested options in the acquired entity exchanged by the acquiror. The pro forma allocation of the OnDisplay purchase price does not include any adjustment related to Interpretation 44. Any amount allocated to deferred stock compensation as a result of the application of Interpretation 44 will reduce amounts allocated to goodwill. Deferred stock compensation will be amortized over the remaining service period of the exchanged options.

  (c) To record the elimination of OnDisplay's stockholders' equity.

  (d) To record the elimination of OnDisplay's historical intangible assets.

  (e) To record the elimination of the effect of transactions between Vignette and OnDisplay.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(CONTINUED)


3. Unaudited Pro Forma Combined Condensed Statements of Operations

   The accompanying unaudited pro forma condensed statements of operations have been prepared as if the acquisition was consummated as of January 1, 1999. Pro forma adjustments were made to reflect the:

  (a) Amortization of acquired intangibles, with amortization periods of 4 years, based on the estimated life of technology.

  (b) Amortization of intangibles for the completed acquisition of DataSage on February 15, 2000, over a useful life of 3 years.

  (c) Reflects the issuance of approximately 7,746,000 shares of common stock for DataSage.

  (d) Reflects the issuance of approximately 35,766,000 shares of common stock issued in consideration for all outstanding shares of OnDisplay common stock based on the number of OnDisplay shares outstanding as of May 21, 2000, the date of the merger agreement, net of approximately 811,000 shares of common stock issued for OnDisplay shares subject to repurchase based on continued employment. The computation of diluted net loss per share excludes securities outstanding, which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive.

  (e) To record the elimination of the effect of transactions between Vignette and OnDisplay.

   The accompanying unaudited pro forma condensed statement of operations does not reflect the one-time impact of the charge for purchased in-process research and development that may be incurred in connection with the acquisition.

                                  RISK FACTORS

   OnDisplay's stockholders should consider the following matters in deciding whether to tender their shares of common stock in the offer. You should consider these matters in connection with the other information that we have included or incorporated by reference in this prospectus.

Risks Related to the Proposed Offer and Merger

 The Vignette Common Shares to Be Received By OnDisplay Stockholders in the Merger Will Fluctuate in Value.

   The market price of the Vignette common shares to be issued in the offer and merger for the OnDisplay common shares may change as a result of changes in the business, operations or prospects of Vignette or OnDisplay, market assessments of the impact of the offer and merger or general market conditions. Vignette's results of operations, as well as the market price of Vignette common shares may be affected by factors different from those affecting OnDisplay's results of operation, and the market price of OnDisplay common shares. Because the market price of Vignette common shares fluctuates, the value of the Vignette shares to be received by OnDisplay stockholders will depend upon the market price of the shares at the time of the merger. There can be no assurance as to this value. For historical and current market prices of Vignette shares, see "Comparative Per Share Market Price and Dividend Information" on page 68. On May 31, 2000, the last practicable date prior to the filing of this document, the last sale price of Vignette common stock on the Nasdaq National Market was $27.56. On the basis of this price, the hypothetical value of the merger consideration for each OnDisplay common share would be $43.55.

 Vignette May Face Challenges in Integrating Vignette and OnDisplay And, as a Result, May Not Realize the Expected Benefits of the Anticipated Merger.

   Vignette may not be successful in integrating Vignette and OnDisplay, including the integration of Oberon. Integrating the operations and personnel of Vignette and OnDisplay will be a complex process. The integration may not be completed rapidly or achieve the anticipated benefits of the merger. The successful integration of Vignette and OnDisplay will require, among other things, integration of Vignette's and OnDisplay's products and services, sales and marketing, information and software systems, coordination of employee retention, hiring and training, and coordination of ongoing and future research and development efforts. The diversion of the attention of management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined company's business. Further, the process of combining Vignette and OnDisplay could negatively affect employee morale and the ability of Vignette to retain some of its or OnDisplay's key employees after the merger.

   In addition, Vignette intends after the merger to develop new products and services that combine the assets of both Vignette and OnDisplay. This may result in longer sales cycles and product implementations, which may cause revenue and operating income to fluctuate and fail to meet expectations. To date, the companies have not completed their investigation into the obstacles, technological, market-driven or otherwise, to developing and marketing these new products and services in a timely and efficient way. There can be no assurance that Vignette will be able to overcome these obstacles, or that a market for new Vignette products and services will develop after the merger.

 Officers and Directors of OnDisplay Have Potential Conflicts of Interest in the Merger

   OnDisplay stockholders should be aware of potential conflicts of interest and the benefits available to OnDisplay directors when considering OnDisplay's board of directors' recommendation to approve the merger. OnDisplay officers and directors have employment agreements and/or benefit plans that provide them with interests in the merger that are different from, or in addition to, interests of OnDisplay stockholders. See "Interests of OnDisplay Officers and Directors in the Merger" on page 69.

 Forward-looking Statements May Prove Inaccurate.

   We have made forward-looking statements in this prospectus about Vignette, OnDisplay and the combined company that are subject to risks and uncertainties. Forward-looking statements include the information regarding:

     synergies             capital spending
     efficiencies          the timetable for completing the merger
     cost savings          allocation of intangibles
     revenue enhancements  integration of operations
     product integration
     capital productivity

   The sections in this document that have forward-looking statements include "Questions and Answers About the Proposed Combination," "Summary," "Selected Historical and Pro Forma Financial Data," "The Offer--Background of the Offer," "The Offer--Reasons for the Offer," "Unaudited Pro Forma Combined Condensed Financial Statements" and "Opinion of OnDisplay Financial Advisor." Our forward-looking statements are also identified by such words as "anticipates," "believes," "estimates," "expects," "intends" or similar expressions.

   For those statements, we claim the protection of the safe harbor for forward-looking statements to the extent permitted by the Private Securities Litigation Reform Act of 1995.

   In making these statements, we believe that our expectations are based on reasonable assumptions. Yet you should understand that the following important factors (some of which are beyond Vignette's and OnDisplay's control), in addition to those discussed elsewhere in this prospectus and in the documents that we have incorporated by reference, could affect the future results of Vignette and OnDisplay, and of the combined company after completion of the merger. These factors could also cause the results or other outcomes to differ materially from those expressed in our forward-looking statements:

Economic and Industry Conditions

                                          Operating Factors


 . materially adverse changes in           . changes in operating conditions
  economic or industry conditions           and costs
  generally or in the markets             . interest rates
  served by our companies                 . access to capital markets

                                          Transaction or Commercial Factors
 . product and labor prices,
  fluctuations in exchange rates
  and currency values

                                          . our ability to integrate the
                                            businesses of Vignette and
                                            OnDisplay successfully after the
 . capital expenditure requirements          merger
 . volatility in the stock market

                                          . the challenges inherent in
Political/Governmental Factors              diverting management's focus and
                                            resources from other strategic
                                            opportunities and from
                                            operational matters during the
                                            integration process

 . political developments and law
  and regulations, such as
  legislative or regulatory               . the process of, or conditions
  requirements, particularly                imposed in connection with,
  concerning privacy and electronic         obtaining regulatory clearance
  commerce                                  for the merger
 . political stability in relevant
  areas of the world                      . our ability to integrate DataSage
                                            or Oberon


                                          Competitive Factors
Technology Advances


                                          . the actions of competitors
 . the development and use of new
  technology

 The Receipt of Vignette Shares Could Be Taxable to You, Depending On Facts Surrounding the Offer and Merger.

   Vignette and OnDisplay have structured the offer and the merger to qualify as a tax-free reorganization for federal income tax purposes. Davis Polk & Wardwell has opined that an OnDisplay stockholder's receipt of Vignette common shares in the offer or the merger will be tax-free for federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a Vignette common share), if (1) the offer and the merger are completed under the current terms of the merger agreement, (2) the minimum tender condition for the offer is satisfied and (3) the merger is completed promptly after the offer. However, the ability to satisfy these factual assumptions, and therefore the federal income tax consequences of the offer and the merger, depend in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that these factual assumptions will be satisfied.

   If these factual assumptions are not satisfied, an OnDisplay stockholder's exchange of OnDisplay common shares for Vignette common shares in the offer or the merger could be a taxable transaction, depending on surrounding facts. You are urged to carefully read the discussion under "The Offer--Material Federal Income Tax Consequences" on page 59, and to consult your tax advisor on the consequences of participation in the offer or the merger.

 Vignette Will Incur Large Depreciation and Amortization Expenses.

   In connection with the offer and the merger, large non-cash charges may make our results of operations more difficult to interpret and may be viewed unfavorably by investors and the financial community.

 Need for Governmental Clearances May Delay Consummation of the Offer and the Merger.

   The offer is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the HSR Act). In addition, other filings with, notifications to and authorizations and approvals of, various governmental agencies with respect to the offer, the merger and other transactions contemplated by the merger agreement and the stockholder agreement, relating primarily to antitrust issues, must be made and received prior to the consummation of the offer and merger. Vignette and OnDisplay are seeking to obtain all required regulatory clearances prior to the scheduled completion of these transactions. You should be aware that all required regulatory clearances may not be obtained on that timetable, restrictions on the combined operations of Vignette and OnDisplay may be sought by governmental agencies as a condition to obtaining these clearances, and operating restrictions imposed could adversely affect the value of the combined companies. Please refer to the "The Offer--Conditions of the Offer" and "--Regulatory Clearances" for more information.

 Measures Taken to Protect Proprietary Information May Not Be Sufficient to Deter Misappropriation and Infringement by Us of Others' Rights Could Occur.

   The businesses of Vignette and OnDisplay depend in part on the quality of the companies' technological expertise and proprietary technologies. In order to protect proprietary information and intellectual property, both companies enter into license agreements with clients in the ordinary course of business which contain terms prohibiting unauthorized reproduction or use of their products and services and those of third parties, requiring confidentiality agreements with associates, contractors, clients, potential clients and suppliers who have access to sensitive information, and limiting access to, and distribution of, their proprietary information. We cannot assure you that these steps or other procedures we follow will be adequate to deter misappropriation or infringement of our proprietary rights or independent third party development of substantially similar products and technology. In addition, we cannot assure you that our current and future products will not infringe the proprietary rights of others. Infringement by us of others' rights could result in lawsuits against us, liabilities to others and adverse effects on our business, financial condition and operating results.

 Our Industry Is Highly Competitive.

   The software industry is highly competitive, and we face intense competition. The combined companies may encounter competition from new competitors, including established software companies with substantial resources. Some of our competitors may have financial, technical, marketing or other capabilities more extensive than ours and may be able to respond more quickly to new or emerging technologies and other competitive pressures. We may not be able to compete successfully against our present or future competitors, and competition may adversely affect our businesses, financial condition or operating results.

 Partners or Customers May React Unfavorably to the Proposed Combination.

   Both Vignette and OnDisplay partner with numerous other technology companies including software and services firms to deliver Vignette and OnDisplay products to customers. Some of these partners may feel that the combined company poses new competitive threats to their businesses and as a result may break their relationships with Vignette or OnDisplay. In addition, some customers of Vignette or OnDisplay may view the combined company as a competitor and, therefore, cancel orders with Vignette or OnDisplay.

   Each company intends to offer its respective products and services to the customers of the other company. There can be no assurance that either company's customers will have an interest in the other company's products and services. The failure of cross-marketing efforts would diminish the synergies expected to be realized by this merger.

 Failure to Complete the Merger Could Negatively Impact OnDisplay Stock Price and Future Business and Operations.

   If the merger is not completed for any reason, OnDisplay may be subject to a number of material risks, including the following:

  . OnDisplay may be required under limited circumstances to pay Vignette a termination fee of up to $50,000,000;

  . the price of OnDisplay common stock may decline to the extent that the current market price of OnDisplay common stock reflects a market assumption that the merger will be completed; and

  . costs incurred by OnDisplay related to the merger, such as legal and accounting fees as well as a portion of the financial advisor fees that would be payable upon completion of the merger must be paid by OnDisplay even if the merger is not completed.

Risks Related to Our Business

 We Expect to Incur Future Losses.

   We incurred net losses of $3.6 million for the year ended December 31, 1996, $7.5 million for the year ended December 31, 1997, $26.2 million for the year ended December 31, 1998, $42.5 million for the year ended December 31, 1999 and $83.5 million for the three months ended March 31, 2000. Because of the significant amount of goodwill and other intangibles we will recognize as a result of the merger, we anticipate that our net losses will increase substantially in the future. We have not achieved profitability and we expect to incur net losses for the foreseeable future. To date, we have primarily funded our operations from the sale of equity securities. We expect to continue to incur significant product development, sales and marketing, and administrative expenses and, as a result, we will need to generate significant revenues to achieve and maintain profitability. Although our revenues have grown significantly in recent quarters, we cannot be certain that we can sustain these growth rates or that we will achieve sufficient revenues for profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

 Our Limited Operating History Makes Financial Forecasting Difficult.

   We were founded in December 1995 and thus have a limited operating history. As a result of our limited operating history, we cannot forecast operating expenses based on our historical results. Accordingly, we base our expenses in part on future revenue projections. Most of our expenses are fixed in the short term and we may not be able to quickly reduce spending if our revenues are lower than we had projected. Our ability to forecast accurately our quarterly revenue is limited because our software products have a long sales cycle that makes it difficult to predict the quarter in which sales will occur. If our revenues do not meet our projections, we would expect our business, operating results and financial condition to be materially adversely affected and our net losses in a given quarter to be greater than expected.

 We Expect Our Quarterly Revenues and Operating Results to Fluctuate.

   Our revenues and operating results are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, including:

  .  Demand for our products and services;

  .  The timing of sales of our products and services;

  .  The timing of customer orders and product implementations;

  .  Unexpected delays in introducing new products and services;

  . Increased expenses, whether related to sales and marketing, product development or administration;

  . Changes in the rapidly evolving market for e-Business applications solutions;

  . The mix of product license and services revenue, as well as the mix of products licensed;

  . The mix of services provided and whether services are provided by our own staff or third-party contractors;

  .  The mix of domestic and international sales;

  . Our ability to integrate OnDisplay's, DataSage's, and Oberon's business operations into our own; and

  .  Costs related to possible acquisitions of technology or businesses.

   Accordingly, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful. Investors should not rely on the results of one quarter as an indication of our future performance.

   We plan to increase our operating expenses to expand our sales and marketing operations, develop new distribution channels, fund greater levels of research and development, broaden professional services and support and improve operational and financial systems. If our revenues do not increase along with these expenses, our business, operating results or financial condition could be materially adversely affected and net losses in a given quarter would be even greater than expected.

   Although we have limited historical financial data, we believe that our quarterly operating results may experience seasonal fluctuations. For instance, quarterly results may fluctuate based on our clients' calendar year budgeting cycles, slow summer purchasing patterns in Europe and our compensation policies that tend to compensate sales personnel, typically in the latter half of the year, for achieving annual quotas.

 We Depend on Increased Business from Our Current and New Customers and If We Fail to Grow Our Customer Base or Generate Repeat Business, Our Operating Results Could Be Harmed.

   If we fail to grow our customer base or generate repeat and expanded business from our current and new customers, our business and operating results would be seriously harmed. Most of our customers initially make a limited purchase of our products and services for pilot programs. Many of these customers may not choose to purchase additional licenses to expand their use of our products. Many of these customers have not yet developed or deployed initial applications based on our products. If these customers do not successfully develop and deploy their initial applications, they may not choose to purchase deployment licenses or additional development licenses. Our business model depends on the expanded use of our products within our customers' organizations.

   In addition, as we introduce new versions of our products or new products, our current customers may not require the functionality of our new products and may not ultimately license these products. Because the total amount of maintenance and support fees we receive in any period depends in large part on the size and number of licenses that we have previously sold, any downturn in our software license revenue would negatively impact our future services revenue. In addition, if customers elect not to renew their maintenance agreements, our services revenue could be significantly adversely affected.

 Our Operating Results May Be Adversely Affected By Small Delays in Customer Orders or Product Implementations.

   Small delays in customer orders or product implementations can cause significant variability in our license revenues and operating results for any particular period. We derive a substantial portion of our revenue from the sale of products with related services. In these cases, our revenue recognition policy requires us to substantially complete the implementation of our product before we can recognize software license revenue, and any end of quarter delays in product implementations could harm operating results for that quarter.

 In Order to Increase Market Awareness of Our Products and Generate Increased Revenue We Need to Expand Our Sales and Distribution Capabilities.

   We must expand our direct and indirect sales operations to increase market awareness of our products and generate increased revenue. We cannot be certain that we will be successful in these efforts. We have recently expanded our direct sales force and plan to hire additional sales personnel. Our products and services require a sophisticated sales effort targeted at the senior management of our prospective clients. New hires will require training and take time to achieve full productivity. We cannot be certain that our recent hires will become as productive as necessary or that we will be able to hire enough qualified individuals in the future. We also plan to expand our relationships with value-added resellers, systems integrators and other third-party resellers to build an indirect sales channel. In addition, we will need to manage potential conflicts between our direct sales force and third-party reselling efforts.

 Failure to Maintain the Support of Third Party e-Business Consultants May Limit Our Ability to Penetrate Our Markets.

   A significant portion of our sales are influenced by the recommendations of our products made by systems integrators, consulting firms and other third parties that help develop and deploy e-Business applications for our clients. Losing the support of these third parties may limit our ability to penetrate our markets. These third parties are under no obligation to recommend or support our products. These companies could recommend or give higher priority to the products of other companies or to their own products. A significant shift by these companies toward favoring competing products could negatively affect our license and service revenue.

 Our Lengthy Sales Cycle and Product Implementations Make It Difficult to Predict Our Quarterly Results

   We have a long sales cycle because we generally need to educate potential clients regarding the use and benefits of e-Business applications. Our long sales cycle makes it difficult to predict the quarter in which sales may fall. In addition, since we recognize the majority of our revenue from product sales upon implementation of our product, the timing of product implementation could cause significant variability in our license revenues and operating results for any particular period. The implementation of our products requires a significant commitment of resources by our clients, third-party professional services organizations or our professional services organization, which makes it difficult to predict the quarter when implementation will be completed.

 We May Be Unable to Adequately Develop a Profitable Professional Services Organization Which Could Affect Both Our Operating Results and Our Ability to Assist Our Clients with the Implementation of Our Products.

   We cannot be certain that we can attract or retain a sufficient number of the highly qualified services personnel that our business needs and we cannot be certain that our services business will ever achieve profitability. Clients that license our software typically engage our professional services organization to assist with support, training, consulting and implementation of their Web solutions. We believe that growth in our product sales depends on our ability to provide our clients with these services and to educate third-party resellers on how to use our products. As a result, we plan to increase the number of service personnel to meet these needs. New services personnel will require training and education and take time to reach full productivity. To meet our needs for services personnel, we may also need to use more costly third-party consultants to supplement our own professional services organization. We expect our services revenue to increase in absolute dollars as we continue to provide consulting and training services that complement our products and as our installed base of clients grows. We generally bill our clients for our services on a "time and materials" basis. However, from time to time we enter into fixed-price contracts for services. On occasion, the costs of providing the services have exceeded our fees from these contracts and, from time to time, we may misprice future contracts to our detriment. In addition, competition for qualified services personnel with the appropriate Internet specific knowledge is intense. We are in a new market and there is a limited number of people who have acquired the skills needed to provide the services that our clients demand.

 We May Be Unable to Attract Necessary Third Party Service Providers Which Could Affect Our Ability to Provide Support, Consulting and Implementation Services for Our Products.

   There may be a shortage of third party service providers to assist our clients with the implementation of our products. We do not believe our professional services organization will be able to fulfill the expected demand for support, consulting and implementation services for our products. We are actively attempting to supplement the capabilities of our services organization by attracting and educating third party service providers and consultants to also provide these services. We may not be successful in attracting these third party providers or maintaining the interest of current third party providers. In addition, these third parties may not devote enough resources to these activities. A shortfall in service capabilities may affect our ability to sell our software.

 Our Business May Become Increasingly Susceptible to Numerous Risks Associated with International Operations.

   International operations are generally subject to a number of risks, including:

  . Expenses associated with customizing products for foreign countries;

  . Protectionist laws and business practices that favor local competition;

  . Dependence on local vendors;

  . Multiple, conflicting and changing governmental laws and regulations;

  . Longer sales cycles;

  . Difficulties in collecting accounts receivable;

  . Foreign currency exchange rate fluctuations; and

  . Political and economic instability.

   We received 15% of our total revenue in the year ended December 31, 1999, and 19% of our total revenue in the three months ended March 31, 2000, through licenses and services sold to clients located outside of the United States. We expect international revenue to account for a significant percentage of total revenue in the future and we believe that we must continue to expand our international sales activities in order to be successful. Our international sales growth will be limited if we are unable to establish additional foreign operations, expand international sales channel management and support organizations, hire additional personnel, customize products for local markets, develop relationships with international service providers and establish relationships with additional distributors and third party integrators. In that case, our business, operating results and financial condition could be materially adversely affected. Even if we are able to successfully expand international operations, we cannot be certain that we will be able to maintain or increase international market demand for our products.

   To date, a majority of our international revenues and costs have been denominated in foreign currencies. We believe that an increasing portion of our international revenues and costs will be denominated in foreign currencies in the future. In addition, although we cannot predict the potential consequences to our business as a result of the adoption of the Euro as a common currency in Europe, the transition to the Euro presents a number of risks, including increased competition from European firms as a result of pricing transparency. To date, we have not engaged in any foreign exchange hedging transactions and we are therefore subject to foreign currency risk.

 In Order to Properly Manage Growth, We Will Need to Implement and Improve Our Operational Systems on a Timely Basis.

   We have expanded our operations rapidly since inception. We intend to continue to expand in the foreseeable future to pursue existing and potential market opportunities. This rapid growth places a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we fail to implement and improve these systems, our business, operating results and financial condition will be harmed.

 We May Be Adversely Affected If We Lose Key Personnel.

   Our success depends largely on the skills, experience and performance of some key members of our management. If we lose one or more of these key employees, our business, operating results and financial condition could be materially adversely affected. In addition, our future success will depend largely on our ability to continue attracting and retaining highly skilled personnel. Like other software companies, we face intense competition for qualified personnel. We cannot be certain that we will be successful in attracting, assimilating or retaining qualified personnel in the future.

 Our Future Revenue Is Dependent upon Our Ability to Successfully Deliver and Market Our Recently Announced V/5 E-Business Product Platform.

   In April 2000, we announced our new V/5 product platform. The V/5 platform will contain new versions of some of our existing products, such as the V/5 Content Management Server and V/5 Personalization Server which were previously one product, StoryServer and Vignette Syndication Server, as well as the first versions of new products such as the V/5 Relationship Marketing Server, the V/5 Communication Server, the V/5 Advanced Deployment Server, and the Vignette Application Power Pack. We have also recently announced our new Vignette Application Foundation. Historically, we have derived substantially all of our revenues from the license and related upgrades, professional services, and support of our StoryServer products, which will be part of our V/5 product platform. There are significant risks inherent in a large scale product introduction of this sort. Market acceptance will depend on a significant market developing for our new products and services and the commercial adoption of standards on which our products are based. We cannot be certain that our products will be shipped on time or meet customer performance needs or expectations when shipped or that they will be free of significant software defects or bugs. If our products and services do not meet customer needs or expectations, for whatever reason, our business, operating results and financial condition would be harmed.

 If We are Unable to Meet the Rapid Changes in e-Business Applications Technology Our Existing Products Could Become Obsolete.

   The market for our products is marked by rapid technological change, frequent new product introductions and Internet-related technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. We cannot be certain that we will successfully develop and market new products, new product enhancements or new products compliant with present or emerging Internet technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to Internet technology and to satisfy the increasingly sophisticated requirements of our clients. Internet commerce technology, particularly e-Business applications technology, is complex and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing enhanced or new products could have a material adverse effect on our business, operating results and financial condition.

 We Face Intense Competition for e-Business Applications Software Which Could Make it Difficult to Acquire and Retain Clients Now and in the Future.

   The Internet software market is intensely competitive. Our clients' requirements and the technology available to satisfy those requirements continually change. We expect competition to persist and intensify in the future.

   Our principal competitors include: in-house development efforts by potential clients or partners; other vendors of software that directly address elements of e-Business applications, such as BroadVision; and developers of software that address only certain technology components of e-Business applications (e.g., content management), such as Interwoven.

   Many of these companies, as well as some other competitors, have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. Many of these companies can also leverage extensive customer bases and adopt aggressive pricing policies to gain market share. Potential competitors such as Netscape and Microsoft may bundle their products in a manner that may discourage users from purchasing our products. In addition, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

   Competitive pressures may make it difficult for us to acquire and retain clients and may require us to reduce the price of our software. We cannot be certain that we will be able to compete successfully with existing or new competitors. If we fail to compete successfully against current or future competitors, our business, operating results and financial condition would be materially adversely affected.

 We Must Successfully Integrate Our Recent Acquisitions of Engine 5, Ltd. and DataSage and, if Consummated, Our Acquisition of OnDisplay, Including Oberon.

   We acquired Engine 5, Ltd. and DataSage on January 18, 2000 and February 15, 2000, respectively. Our failure to successfully address the risks associated with our acquisitions of these companies, our acquisition of OnDisplay if consummated, and OnDisplay's acquisition of Oberon could have a material adverse effect on our ability to develop and market products based on their respective technologies. In particular, we are developing integrated products and, accordingly, are devoting significant resources to product development, sales and marketing. The success of these acquisitions will depend on our ability to:

  . Successfully integrate and manage their operations;

  . Retain their key employees; and

  . Develop and market products based on the acquired technology.

 Potential Future Acquisitions Could Be Difficult to Integrate, Disrupt Our Business, Dilute Stockholder Value and Adversely Affect Our Operating Results.

   We may acquire other businesses in the future, which would complicate our management tasks. We may need to integrate widely dispersed operations that have different and unfamiliar corporate cultures. These integration efforts may not succeed or may distract management's attention from existing business operations. Our failure to successfully manage future acquisitions could seriously harm our business. Also, our existing stockholders would be diluted if we financed the acquisitions by issuing equity securities.

 The Internet Is Generating Privacy Concerns in the Public and within Governments, Which Could Result in Legislation Materially and Adversely Affecting Our Business or Result in Reduced Sales of Our Products, or Both.

   Businesses use our products to develop, maintain and analyze profiles to tailor the content to be provided to Web site visitors. Typically, the software captures profile information when consumers, business customers or employees visit a Web site and volunteer information in response to survey questions. Usage data collected over time augments the profiles. However, privacy concerns may nevertheless cause visitors to resist providing the personal data necessary to support this profiling capability. More importantly, even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our products. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Web site users that the data captured after visiting certain Web sites may be used by marketing entities to unilaterally direct product promotion and advertising to that user. We are not aware of legislation or regulatory requirements of this type currently in effect in the United States. Other countries and political entities, such as the European Economic Community, have adopted legislation or regulatory requirements of this type. The United States may adopt similar legislation or regulatory requirements. If consumer privacy concerns are not adequately addressed, our business, financial condition and operating results could be harmed.

   Our V/5 products use "cookies" to track demographic information and user preferences. A "cookie" is information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge, but generally removable by the user. Germany has imposed laws limiting the use of cookies, and a number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged passage of laws limiting or abolishing the use of cookies. If these kinds of laws are passed, our business, operating results and financial condition could be harmed.

 We Develop Complex Software Products Susceptible to Software Errors or Defects that Could Result in Lost Revenues, or Delayed or Limited Market Acceptance.

   Complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by current and potential customers, our current and future products may contain serious defects. Serious defects or errors could result in lost revenues or a delay in market acceptance, which would harm our business, operating results and financial condition.

 If We Experienced a Product Liability Claim We Could Incur Substantial Litigation Costs.

   Since our clients use our products for mission critical applications such as Internet commerce, errors, defects or other performance problems could result in financial or other damages to our clients. They could seek damages for losses from us, which, if successful, could have a material adverse effect on our business, operating results or financial condition. Although our license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitations of liability provisions. We have not experienced any product liability claims to date. However, a product liability claim brought against us, even if not successful, would likely be time consuming and costly.

 Our Product Shipments Could Be Delayed If Third-party Software Incorporated in Our Products Is No Longer Available.

   We integrate third-party software as a component of our software. The third-party software may not continue to be available to us on commercially reasonable terms. If we cannot maintain licenses to key third-party software, shipments of our products could be delayed until equivalent software could be developed or licensed and integrated into our products, which could harm our business, operating results and financial condition.

 Our Business is Based on Our Intellectual Property and We Could Incur Substantial Costs Defending Our Intellectual Property From Infringement or a Claim of Infringement.

   In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We could incur substantial costs to prosecute or defend this type of litigation. Although we are not currently involved in any material intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of other's intellectual property, forcing us to do one or more of the following:

  . Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

  . Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; and

  . Redesign those products or services that incorporate the infringing technology.

   We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our technology. These legal protections provide only limited protection. If we litigated to enforce our rights, it would be expensive, divert management resources and may not be adequate to protect our business.

 Anti-Takeover Provisions in Our Charter Documents and Delaware Law Could Prevent or Delay a Change in Control of Our Company.

   Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. Such provisions include:

  . Authorizing the issuance of "blank check" preferred stock;

  . Providing for a classified board of directors with staggered, three-year terms;

  . Prohibiting cumulative voting in the election of directors;

  . Requiring super-majority voting to effect certain amendments to our certificate of incorporation and bylaws;

  . Limiting the persons who may call special meetings of stockholders;

  . Prohibiting stockholder action by written consent; and

  . Establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

   Certain provisions of Delaware law and our stock incentive plans may also discourage, delay or prevent someone from acquiring or merging with us.

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

Risks Related to the Internet Industry

 Our Performance Will Depend on the Growth of the Internet for Commerce.

   If Internet commerce does not continue to grow or grows more slowly than expected, our business, operating results and financial condition would be harmed. The Internet infrastructure may not be able to support the demands placed on it by increased Internet usage and bandwidth requirements. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation could cause the Internet to lose its viability as a commercial medium. Even if the required infrastructure, standards, protocols or complementary products, services or facilities are developed, we may incur substantial expenses adapting our solutions to changing or emerging technologies.

 Our Performance Will Depend on the New Market for e-Business Applications Software.

   The market for e-Business applications software is new and rapidly evolving. We expect that we will continue to need intensive marketing and sales efforts to educate prospective clients about the uses and benefits of our products and services. Accordingly, we cannot be certain that a viable market for our products will emerge or be sustainable. Enterprises that have already invested substantial resources in other methods of conducting business may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems. Similarly, individuals have established patterns of purchasing goods and services. They may be reluctant to alter those patterns. They may also resist providing the personal data necessary to support our existing and potential product uses. Any of these factors could inhibit the growth of online business generally and the market's acceptance of our products and services in particular.

 There is Substantial Risk that Future Regulations Could Be Enacted that Either Directly Restrict Our Business or Indirectly Impact Our Business By Limiting the Growth of Internet Commerce.

   As Internet commerce evolves, we expect that federal, state or foreign agencies will adopt regulations covering issues such as user privacy, pricing, content and quality of products and services. If enacted, these laws, rules or regulations could limit the market for our products and services, which could materially adversely affect our business, financial condition and operating results. Although many of these regulations may not apply to our business directly, we expect that laws regulating the solicitation, collection or processing of personal/consumer information could indirectly affect our business. The Telecommunications Act of 1996 prohibits certain types of information and content from being transmitted over the Internet. The prohibition's scope and the liability associated with a Telecommunications Act violation are currently unsettled. In addition, although substantial portions of the Communications Decency Act were held to be unconstitutional, we cannot be certain that similar legislation will not be enacted and upheld in the future. It is possible that this type of legislation could expose companies involved in Internet commerce to liability, which could limit the growth of Internet commerce generally. Legislation like the Telecommunications Act and the Communications Decency Act could dampen the growth in Web usage and decrease its acceptance as a communications and commercial medium.

   The United States government also regulates the export of encryption technology, which our products incorporate. If our export authority is revoked or modified, if our software is unlawfully exported or if the United States government adopts new legislation or regulation restricting export of software and encryption technology, our business, operating results and financial condition could be materially adversely affected. Current or future export regulations may limit our ability to distribute our software outside the United States. Although we take precautions against unlawful export of our software, we cannot effectively control the unauthorized distribution of software across the Internet.

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

Risks Related to the Securities Markets

 Our Stock Price May Be Volatile.

   The market price of our common stock has been highly volatile and has fluctuated significantly in the past. We believe that it may continue to fluctuate significantly in the future in response to the following factors, some of which are beyond our control:

  . Variations in quarterly operating results;

  . Changes in financial estimates by securities analysts;

  . Changes in market valuations of Internet software companies;

  . Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  . Loss of a major client or failure to complete significant license transactions;

  . Additions or departures of key personnel;

  . Sales of common stock in the future; and

  . Fluctuations in stock market price and volume, which are particularly common among highly volatile securities of Internet and software companies.

 Our Business May Be Adversely Affected by Class Action Litigation Due to Stock Price Volatility.

   In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

 We May Be Unable to Meet Our Future Capital Requirements.

   We expect the cash on hand, cash equivalents and commercial credit facilities to meet our working capital and capital expenditure needs for at least the next 18 months. After that time, we may need to raise additional funds and we cannot be certain that we would be able to obtain additional financing on favorable terms, if at all. Further, if we issue equity securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise funds, if needed, on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could harm our business, operating results and financial condition.

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

                         INFORMATION REGARDING VIGNETTE

Business

   We are a leading global provider of e-Business application software products and services. Our e-Business solutions are designed to enable companies to build successful and sustainable online businesses. Our e-Business solutions allow both traditional brick-and-mortar and startup dot-com businesses to create and manage Internet business channels that are designed to attract, engage and retain their customers, partners, and suppliers online.

   We have architected our new V/5 e-Business platform to address three critical issues we believe all eBusinesses face. We believe e-Businesses want the ability to rapidly reconfigure their businesses in response to changing market dynamics and competitive pressures, better insight into what drives their customers' and partners' behavior and determines profitability, and the ability to reach their customers and partners through multiple channels, touch points and devices.

   In response to these customer needs the V/Series offers a scalable, reliable and high-performance foundation for delivering and managing e-Business applications. The capabilities of the platform include content management, personalization, profiling, analyzing and managing interactions across multiple communication channels such as the Web, pagers, mobile phones and e-mail, as well as a component applications architecture designed to accommodate rapid business re-configuration. The V/5 product suite includes the V/5 Content Management Server, the V/5 Lifecycle Personalization Server, the V/5 Syndication Server, the V/5 Communication Server, the V/5 Relationship Marketing Server and the V/5 Advanced Deployment Server.

   The V/Series architecture also incorporates the Vignette Application Foundation, an open application framework and methodology, which enables customers to respond rapidly to changing business needs and market conditions by implementing reconfigurable and reusable component e-Business applications. Along with the release of the Vignette Application Foundation we released the Vignette Application Power Pack, a comprehensive set of reusable, cross-platform, packaged application components.

   Finally, we recently launched our V2B Services e-Business site. V2B Services allows our customers to streamline the process of purchasing, implementing and using component e-Business applications. V2B Marketplace is a global center for trade in e-Business applications, components and services, and V2B Communities offer support services to both business and technical users. V2B Services is enabled by the modular, snap-in, and configure-and-go architecture that the Vignette Application Foundation delivers across our entire product line.

   We complement our products with a professional services organization that offers a range of services including strategic planning, project management and implementation. We designed these services to improve our clients' competitive position, shorten time-to-market and reduce project implementation risk. We believe that our ability to successfully deliver an integrated solution to our clients provides us with a significant competitive advantage in the market for e-Business software products and services.

   We market our products and services globally through our direct sales force, resellers and systems integrators to businesses seeking to enhance the value of their Web-based relationships, maximize the return on their Internet-related investments and capitalize on the substantial growth of the Internet as a new marketing and distribution channel. We also leverage strategic alliances with a number of technology and Internet organizations to increase the penetration and market acceptance of our e-Business software and professional services. To date, we have licensed our software to more than 700 clients worldwide in a variety of industries including retail, financial services, telecommunications, technology, media and entertainment. Our clients include American Express, AT&T, Bank One, Charles Schwab, CBS Broadcasting, Compaq, First Union, Lands' End, Merrill Lynch, Motorola, National Semiconductor, Nokia, NY Life, Preview Travel, Qualcomm, Siebel Systems, Snap.com, StarMedia Network, Sun Microsystems, United Airlines and US West.

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

Recent Developments

   On February 15, 2000, we acquired DataSage, a leading provider of e-marketing and personalization applications that help organizations create a comprehensive single enterprise-wide view of their customers. The agreement provides for the issuance of 9,486,000 shares of our common stock, as adjusted for the three-for-one split paid on April 14, 2000, in exchange for all the common stock and options of DataSage. We have accounted for the transaction as a purchase.

   On January 18, 2000, we acquired Engine 5, a developer of enterprise-wide Java server technology. The agreement provides for the issuance of 336,507 shares of our common stock, as adjusted for the three-for-one split paid on April 14, 2000, and approximately $9.2 million in cash in exchange for all the common stock and options of Engine 5. We have accounted for the transaction as a purchase.

                        INFORMATION REGARDING ONDISPLAY

   References in this section of the prospectus to "we", "our" or "us" and similar references refer to OnDisplay, and not to Vignette.

Business

   We offer a comprehensive suite of software products that enable companies to rapidly deploy and easily manage e-Business web sites. Our solution addresses the unique challenges faced by e-Business sites in both business-to-business and business-to-consumer interactions. Our solutions allow both business-to-business and business-to-consumer online companies to rapidly automate and continuously manage the flow of information and transactional data among their suppliers, distributors and customers. Our products enable our e-Business portal and e-marketplace customers to: achieve rapid time-to-market, engage and retain customers, increase revenues and market share and attain agile e-Business relationships. Our e-Business portal and e-marketplace customers include AltaVistaShopping.com, American Honda, FASTXchange, Harbinger Corporation, ICG Commerce, Intelisys, Moore North America Ltd., Order Trust, PurchasePro.com, SciQuest.com, TPN Register, TRIP.com, Travelocity.com, Vignette Corporation and W.W. Grainger, Inc.

 Industry Background

   Companies in all industries around the world face the strategic imperative of re-creating themselves into e-Businesses. By augmenting or even replacing their traditional distribution, supply chain and customer-service channels with Internet-based channels, these companies seek to build new revenue streams and gain competitive advantage. Although the first generation of e-commerce consisted primarily of basic Web sites offering product information for marketing purposes, today the stakes are higher. We believe successful companies now need to create customized value-added online relationships with suppliers and distributors and offer differentiated and unique online services to customers. By extending core business processes over the Internet and integrating systems with suppliers, distributors and customers, these companies seek to achieve significant competitive advantage, increased customer satisfaction and new sources of revenues. This next generation of e-Businesses is transforming the way business is done and has given rise to the "Internet economy."

   With the evolution of the Internet as a primary means of conducting business, both in business-to-business and business-to-consumer markets, competitive pressures have driven new and more sophisticated forms of e-Business to emerge. In the Internet economy, companies find it increasingly difficult to differentiate their offerings on the basis of products, price or location. As a result, vendors must deliver comprehensive business services and information to offer enhanced value to their suppliers, distributors and customers. In particular, companies seek to participate in two complementary e-Business channels--e-Business portals and e-marketplaces--as distinct ways to capitalize on the Internet, expand their businesses and protect their revenue

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

opportunities. These channels are complementary since many vendors will create an e-Business portal to directly sell their own goods and services in addition to offering those goods and services through participation in an e-marketplace.

   e-Business Portals. An e-Business portal is an online destination site where vendors create value-added relationships with their suppliers, distributors and customers by offering an expanded set of information and services. For example, a business-to-consumer, travel-oriented e-Business portal enables visitors to gain information about all aspects of the travel experience, including airfare, hotel availability, cultural activities, weather and current events, and then purchase all of the goods and services for a particular trip without having to leave the e-Business portal at any point in the process.

   e-Marketplaces. An e-marketplace is a comprehensive trading hub designed to efficiently manage transactions and services among multiple buyers and sellers. For example, a business-to-business e-marketplace acts as an intermediary to enable businesses to interact with potentially thousands of discrete vendors, compare parts, prices and configurations among those vendors, and then purchase all of the goods and services from one or several vendors without having to leave the e-marketplace at any point in the process.

   There are many demands placed on the infrastructure of e-Business portals and e-marketplaces. Companies deploying e-Business portals and e-marketplaces must be able to offer a broad range of dynamic information and services from a large, diverse set of trading partners, and do so faster than their competitors. Compounding this challenge is the fact that these e-Business relationships require agility in terms of flexible, adaptable connections that accommodate rapid change. No single standard can be imposed on all suppliers of information and services offered by e-Business portals and e-marketplaces.

   To successfully address these business requirements, e-Business portals and e-marketplaces must meet complicated technical requirements. Key technical requirements include:

  . Aggregation--capturing and transforming diverse information from a broad range of sources and in multiple formats;

  . Integration--integrating e-Business portals and e-marketplaces with operational systems to synchronize and automate services and transactions; and

  . Exchange--enabling the exchange of business documents, including purchase orders and invoices, for secure, real-time business process automation.

   Given these requirements, e-Business portals and e-marketplaces face significant challenges in effectively expanding their businesses to fully capitalize on the opportunities created by the Internet. Existing approaches for addressing these challenges are limited. The most common approaches consist of manual, custom systems, which may be adequate initially, but tend to break down as the e-Business site expands to provide additional services and information from an ever-increasing number of suppliers, distributors and customers. Many of these custom approaches incorporate single-function products that address particular infrastructure needs but do not offer a comprehensive solution that spans each of the important requirements.

   These custom approaches often lack:

  . Speed of deployment;

  . Ability to accommodate growth to thousands of discrete participants;

  . Agility to accommodate rapid change; and

  . Comprehensiveness to meet the demands of a broad range of e-Business relationships and interactions.

   As a result, there is a need for e-Business infrastructure solutions that provide a comprehensive solution for enabling e-Business portals and e-marketplaces. This solution must be open, expandable to many concurrent users and adaptable to enable the rapid aggregation, integration, and exchange of dynamic information and services.

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

 OnDisplay Solution

   We provide a comprehensive suite of software products that enable companies to rapidly deploy and easily manage e-Business web sites. Our solution addresses the unique challenges faced by e-Business portals and e-marketplaces in both business-to-business and business-to-consumer e-commerce. Our product suite spans each of the key infrastructure requirements: aggregation and syndication of diverse content and information; automation of critical business-to-business transactions; integration with operational systems.

 Products

   We provide an integrated solution for enabling the rapid deployment and seamless management of e-Business portals and e-marketplaces. Our products are complementary, but can be purchased separately, so that online businesses can select the individual products they need to meet their immediate business objectives and then add additional CenterStage products as their requirements evolve.

   The license fee for each CenterStage product is based on the number of servers running the software and the number of different information sources accessed. The list price of each CenterStage product starts at $75,000. License fees for installations typically range from $100,000 to $400,000. The CenterStage product suite includes:

   CenterStage eContent--Our CenterStage eContent application enables our customers to aggregate, or gather, and transform a wide range of information, or content, for their e-Business portals and e-marketplaces. Whether the source format is structured, as with database or application data, or unstructured, as with Web pages, CenterStage eContent lets users specify, select, transform, update and manage diverse content rapidly and easily. CenterStage eContent can handle high volumes of data, for example, aggregating text and graphics on hundreds of thousands of products. As a result, CenterStage eContent enables e-Business portals and e-marketplaces to deliver a wide array of rich, relevant information to keep their customers from having to leave their Web sites to access this information.

   CenterStage eBizXchange--Our CenterStage eBizXchange application takes advantage of advanced technologies to rapidly and securely exchange business transaction information across a wide array of trading partners. This information exchange can be accomplished across corporate security systems, or firewalls, using both "tight" and "loose" collaboration models. CenterStage eBizXchange's tight collaboration model allows business partners to define a standard approach for secure business-to-business information exchange, using a mutually agreed upon format. The product's loose collaboration model, enables the e-Business to complete a transaction with its online trading partner by mimicking a user's actions on the trading partner's Web site, without the need for an explicit format agreement between the partners. CenterStage eBizXchange can handle thousands of transactions simultaneously, which enables our customers to expand their e-Business applications to meet the needs of increasing numbers of users.

   CenterStage eIntegrate--Our CenterStage eIntegrate, in combination with technologies acquired in the Oberon acquisition, provides a complete solution for connecting e-Business applications with internal business applications. It offers an end-to-end strategy that allows you to leverage the high quality information found in enterprise systems and in the systems of outside services and suppliers. The result is universal consistency, accuracy, timeliness and accessibility for critical business information. Through its secure Internet-based platform architecture, CenterStage e-Integrate allows for the continuous optimization of multi-company business processes, that fully integrate businesses with their suppliers, customers, and partners. The CenterStage eIntegrate product family offers:

  . Rapid e-Business process automation and optimization;

  . Application function and infrastructure abstraction;

  . Flexible and scalable integration from the within enterprise and throughout the internet.

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

   The CenterStage eIntegrate product family consists of:

   eIntegrate--Graphical integration environment with capabilities for designing, developing, debugging and deploying business process-based solutions. It is here that you mix, match and manipulate eIntegrate Building Blocks developing a visual plan--designing the business processes that become your integrated solutions. eIntegrate Building Blocks are available for a growing set of business applications, that includes: SAP, J.D. Edwards, PeopleSoft, Oracle, Siebel and many others.

   eIntegrate Building Blocks--Pre-packaged, intelligent components that abstract and automate integration that would otherwise require custom written interface code. As add-on components used by eIntegrate, Building Blocks completely remove the complexity of integrating disparate applications and infrastructure.

   eIntegrate SDK--The Software Developer Kit version of eIntegrate, allows 3rd parties to build their own Building Blocks--developing an OnDisplay eIntegrate-based strategy.

   CenterStage eNotify--Our CenterStage eNotify product allows e-Businesses to offer customer-requested updates, or alerts, to build relationships with their customers. Unlike many existing programs that track each user's behavior patterns to create targeted sales offers, CenterStage eNotify enables online visitors to enter their own information requests about specific events on the e-Business Web site. The CenterStage eNotify system would then deliver notifications of new requested information via email or pager update directly to the customer. CenterStage eNotify can support thousands of information requests, which enables our customers to meet the needs of increasing numbers of users. This event-based execution enables customers to receive notifications based on timely information.

   CenterStage eSyndicate--Our CenterStage eSyndicate product enables e-Businesses to offer, or publish, select information from their e-Business portals or e-marketplaces, based on customers' information requests, or subscriptions. CenterStage eSyndicate intelligently manages and routes the requested information using any electronic format, open standard or industry protocol. CenterStage eSyndicate is capable of routing a wide range of continuously changing information from an array of original sources, including databases and Web pages.

   XML ConnectTM--Our XML Connect product is a free, downloadable software product that allows e-commerce participants--including buyers, suppliers and e-marketplaces--to establish secure, reliable, guaranteed XML business document exchange, without the need to install and manage closed or proprietary XML servers. With XML Connect acting as a standardized XML transport, e-Business participants can achieve secure online document exchange quickly and easily.

   Using the CenterStage application suite, an e-Business portal can rapidly automate and continuously manage the flow of information among its suppliers, distributors and customers. In the diagram above, the e-Business portal uses CenterStage eContent to quickly gather and transform diverse product and other information from a large community of suppliers, regardless of source format. In addition, the e-Business portal uses CenterStage eBizXchange to automate business transactions with suppliers and also with e-marketplaces and other affiliates. CenterStage eIntegrate is used to link the e-Business portal with internal systems. The e-Business portal may use CenterStage eNotify to proactively deliver requested notifications to customers, while it uses CenterStage eSyndicate to publish customized product catalogs and price lists to affiliates and e-marketplaces.

   An e-marketplace may use the CenterStage product suite to automate and seamlessly manage the flow of information and transactions among multiple buyers, suppliers and distributors. The e-marketplace is able to use CenterStage eContent to capture and transform diverse data from multiple suppliers, while using CenterStage eBizXchange to handle multiple simultaneous transactions among buyers, affiliates and suppliers. CenterStage eSyndicate can be used to proactively publish information of interest to buyers and affiliates using a variety of formats. Concurrently, participant buyers and suppliers can use CenterStage eIntegrate to link their e-business operations with their internal applications.


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

   Each of the participants in the e-Business value chain are able to use our CenterStage product suite to exchange information and services with other participants. For example, suppliers may use CenterStage eSyndicate to publish information to multiple e-marketplaces simultaneously, just as an e-Business portal is able to publish information to its customers. Similarly, corporate buyers may use CenterStage eIntegrate to link their Web-based procurement applications to operational systems.

 Services

   Our professional services organization works with customers to ensure that they meet their business objectives and achieve their expected return on investment. We focus on the rapid deployment of e-Business solutions by taking advantage of an experienced team of consultants. Our professional services organization brings a diverse set of skills and experiences--combining both business and technical expertise to quickly meet our customers' requirements. Our professional services include:

  . Design system and application architectures that best utilize the functionality of our software;

  . Installation of our software and implementation within customers' existing information technology infrastructure;

  . Transformation of data from one format to another;

  . Development of interfaces between disparate software applications;

  . Training of users at the location of implementation; and

  . Maintenance and support of our software by skilled professional services providers.

 Architecture

   The CenterStage product suite provides a means to develop and execute agents for accessing, gathering, transforming and distributing information and transactions using multiple approaches. Our CenterStage product suite provides easy application customization capabilities along with a high-performance execution engine for production environments.

   The CenterStage architecture provides the following environments:

  . Rapid development environment--graphical development environment for creating CenterStage agents and for customizing the resulting information display; and

  . Execution/routing environment--featuring a high-volume execution server for processing information agents.

 Rapid Development Environment

   At the core of our CenterStage product suite is a graphical development environment to create and test information retrieval and transformation agents. These agents have the ability to access information from multiple sources in many different formats. Some of these sources include the Web, databases, software applications and various information systems.

 Flexible Execution/Routing Environment

   Our flexible CenterStage environment can process agents in three ways:

  . The Agent Engine processes large batches of information on a one-time or regularly scheduled basis;

  . The Agent Server handles multiple requests simultaneously and also includes a load balancing feature, which distributes requests across multiple servers; and

  . The Content Broker enables the publishing of agents based on user-defined events. These agents can be published through a wide variety of delivery mechanisms, including message brokers, application interfaces, Internet connections, e-mail and pagers.

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

 Customers

   The following is a representative list of our customers as of March 31, 2000 who have purchased CenterStage products for use in e-Business portal or e-marketplace applications.

     AltaVistaShopping.com                 Moore North America Ltd.
     American Honda                        OrderTrust
     Carlson Travel Group                  Orlando Sentinel Communications
     Classified Ventures                   PurchasePro.com
     Corporate Software and Technologies   RMI.NET
     Extricity Software, Inc.              SciQuest.com
     Fashionmall.com                       TPN Register
     FASTXchange                           Travelocity.com
     Harbinger Corporation                 TRIP.com
     ICG Commerce                          Vignette Corporation
     Intelisys                             W.W. Grainger, Inc.

   No customer accounted for more than 10% of our revenues in the year ended December 31, 1999. For the year ended December 31, 1998, one customer accounted for 13% of total revenue and a second customer accounted for 11%. One customer represented 12% of total revenue during the quarter ended March 31, 2000.

 Sales and Marketing

   We market our CenterStage products and related services primarily through a direct sales organization. Our direct sales organization focuses on sales to recently formed companies that are creating e-Business portals and e-marketplaces and larger corporate customers building or improving their Web presence. We maintain a sales office in our headquarters in San Ramon, California and in offices located in 14 metropolitan areas domestically. We intend to increase our North American sales force by opening additional field sales offices and adding sales representatives to our existing territories. Additionally, we are expanding our presence in international markets by building an international sales force and have opened offices in France, Holland, the UK and Singapore.

   Since our inception, we have invested substantial resources in a broad range of marketing activities to generate demand, gain corporate brand identity, establish the e-Business portal and e-marketplace product category and educate the market about our products and services. These activities have included advertising, including both print and online, direct marketing, including direct mail and e-mail and online seminars, public relations, participating in trade shows and conferences and providing product information through our Web site.

   In addition to the direct sales channel, we have also entered into several marketing and referral agreements with industry leading software companies. As part of these agreements these companies introduce our products and services to prospective customers to generate qualified sales leads. In some cases we pay a referral fee for these leads. These fees are based on the net license revenue we receive from these leads and are included in marketing expense when paid. These agreements enable us to expand our potential market and help to validate our solution.

   As part of our sales and service offerings, we provide comprehensive product support through a variety of methods. Our experienced support team members understand the problems our customers face and work closely with them to help provide solutions. This comprehensive support enables us to ensure our customers' satisfaction and increases opportunities for repeat sales and positive customer references.

 Competition

   The market for our products and services is intensely competitive, evolving and prone to rapid technological change. We expect the intensity of competition to increase in the future. Competitors vary in size and in the scope and breadth of the products and services offered. To date, we have faced competition and sales

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

resistance from the internal information technology departments of current and potential customers that have developed or may develop in-house systems that may substitute for those we offer. We expect that internally developed infrastructure systems will continue to be a principal source of competition for the foreseeable future. In the business-to-business integration market, we encounter competition from webMethods and Vitria Technology, Inc. If we are successful, we expect to encounter many additional competitors in the future. In addition, because there are relatively low barriers to entry in the software market, we expect additional competition from other established and emerging companies as the Internet software market continues to develop and expand. In particular, we believe we may face competition from established software and technology companies with substantial resources that may perceive entry into our market segment as strategic. We also may face competition from established companies in the enterprise application integration and e-Business platform markets, any of which could build and market products that would reduce or eliminate the need for our technology.

   We believe that the principal competitive factors affecting our market include core technology, product features, product quality and performance and customer service. Although we believe that our products and services currently compete favorably with respect to these factors, our market is relatively new and is rapidly evolving. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

   Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers than we have. In addition, many of our competitors have well-established relationships with current and potential customers of ours, have extensive knowledge of our industry and are capable of offering a comparable solution. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products and services than we can. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the products and services to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. We also expect that competition will increase as a result of software industry consolidations.

   Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our business, operating results and financial condition. We may not be able to compete successfully against current and future competitors.

 Intellectual Property and Proprietary Rights

   Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks, which we seek to protect through a combination of copyright, trade secret and trademark law. We also enter into confidentiality or license agreements with our employees and consultants, and other companies with whom we have concluded marketing agreements and generally seek to control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We pursue the registration of our trade and service marks in the United States and internationally, and we have registered the trademarks OnDisplay and CenterStage in the United States. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information is difficult.

   Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related businesses are uncertain and still evolving. We cannot give any assurance as to the future viability or value of any of our proprietary rights. In addition, we cannot give any assurance that the steps taken by us will prevent misappropriation or infringement of our proprietary information. Any intellectual property infringement or misappropriation, should it occur, could have a material adverse effect on our business, operating results and financial condition.

   In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any intellectual property litigation would result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, operating results and financial condition. Our business activities may infringe upon the proprietary rights of others, and other parties may assert infringement claims against us. Any claim and resultant litigation, should it occur, might subject us to significant liability for damages and might result in invalidation of our proprietary rights and even if not meritorious, would be time consuming and expensive to defend and would result in the diversion of management time and attention, any of which might have a material adverse effect on our business, operating results and financial condition.

 Employees

   As of April 30, 2000, we employed 325 persons. Our success will depend in large part upon our ability to attract and retain employees. We face competition in this regard from other companies, but we believe that we maintain good relations with our employees.

 Properties

   We sublease approximately 44,700 square feet of office space in two office locations in San Ramon, California, lease 17,900 square feet in Cambridge, Massachusetts and sublease smaller sales offices located in 14 metropolitan areas domestically, as well as sales offices in France, Holland, the United Kingdom and Singapore. We believe that our San Ramon facilities will meet our space requirements for the next year. The subleases for the San Ramon facilities expire in July 2000 and July 2002 with no options to extend. The Cambridge lease expires in 2001 with an option to extend to 2006.

 Legal Proceedings

   We are not a party to any material legal proceeding.

Management's Discussion and Analysis of Financial Condition and Results of Operations

 Overview

   Substantially all of our revenues since inception are derived from the license of applications based on our CenterStage product suite and related services. Our product pricing is principally based on the number of servers running the software and the number of different information sources accessed by each customer. Service revenues consist of fees received for consulting, maintenance, customer support and training.

   We sell our CenterStage products and related services primarily through a direct sales force based in the United States, Europe and Singapore. In addition, we have entered into co-marketing arrangements to enhance our indirect sales channels. In the future, we expect that the majority of our revenues will continue to be derived from our direct sales force.

   Revenues from software license agreements are recognized upon shipment or upon notification to the customer of the downloadable software location, provided that a signed contract exists, the fee is fixed or determinable, and collection of the resulting receivable is probable and, if applicable, acceptance criteria are met. Service revenues are recognized as services are performed or, with respect to maintenance, ratably over the contract term, typically over one year.

   Our cost of revenues includes costs associated with the electronic transmission of software and royalties for third party embedded software, which are not material, salaries and related expenses for our consulting and training services and customer support organizations, cost of third parties contracted to provide consulting services to customers and an allocation of our facilities and depreciation expenses.

   We allocate the total costs for facilities to each functional area that uses the overhead and facilities services based on their headcount. These allocated charges include facility rent for the corporate office, communication charges, and depreciation expense for office furniture and equipment.

   We completed our acquisition of Oberon on March 31, 2000, the last day of the quarter. The transaction was a stock-for-stock merger, accounted for using the purchase method of accounting. In connection with the acquisition, we allocated $189.2 million to acquired intangible assets and goodwill and recorded a one-time charge of $15.3 million for purchased in-process research and development. The acquired intangible assets and goodwill will be amortized over three to four years. Included in our future expenses will be amortization of acquired intangible assets and goodwill of $35.8 million in 2000, $47.7 million in 2001 and 2002, $46.5 million in 2003 and $11.5 million in 2004.

   Since inception, we have incurred substantial research and development costs and invested heavily in the expansion of our sales, marketing and professional services organizations to support our long-term growth strategy. The number of our full-time employees increased from 65 as of December 31, 1998, to 175 as of December 31, 1999, and to 297, including 90 as a result of our acquisition of Oberon, as of March 31, 2000. As a result of these expenses, we have incurred net losses in each fiscal quarter since inception and, as of March 31, 2000, had an accumulated deficit of $56.4 million, including a one time charge of $15.3 million for purchased in-process research and development. We intend to continue expanding our sales and marketing groups and to implement significant marketing programs to solidify our market position, gain name recognition, establish an international presence and introduce new products and services. We also intend to increase our research and development and professional services groups so that we can continue investing in new products and adding additional services to benefit our customers. As a result of these anticipated expenditures we expect to incur net losses in the foreseeable future.

   Through March 31, 2000, we have recorded aggregate deferred stock-based compensation of $33.5 million in connection with stock option grants. This compensation will be amortized over the four-year vesting period of the options. Included in future expenses will be stock-based compensation as a result of stock options granted through December 31, 1999 of $11.1 million in the remaining nine months of 2000, $8.0 million in 2001, $4.2 million in 2002 and $1.6 million in 2003.

   We believe that period-to-period comparisons of our operating results should not be relied upon as indicative of future performance. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new and rapidly evolving markets. There can be no assurance we will be successful in addressing these risks and difficulties. Although we have experienced revenue growth recently, this growth may not continue. In addition, we may not achieve or maintain profitability in the future.

 Results of operations

   The following tables set forth statement of operations data as a percentage of total revenues for the periods indicated:

                                                              Three Months
                                             Year ended        ended March
                                            December 31,           31,
                                            ---------------   ---------------
                                             1998     1999     1999     2000
                                            ------   ------   ------   ------
License revenues...........................   66.7%    61.6%    40.5%    66.3%
Service revenues...........................   33.3     38.4     59.5     33.7
                                            ------   ------   ------   ------
    Total revenues.........................  100.0    100.0    100.0    100.0
Cost of license revenues...................     --       --       --       --
Cost of service revenues...................   48.5     38.4     56.6     34.0
                                            ------   ------   ------   ------
    Total cost of revenues.................   48.5     38.4     56.6     34.0
                                            ------   ------   ------   ------
Gross profit...............................   51.5     61.6     43.4     66.0

Operating expenses:
  Sales and marketing......................  171.9    107.4    103.2    104.4
  Research and development.................   78.9     42.5     47.6     33.1
  General and Administrative...............   35.9     30.8     36.4     27.0
  Amortization of deferred stock-based
   compensation............................   18.5     33.3     20.8     60.5
  Purchased in-process research and
   development.............................     --       --       --    217.3
                                            ------   ------   ------   ------
    Total operating expenses...............  305.2    214.0    208.0    442.3
                                            ------   ------   ------   ------
Loss from operations....................... (253.6)  (152.3)  (164.6)  (376.3)
Interest income and other..................    5.2      4.8      5.5     21.4
Interest expense...........................   (1.3)    (3.6)    (0.8)    (2.1)
                                            ------   ------   ------   ------
Net loss................................... (249.7)% (151.1)% (159.9)% (357.0)%
                                            ======   ======   ======   ======

 Three months ended March 31, 2000 and 1999

  Revenues

   Our revenues are derived from software licenses and related services. Our revenues were $7.0 million for the three months ended March 31, 2000, $1.6 million for the year earlier quarter and $4.5 million in the fourth quarter of 1999.

   License Revenues. Our license revenues were $4.7 million for the three months ended March 31, 2000, $628,000 for the year earlier quarter and $2.8 million for the fourth quarter of 1999, and represented 66.3%, 40.5% and 62.3%, respectively, of total revenues. These dollar increases reflected continued market acceptance of our CenterStage products in the e-commerce markets, and an increase in the size and productivity of the sales force.

   Service Revenues. Our service revenues were $2.4 million for the three months ended March 31, 2000, $922,000 for the year earlier quarter and $1.7 million for the fourth quarter of 1999, and represented 33.7%, 59.5% and 37.7%, respectively, of total revenues. These dollar increases were primarily due to increases in our customer base and service contracts performed during these periods. We expect that the proportion of our service revenues to total revenues will fluctuate in the future, depending in part on our customers' breadth and scope of implementation and the mix of products implemented.

  Cost of Revenues

   Our cost of revenues was $2.4 million for the three months ended March 31, 2000, $878,000 for the year earlier quarter and $1.6 million for the fourth quarter of 1999, representing 34.0%, 56.6% and 36.0%, respectively, of total revenues. These dollar increases were primarily due to increases in professional service support personnel to manage and support our growing customer base. Cost of service revenues, which constitutes substantially all of cost of revenues, exceeded service revenues in the three months ended March 31, 2000 primarily due to our investment in our consulting and training services and customer support organizations. Cost of revenues as a percentage of revenues may vary between periods due to the mix of services we provide and the extent to which we utilize outside subcontractors to perform our service work.

  Operating Expenses

   Sales and Marketing. Our sales and marketing expenses increased to $7.3 million for the three months ended March 31, 2000 from $1.6 million for the year earlier quarter and $5.0 million for the fourth quarter of 1999, representing 104.4%, 103.2% and 110.1%, respectively, of total revenues. The increase in sales and marketing was primarily due to increased headcount, increased commissions on higher sales, increased travel and expanded marketing programs. Compared to the year earlier and preceding quarter, compensation and related expenditures increased $3.4 million and $1.1 million, respectively, expenditures for travel increased $716,000 and $547,000, respectively, and expenditures on marketing programs increased $1.1 million and $384,000, respectively. We believe sales and marketing will continue to increase in future periods as we increase our sales force and expand our marketing programs.

   Research and Development. Our research and development expenses increased to $2.3 million for the three months ended March 31, 2000 from $738,000 for the year earlier quarter and $1.9 million for the fourth quarter in 1999, representing 33.1%, 47.6% and 41.7%, respectively, of total revenues. These increases were substantially all the result of increased personnel costs. We believe that research and development expenditures will increase substantially in future periods due to the addition of the Oberon engineering group and our continued development of additional products and enhancement of existing products. Technological feasibility of our software is generally not established until substantially all product development is complete. Historically, software development costs eligible for capitalization have been insignificant, and all costs related to research and development have been expensed as incurred.

   General and Administrative. Our general and administrative expenses increased to $1.9 million for the three months ended March 31, 2000 from $564,000 for the year earlier quarter and $1.5 million for the fourth quarter of 1999, representing 27.0%, 36.4% and 33.7%, respectively, of total revenues. The increase over the year earlier quarter was due to increased personnel costs of $518,000, professional and outside services of $269,000 and an increase in our allowance for doubtful accounts of $335,000. The increase over the preceding quarter was due to increased professional and outside services costs of $137,000, an increase in our allowance for doubtful accounts of $290,000 offset by a decrease in personnel costs of $84,000 resulting from increased headcount offset by certain non-recurring expenses incurred in the fourth quarter of 1999. We believe that general and administrative costs will increase in future periods as we incur additional costs related to the overall growth of our company.

   Amortization of Deferred Stock-Based Compensation. We have recorded deferred compensation for the difference between the exercise price of certain stock option grants and the deemed fair value of our common stock at the time of these grants. We are amortizing this amount over the vesting periods of the applicable options, resulting in amortization expense of $4.3 million for the three months ended March 31, 2000, $322,000 for the year earlier quarter and $2.1 million for the fourth quarter of 1999.

   Purchased In-Process Research and Development. In connection with our March 31, 2000 acquisition of Oberon, $15.3 million of the purchase price was allocated to in-process research and development, for which technological feasibility had not been achieved and which had no alternative future use. This in-process research and development was written off to operating expense.

   Loss From Operations. For the three months ended March 31, 2000 we had an operating loss of $25.1 million compared to an operating loss of $2.5 million for the year earlier quarter and $7.5 million for the fourth quarter of 1999. The increase in our operating loss from the prior year periods was the result of operating expenses increasing $27.9 million over the year earlier quarter and $20.6 million over the preceding quarter. The largest components of the increase were the one time charge in the three months ended March 31, 2000 of $15.3 million for purchased in-process research and development, the increase in sales and marketing expenses of $5.7 million over the year earlier quarter and $2.4 million over the preceding quarter and the increase in amortization of stock-based compensation of $3.9 million over the year earlier quarter and $2.1 million over the preceding quarter. The increase was offset in part by higher gross profits which increased $4.0 million over the year earlier quarter and $1.7 million over the preceding quarter.

   Interest Income and Other. Our interest income and other was $1.5 million for the three months ended March 31, 2000, $85,000 for the year earlier quarter and $297,000 for the fourth quarter in 1999. The increases in interest income were primarily the result of higher average cash balances available for investment.

   Interest Expense. Our interest expense was $146,000 for the three months ended March 31, 2000, $12,000 for the year earlier quarter and $149,000 for the fourth quarter of 1999. The increase in interest expense resulted from additional borrowings and higher capital lease obligations; including the expense related to the valuation of warrants granted to a lender as part of these borrowings.

 Years ended December 31, 1998 and 1999

  Revenues

   Our revenues are derived from software licenses and related services. Our revenues were $3.3 million and $11.1 million for the years ended December 31, 1998 and 1999. In 1998 two customers accounted for more than 10.0% of our total revenues. In 1999 no customer accounted for more than 10.0% of our total revenues.

   License Revenues. Our license revenues were $2.2 million and $6.8 million for 1998 and 1999, and represented 66.7% and 61.6% of total revenues. This dollar increase reflected initial market acceptance of our CenterStage products in the e-commerce markets in 1999, and an increase in the size and productivity of the sales force. During 1998, license revenues were derived primarily from enterprise resource planning markets.

   Service Revenues. Our service revenues were $1.1 million and $4.3 million for 1998 and 1999, and represented 33.3% and 38.4% of total revenues. The increase in 1999 service revenues, compared to the 1998 service revenues, was primarily due to the increase in our customer base and service contracts performed during this period. We expect that the proportion of our service revenues to total revenues will fluctuate in the future, depending in part on our customers' breadth and scope of implementation and the mix of products implemented.

  Cost of Revenues

   Our cost of revenues was $1.6 million, representing 48.5% of revenues, and $4.3 million, representing 38.4% of revenues, for 1998 and 1999. This dollar increase was primarily due to an increase in professional service support personnel to manage and support our growing customer base. Cost of service revenues, which constitutes substantially all of cost of revenues, has exceeded service revenues primarily due to our investment in our consulting and training services and customer support organizations. Cost of revenues as a percentage of revenues may vary between periods due to the mix of services we provide and the extent to which we utilize outside subcontractors to perform our service work.

  Operating Expenses

   Sales and Marketing. Our sales and marketing expenses increased 107.4% from $5.7 million, representing 171.9% of revenues, in 1998 to $11.9 million, representing 107.4% of revenues, in 1999. This dollar increase was primarily due to an increase of approximately $3.7 million in compensation and recruiting expenses, resulting principally from increased staffing and higher sales commissions related to the period to period increase in revenues, and increased spending of $1.5 million on marketing programs. We believe sales and marketing will increase substantially in future periods as we continue to expand our sales force, establish our international presence and expand our marketing programs.

   Research and Development. Our research and development expenses increased 78.8% from $2.6 million, representing 78.9% of revenues, in 1998 to $4.7 million, representing 42.5% of revenues, in 1999. This dollar increase was primarily due to an increased personnel costs of approximately $900,000 as well as increased costs related to contract development personnel of approximately $823,000. We believe that research and development expenditures will increase substantially in future periods as we continue to develop additional products and enhance existing products. Technological feasibility of our software is generally not established until substantially all product development is complete. Historically, software development costs eligible for capitalization have been insignificant, and all costs related to research and development have been expensed as incurred.

   General and Administrative. Our general and administrative expenses increased 184.6% from $1.2 million, representing 35.9% of revenues in 1998, to $3.4 million, representing 30.8% of revenues, in 1999. This dollar increase was primarily due to increased personnel costs of approximately $777,000, facilities expansion costs of approximately $446,000, professional and outside service fees of approximately $586,000, and other costs related to supporting the expansion of our business. We believe that general and administrative costs will increase in future periods as we incur additional costs related to the overall growth of our company.

   Amortization of Deferred Stock-Based Compensation. During 1998 and 1999, we recorded deferred compensation of $2.2 million and $31.3 million in connection with stock option grants. We are amortizing this amount over the vesting periods of the applicable options, resulting in amortization expense of $618,000 and $3.7 million for 1998 and 1999.

   Loss From Operations. For 1999 we had an operating loss of $16.9 million compared to an operating loss of $8.5 million for 1998. The increase in our operating loss from the prior year period was the result of our operating expenses increasing $13.5 million, the largest components of which were the $6.2 million increase in sales and marketing expenses and the $3.1 million increase in amortization of stock-based compensation, while gross profit increased $5.1 million.

   Interest Income and Other. Our interest income and other was $174,000 and $532,000 for 1998 and 1999. The increase in interest income was primarily the result of higher average cash balances available for investment.

   Interest Expense. Our interest expense was $43,000 and $394,000 for 1998 and 1999. Increased interest expense resulted from additional borrowings and higher capital lease obligations during 1999; including the expense related to the valuation of warrants granted to a lender as part of these borrowings.

 Years ended December 31, 1997 and 1998

  Revenues

   Our revenues were $265,000 and $3.3 million for 1997 and 1998. In 1997, three customers accounted for more than 10.0% of total revenues, and in 1998 two customers accounted for more than 10.0% of our total revenues.

   License Revenues. Our license revenues were $265,000 and $2.2 million in 1997 and 1998. This increase in license revenues was attributable to an increase in sales to new customers resulting from increased headcount in our sales force.

   Service Revenues. Our service revenues were $1.1 million in 1998, which was the first year we offered consulting, implementation, maintenance, training and customer support services. We began recognition of revenues from maintenance contracts in 1998. Service revenues represented 33.3% of our total revenues in 1998.

  Cost of Revenues

   Our cost of revenues was $1.6 million in 1998, which was the first year we offered consulting, implementation, maintenance, training and customer support services. In 1998 we established our consulting and customer support organization, which required hiring and training of personnel prior to selling and recognizing revenues for these services.

  Operating Expenses

   Sales and Marketing. Our sales and marketing expenses were $2.8 million and $5.7 million, in 1997 and 1998. This increase was primarily due to our investment in our sales and marketing infrastructure, which included significant personnel-related expenses such as salaries, benefits and commissions, recruiting fees, and related costs of hiring sales management, sales representatives, sales engineers and marketing personnel. Personnel-related expenses increased approximately $2.0 million in 1998.

   Research and Development. Our research and development expenses were $2.0 million and $2.6 million, in 1997 and 1998. These increases were primarily due to the increase in the number of software developers, quality assurance personnel and outside contractors to support our product development and testing activities related to the development and release of our CenterStage suite of products. Personnel-related expenses increased approximately $644,000 in 1998.

   General and Administrative. Our general and administrative expenses were $1.2 million in both 1997 and 1998. These expenses remained flat from 1997 to 1998, as we directed our resources toward growing our sales and marketing and our research and development organizations, rather than expanding our general and administrative organization.

   Amortization of Deferred Stock-Based Compensation. During 1998 we recorded deferred compensation of $2.2 million in connection with stock option grants. We are amortizing this amount over the vesting periods of the applicable options, resulting in amortization expenses of $618,000 in 1998.

   Loss From Operations. Our operating losses were $5.7 million and $8.5 million for 1997 and 1998. The year to year increase in our operating loss from the prior year period was the result of our operating expenses increasing at a rate higher than our revenues and gross profit.

   Interest Income and Other. Our interest income and other were $173,000 and $174,000 in 1997 and 1998. Interest income and other was earned from the investment of cash generated from the proceeds of preferred stock sales.

   Interest Expense. Our interest expense was $18,000 and $43,000 in 1997 and 1998. Interest expense resulted from a financing agreement established in June 1997 to purchase equipment.

 Quarterly results of operations

   The following table sets forth unaudited statement of operations data for the eight quarters in the two year period ended March 31, 2000 and data expressed as a percentage of our total revenues for the periods indicated. This data has been derived from our unaudited Financial Statements that have been prepared on the same basis as the audited Financial Statements and, in the opinion of our management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the Financial Statements and Notes. Our quarterly results have been in the past and may in the future be susceptible to significant fluctuations. As a result, we believe that results of operations for interim periods should not be relied upon as any indication of the results to be expected in any future period.

                                                        Quarter Ended
                          --------------------------------------------------------------------------------------
                          June 30,   Sept. 30   Dec. 31,   March 31,  June 30,   Sept. 30,  Dec. 31,   March 31,
                            1998       1998       1998       1999       1999       1999       1999       2000
                          --------   --------   --------   ---------  --------   ---------  --------   ---------
                                                        (in thousands)
Statement of Operations
 Data
License revenues........  $   431    $   692    $   661     $   628   $ 1,309     $ 2,081   $ 2,821    $  4,665
Service revenues........      189        376        462         922       796         832     1,709       2,376
                          -------    -------    -------     -------   -------     -------   -------    --------
  Total revenues........      620      1,068      1,123       1,550     2,105       2,913     4,530       7,041
Cost of license revenue        --          1          1           1         2           2         2           2
Cost of service
 revenue................      356        484        664         877     1,101         644     1,629       2,393
                          -------    -------    -------     -------   -------     -------   -------    --------
  Total cost of
   revenue..............      356        485        665         878     1,103         646     1,631       2,395
                          -------    -------    -------     -------   -------     -------   -------    --------
Gross profit............      264        583        458         672     1,002       2,267     2,899       4,646
                          -------    -------    -------     -------   -------     -------   -------    --------
Operating expenses:
 Sales and marketing....    1,296      1,737      1,622       1,600     2,493       2,838     4,986       7,349
 Research and
  development...........      682        648        633         738       900       1,187     1,889       2,327
 General and
  administrative........      167        324        516         564       686         641     1,527       1,904
 Amortization of
  deferred stock-based
  compensation..........      117        182        242         322       447         782     2,146       4,262
 Purchased in process
  research and
  development...........       --         --         --          --        --          --        --      15,300
                          -------    -------    -------     -------   -------     -------   -------    --------
  Total Operating
   expenses.............    2,262      2,891      3,013       3,224     4,526       5,448    10,548      31,142
                          -------    -------    -------     -------   -------     -------   -------    --------
Loss from operations....   (1,998)    (2,308)    (2,555)     (2,552)   (3,524)     (3,181)   (7,649)    (26,496)
Interest income and
 other..................       17         59         59          85        --         150       297       1,507
Interest expense........      (11)       (11)       (11)        (12)      (71)       (162)     (149)       (146)
                          -------    -------    -------     -------   -------     -------   -------    --------
Net loss................  $(1,992)   $(2,260)   $(2,507)    $(2,479)  $(3,595)    $(3,193)  $(7,501)   $(25,135)
                          =======    =======    =======     =======   =======     =======   =======    ========
As a Percentage of Total
 Revenues
License revenues........     69.5%      64.8%      58.9%       40.5%     62.2%       71.4%     62.3%       66.3 %
Service revenues........     30.5       35.2       41.1        59.5      37.8        28.6      37.7        33.7
                          -------    -------    -------     -------   -------     -------   -------    --------
  Total revenues........    100.0      100.0      100.0       100.0     100.0       100.0     100.0       100.0
Cost of license revenue        --         --         --          --        --          --        --          --
Cost of service
 revenue................     57.4       45.4       59.2        56.6      52.4        22.2      36.0        34.0
                          -------    -------    -------     -------   -------     -------   -------    --------
  Total cost of
   revenue..............     57.4       45.4       59.2        56.6      52.4        22.2      36.0        34.0
                          -------    -------    -------     -------   -------     -------   -------    --------
Gross profit............     42.6       54.6       40.8        43.4      47.6        77.8      64.0        66.0
                          -------    -------    -------     -------   -------     -------   -------    --------
Operating expenses:
 Sales and marketing....    209.0      162.6      144.4       103.2     118.4        97.4     110.1       104.4
 Research and
  development...........    110.0       60.7       56.4        47.6      42.8        40.7      41.7        33.1
 General and
  administrative........     26.9       30.3       45.9        36.4      32.6        22.0      33.7        27.0
 Amortization of
  deferred stock-based
  compensation..........     18.9       17.0       21.5        20.8      21.2        26.9      47.4        60.5
 Purchased in process
  research and
  development...........       --         --         --          --        --          --        --       217.3
                          -------    -------    -------     -------   -------     -------   -------    --------
  Total Operating
   expenses.............    364.8      270.7      268.3       208.0     215.0       187.0     232.9       442.3
                          -------    -------    -------     -------   -------     -------   -------    --------
Loss from operations....   (322.3)    (216.1)    (227.5)     (164.6)   (167.4)     (109.2)   (168.9)     (376.3)
Interest income and
 other..................      2.8        5.5        5.2         5.4        --         5.2       6.6        21.4
Interest expense........     (1.8)      (1.0)      (0.9)       (0.7)     (3.4)       (5.6)     (3.3)       (2.1)
                          -------    -------    -------     -------   -------     -------   -------    --------
Net loss................   (321.3)%   (211.6)%   (223.2)%    (159.9)%  (170.8)%    (109.6)%  (165.6)%    (357.0)%
                          =======    =======    =======     =======   =======     =======   =======    ========

   Our quarterly operating results have fluctuated significantly in the past, and will continue to fluctuate in the future, as a result of a number of factors, many of which are outside our control. These factors include:

  . Demand for and timing of the sales of our CenterStage products and related services;

  . Actions taken by our competitors, including new product introductions and enhancements;

  . Changes in the rapidly evolving market for e-Business infrastructure applications;

  . Our ability to develop, introduce and market e-Business infrastructure applications and enhancements to our existing CenterStage products on a timely basis;

  . Changes in our pricing policies and those of our competitors; and

  . Our inability to complete large sales on schedule.

   We have experienced delays in the planned release dates of our new software products or upgrades in the past, and have discovered software defects in our new products after their introduction. Our new products or upgrades may not be released according to schedule, or when released may contain defects. Either of these situations could result in adverse publicity, loss of revenues, delay in market acceptance and claims by customers brought against us, any of which could harm our business. In addition, the timing of individual sales has been difficult for us to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those anticipated by us. The loss or deferral of one or more significant sales may harm our quarterly operating results.

   We expect that, based on seasonal factors that typically affect companies in the software industry, our license revenues in the first quarter may in the future tend to be lower than those in the fourth quarter.

 Liquidity and capital resources

   At March 31, 2000 we had cash and cash equivalents and short-term investments of $125.3 million, compared to $109.6 million at December 31, 1999, an increase of $15.7 million.

   In December 1999, we completed our initial public offering of common stock. In January 2000, the underwriters exercised their overallotment option for 525,000 shares resulting in additional proceeds of $13.6 million.

   Net cash used in operating activities was $14,000 for the three months ended March 31, 2000. Net cash used in operating activities in 2000 reflects an increase in deferred revenue of $5.2 million which includes prepaid maintenance and services as well as funds received for license transactions which have not yet been recognized as revenue. This is offset by the net loss for the quarter, excluding the non-cash charges related to in-process research and development and amortization of deferred stock-based compensation.

   For the three months ended March 31, 2000 capital expenditures, including those under capital leases, totaled $1.8 million. Cash of approximately $3.5 million was received as a result of the purchase of Oberon.

   We believe that we have working capital sufficient to meet our operational and capital expenditure requirements for at least the next twelve months.

 Quantitative and qualitative disclosures about market risk

   Our exposure to market risk for changes in interest rates relate primarily to our investment portfolio. We do not use derivative financial instruments in our investment portfolio. By policy, we place our investments with high credit quality issuers, invest only in U.S. Government securities and marketable securities with active secondary or resale markets to ensure portfolio liquidity and, with the exception of the U.S. Government and its agencies, limit the amount of credit exposure to any one issuer. The portfolio's average weighted maturity may not exceed 6 months and the maximum maturity of any single obligation may not exceed 13 months. Investment maturities are staggered within the portfolio in order to minimize the need to sell securities to meet liquidity requirements and the portfolio includes only marketable securities with active secondary or resale markets to ensure portfolio liquidity. We have no investments denominated in foreign country currencies and therefore are not subject to foreign currency risk on these kinds of investments.

   The Company accounts for its investment instruments in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). All cash equivalent, short term and long term investments are treated as "available for sale" under SFAS 115.

   The table below presents principal amounts and related weighted average interest rates for our investment portfolio. All securities at March 31, 2000 mature in one year or less and are classified as short-term.

                                                                      Average
                                                      Fair Value   Interest Rate
                                                    -------------- -------------
                                                    (in thousands)
   Commercial Paper................................    $ 69,776        5.82%
   United States Government Agencies...............      30,107        6.13%
   Corporate notes and bonds.......................       8,074        6.41%
                                                       --------
                                                       $107,957
                                                       ========

   Currently, the majority of our sales and expenses are denominated in U.S. dollars and, as a result, we have not experienced significant foreign exchange gains and losses to date.

Recent Development

   OnDisplay completed its acquisition of Oberon on March 31, 2000. Oberon offers software solutions designed to help its customers automate the integration of multiple application software offerings. Oberon's solutions enable the connection of customers and suppliers, the automation of internal business processes required to work effectively with customers and suppliers, and the ability to rapidly respond to changes in these relationships. This is accomplished through Oberon's e-Enterprise suite of integration products, a visual integration development environment and suite of intelligent applications and technology adapters. Together, these simplify the integration of business applications, and a growing network of third-party application and service partners. Oberon's products and services are designed to support each state of e-Business integration; including intra-enterprise, business-to-business, business-to-consumer and e-marketplace.

                                   THE OFFER

The Offer

   We are offering to exchange 1.58 shares of Vignette common stock for each outstanding share of OnDisplay common stock validly tendered and not properly withdrawn, subject to the terms and conditions described in this prospectus and the related letter of transmittal.

   You will not receive any fractional shares of Vignette common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive as described below.

   The expiration date shall refer to 12:00 midnight, New York City time, on June 29, 2000, unless we extend the period of time for which the offer is open, in which case the term expiration date means the latest time and date on which the offer, as so extended, expires.

   If you are the record owner of your shares and you tender your shares directly to the Exchange Agent, you will not incur any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. Any transfer taxes on the exchange of OnDisplay common stock pursuant to the offer that are imposed on the acquiror of the OnDisplay stock will be paid by us or on our behalf. Any transfer taxes on the exchange of OnDisplay common shares pursuant to the offer that are imposed on the transferor of the OnDisplay shares will be paid by you.

   We are making this offer in order to acquire all of the outstanding shares of OnDisplay common stock. We intend, as soon as possible after completion of the offer, to have Wheels Acquisition Corp., the purchaser in the offer, merge with OnDisplay. The purpose of the merger is to acquire all OnDisplay shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of OnDisplay common stock, except for treasury shares of OnDisplay and shares that we hold for our own account, would be converted into the same number of Vignette shares per OnDisplay share as is paid in the offer.

   Our obligation to exchange shares of Vignette common stock for OnDisplay shares pursuant to the offer is subject to several conditions referred to below under "Conditions of the Offer," including the minimum tender condition, the regulatory clearance condition and other conditions that are discussed below.

Timing of Our Offer

   Our offer is scheduled to expire at 12:00 midnight, New York City time, on June 29, 2000, but we are obligated, with some exceptions, to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. For more information, you should read the discussion under the caption "Extension, Termination and Amendment."

Extension, Termination and Amendment

   We expressly reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of the extension to the exchange agent. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to the provisions of the merger agreement, we are not making any assurance that we will exercise our right to extend our offer, although the merger agreement, subject to exceptions, currently obligates us to do so until all conditions to the offer have been satisfied or waived. During an extension, all OnDisplay shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your OnDisplay shares. You should read the discussion under the caption "Withdrawal Rights" for more details.

   Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, but subject to the provisions of the merger agreement, at any time or from time to time, (a) to delay acceptance for exchange of or, regardless of whether we previously accepted OnDisplay shares for exchange, exchange of any OnDisplay shares pursuant to our offer or to terminate our offer and not accept or exchange any OnDisplay shares not previously accepted, or exchanged, upon the failure of any of the conditions of the offer to be satisfied and (b) to waive any condition, other than the regulatory clearance condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the Vignette shares to be issued in our offer or otherwise amend the offer in any respect, by giving oral or written notice of the waiver or amendment to the exchange agent and by making a public announcement. We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

   We confirm to you that if we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of OnDisplay shares being sought or the consideration offered to you, that change will apply to all holders whose OnDisplay shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

   We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of OnDisplay shares in the offer if the requirements under Exchange Act Rule 14d-11 have been met. You will not have the right to withdraw OnDisplay shares that you tender in the subsequent offering period, if any.

Exchange of OnDisplay Shares; Delivery of Vignette Common Stock

   Upon the terms and subject to the conditions of our offer including, if the offer is extended or amended, the terms and conditions of the extension or amendment, we will accept for exchange, and will exchange, OnDisplay shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange or the exchange of OnDisplay shares in order to comply with any applicable law. In all cases, exchange of OnDisplay shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of certificates for those OnDisplay shares (or a confirmation of a book-entry transfer of those OnDisplay shares in the exchange agent's account at The Depository Trust Company, which we refer to as the "DTC"), a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document and any other required documents.

   For purposes of the offer, we will be deemed to have accepted for exchange OnDisplay shares validly tendered and not properly withdrawn as, if and when we notify the exchange agent of our acceptance of the tenders of those OnDisplay shares pursuant to the offer. The exchange agent will deliver Vignette common stock (and cash instead of any fractional shares of Vignette common stock) in exchange for OnDisplay shares pursuant to the offer as soon as practicable after receipt of our notice. The exchange agent will act as agent for Vignette for the purpose of receiving Vignette common stock and any cash to be paid instead of any fractional shares of Vignette common stock and transmitting the stock and cash, if any, to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

   If we do not accept any tendered OnDisplay shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more OnDisplay shares than are tendered, we will return certificates for the unexchanged OnDisplay shares to the tendering stockholder or, in the case of OnDisplay shares tendered by book-entry transfer of unexchanged OnDisplay shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," those OnDisplay shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

Cash Instead of Fractional Shares of Vignette Common Stock

   We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction multiplied by the closing price of Vignette common stock, as reported on the Nasdaq National Market, on the first date on which we accept shares for exchange in the offer.

Withdrawal Rights

   Your tender of OnDisplay shares pursuant to the offer is irrevocable, except that, other than during a subsequent offering period, OnDisplay shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after July 31, 2000. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw OnDisplay shares that you tender in the subsequent offering period.

   For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of OnDisplay shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those OnDisplay shares.

   A financial institution must guarantee all signatures on the notice of withdrawal unless those OnDisplay shares have been tendered for the account of any eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an "eligible institution." If OnDisplay shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn OnDisplay shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the OnDisplay shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

   Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any OnDisplay shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn OnDisplay shares by following one of the procedures discussed under the captions entitled "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

Procedure for Tendering

   For you to validly tender OnDisplay shares pursuant to the offer, (a) the enclosed letter of transmittal, properly completed and duly executed (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered OnDisplay shares must be received by the exchange agent at one of these addresses or those OnDisplay shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of the tender received, which confirmation we refer to below as a "book-entry confirmation"), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below.

   The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the OnDisplay shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

   The exchange agent will establish accounts with respect to the OnDisplay shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the OnDisplay shares by causing DTC to transfer tendered OnDisplay shares into the exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of OnDisplay shares may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

   Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which OnDisplay shares are tendered either by a registered holder of OnDisplay shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

   If the certificates for OnDisplay shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged OnDisplay shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

   The method of delivery of OnDisplay share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Guaranteed Delivery

   If you wish to tender OnDisplay shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your OnDisplay shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

  . You make your tender by or through an eligible institution;

  . The enclosed notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the exchange agent as provided below on or prior to the expiration date; and

  . The certificates for all tendered OnDisplay shares (or a confirmation of a book-entry transfer of tendered securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq trading days after the date of execution of the notice of guaranteed delivery.

   You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a signature guarantee by an eligible institution in the form set forth in that notice.

   In all cases, we will exchange OnDisplay shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for OnDisplay shares (or timely confirmation of a book-entry transfer of tendered securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

   By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your OnDisplay shares tendered and accepted for exchange by us and with respect to any and all other OnDisplay shares and other securities (other than the shares of Vignette common stock) issued or issuable in respect of the OnDisplay shares on or after June 29, 2000. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the shares of our common stock for OnDisplay shares that you have tendered with the exchange agent. All of these proxies shall be considered coupled with an interest in the tendered OnDisplay shares and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the OnDisplay shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of OnDisplay's stockholders or otherwise. We reserve the right to require that, in order for OnDisplay shares to be deemed validly tendered, immediately upon our exchange of those OnDisplay shares, we must be able to exercise full voting rights with respect to the tendered OnDisplay shares.

   We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of OnDisplay shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of OnDisplay shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of our offer (other than the regulatory clearance condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Vignette shares to be issued in our offer), or any defect or irregularity in the tender of any OnDisplay shares. No tender of those OnDisplay shares will be deemed to have been validly made until all defects and irregularities in tenders of those OnDisplay shares have been cured or waived. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any OnDisplay shares or will incur any liability for failure to give notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

   The tender of OnDisplay shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

Background of the Offer

   Vignette and OnDisplay regularly review private and public companies with which they may form strategic partnerships to further their objectives in the Internet commerce market.

   On April 15, 1999, OnDisplay and Vignette entered into an agreement pursuant to which the parties agreed to participate in certain future cooperative marketing activities. During the term of this agreement, OnDisplay and Vignette have pursued joint sales opportunities, participated in joint marketing events, and have characterized the other as a partner on their respective websites.

   On November 2, 1999, OnDisplay and Vignette entered into an agreement, pursuant to which OnDisplay licensed CenterStage Agent Engine and CenterStage Builder to Vignette to sublicense, market and distribute such software and to allow Vignette's distributors, resellers and agents to use, sublicense, market and distribute such software.

   On February 24, 2000, Gregory A. Peters, Chairman, President and Chief Executive Officer of Vignette and Mark Pine, Chairman and Chief Executive Officer of OnDisplay met at Vignette headquarters in Austin, Texas to discuss the existing relationship between the two companies.

   On March 15, 2000, representatives of Vignette's and OnDisplay's engineering and product strategy teams met at OnDisplay headquarters in San Ramon, California, to further understand the other's products and technologies.

   On March 16, 2000, Santi Pierini, Vice President of Product Marketing for OnDisplay met with Erik Josowitz, Vice President of Product Strategy for Vignette, at Vignette headquarters in Austin, Texas to continue the discussions from the previous day. Mr. Pierini updated Mr. Josowitz on various business and strategic initiatives at OnDisplay and discussed the status of several products.

   On March 23, 2000, Mr. Peters called Mr. Pine to request a meeting at OnDisplay headquarters in San Ramon, California to discuss means of further developing the relationship between the companies.

   On March 26, 2000, Mr. Pine and Mr. Peters met with Venkat Mohan, OnDisplay's President and Chief Operating Officer, David Petroni, OnDisplay's Vice President of Corporate Development, William Daniel, Vignette's Senior Vice President of Products and Charles Sansbury, Vignette's Senior Vice President of Corporate Development. Both companies presented each other with a strategic overview and discussed opportunities to deepen the relationship, including a potential business combination.

   On April 24, 2000, Mr. Sansbury telephoned Mr. Petroni informing him that Vignette would like to continue discussions of a possible business combination.

   On May 2, 2000, Mr. Petroni and Olivier Sermet, Senior Vice President, Worldwide Field Operations of OnDisplay, met with Mr. Sansbury, Joel Katz, Chief Financial Officer of Vignette, David Brodsky, Vice President of Finance of Vignette and Catherine Turco, Manager of Corporate Development of Vignette in Austin, Texas to discuss a potential business combination. At that meeting, the companies reviewed financial and operational information about each other and signed a mutual confidentiality agreement.

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   On May 3, 2000, management of the two companies and their respective financial and legal advisors initiated their due diligence review, which continued through the execution of the merger agreement.

   On May 9, 2000, management of the two companies began to discuss the general parameters of a possible business combination, but no agreements were reached.

   On May 10, 2000, OnDisplay engaged FleetBoston Robertson Stephens Inc. ("Robertson Stephens") to provide financial advisory services to OnDisplay in connection with the potential business combination with Vignette.

   On May 13 and 14, 2000, the Parties and their representatives discussed the legal and structural parameters of a potential business combination.

   On May 16, 2000, the OnDisplay board of directors held a telephonic meeting to discuss the potential business combination. At the outset of the meeting, John Mandile, a managing director of Sigma Partners and a member of the board of directors of OnDisplay was excused from any discussions on the matter, due to the fact that another managing director of Sigma Partners is a member of the board of directors of Vignette. The management of OnDisplay explained the background of the relationship, and the status of the negotiations. At this meeting, representatives of Wilson Sonsini Goodrich & Rosati reviewed the responsibilities of the board of directors in considering the proposed transaction. The board of directors discussed the strategic rationale for a proposed business combination. The board of directors authorized management to continue the negotiations with Vignette.

   On May 16, 2000, the management of the two companies and their respective financial and legal advisors commenced negotiations of the definitive merger agreement, while continuing their due diligence review.

   On May 17, 2000, representatives of Vignette and OnDisplay and their respective financial advisors met to discuss the businesses, financial conditions and organizations of the two companies. Negotiation over the merger agreement continued over the next few days.

   On May 20, 2000, the OnDisplay board of directors held a telephonic board meeting to discuss with their advisors and management the possible exchange offer and merger with Vignette. The OnDisplay management team briefed the board on the strategic rationale for a business combination, diligence items, and the current status of the negotiations and reviewed the terms of the proposed transaction. At this meeting, representatives of Wilson Sonsini Goodrich & Rosati again reviewed the responsibilities of the board of directors in considering the proposed transaction. Representatives of Robertson Stephens reviewed the financial aspects of the proposed transaction.

   On May 21, 2000, the OnDisplay board of directors held a telephonic board meeting with their advisors and management, and discussed the terms and conditions of the exchange offer and merger as set forth in the merger agreement and other transaction documents. At this meeting, Robertson Stephens delivered its oral opinion, which was subsequently confirmed in writing, that the terms of the proposed transaction are fair from a financial point of view to the stockholders of OnDisplay. The OnDisplay board of directors, excluding Mr. Mandile, unanimously approved the merger agreement and the transactions contemplated thereby, including the offer and the merger. On the same day, the Vignette board of directors held a telephonic board meeting with their advisors and management, and discussed the terms and conditions of the exchange offer and merger as set forth in the merger agreement and other transaction documents. The Vignette board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the offer and the merger.

   The merger agreement and related documents were executed late that evening.

   On May 22, 2000, prior to the opening of the Nasdaq National Market, Vignette and OnDisplay jointly announced the execution of the merger agreement.

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   On June 2, 2000, Wheels Acquisition Corp. commenced the offer.

Reasons for the Offer and Merger

   Customer Demand for Broad Product Platform.

   . Vignette and OnDisplay customers and, we believe, e-Business in general have begun to demand an application platform that provides customer-facing interaction as well as automation and integration between businesses, and the ability to use data resident in multiple back-office or legacy systems. Vignettes V/5 E-Business Platform enables our clients to build e-Business applications which are focused on personalized and mass-customized interaction across multiple touch points and communications channels. OnDisplay's technology automates and manages the flow of information and transactions between suppliers, distributors and customers. The offer and merger deepen the capabilities of the Vignette e-Business platform in response to customer demand by offering our clients customer-facing e-Business applications which can interact with and leverage information from multiple back-end systems, business partners and online marketplaces.

   Increase Market Presence and Penetration.

   . The combined company's product offering will meet the needs of customers interested in maximizing business-to-consumer or business-to-business interactions as well as those customers interested in maximizing and integrating all business interactions, from the consumer, to suppliers and the back-office.

   . In addition, the consummation of offer and merger will enable the combined company to pursue the market for trading networks and next generation online markets by creating an end-to-end platform capable of powering these businesses. We believe that these networks and marketplaces represent a significant market opportunity because they will become critical to the e-Business strategies of large companies.

   Increased Selling Opportunities.

   . We believe businesses are beginning to demand a solution capable of both managing relationships with customers through multiple channels and managing and automating business processes with back-end systems and business partners. Our combined solution will deliver both of these requirements and, we believe, will allow us to offer our customers additional products and capabilities as well as reach new customers who are seeking a broad e-Business solution.

Recommendation of the OnDisplay Board; Factors Considered

   At its meeting on May 21, 2000, the members of OnDisplay's board of directors participating in the meeting unanimously voted to recommend that OnDisplay stockholders tender their shares in the offer and approve the merger and the merger agreement.

   In approving the offer, the merger, the merger agreement and the transactions contemplated by the merger agreement and recommending that all holders of OnDisplay shares accept the offer and tender their shares pursuant to the offer, the members of the OnDisplay board participating in the meeting considered a number of factors, including:

  . the complementary strategies and direction of OnDisplay, a leading provider of e-Business infrastructure software applications for powering e-portals and e-marketplaces, and Vignette, a leading e-Business application software products and services company;

  . the combination of Vignette's V/5 platform and OnDisplay's XML-based business-to-business infrastructure products which together create one of the most comprehensive offerings for companies building on-line businesses;


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  . the exchange ratio for the offer and the merger representing a premium of over 30.0% over the last sale price of the shares on the Nasdaq National Market on May 19, 2000, the last trading day prior to the signing of the merger agreement, as well as 35.6% and 59.0% premiums over the average of the ratios of the last sale prices for the ten and thirty trading days ending on May 19, 2000;

  . the presentations of Robertson Stephens, and their opinion to the effect that, subject to the matters set out in such opinion, the consideration to be paid in the offer and the merger is fair from a financial point of view to OnDisplay's stockholders (see "Opinion of OnDisplay Financial Advisor");

  . the financial and other terms of the offer, the merger and the merger agreement, including the benefits of the transaction being structured as a first-step exchange offer and second-step merger, which may provide OnDisplay's stockholders with an opportunity to receive shares of Vignette common stock on an accelerated basis;

  . the opportunity for the holders of shares of OnDisplay common stock to participate in a significantly larger and more diversified company and, as stockholders of the combined company, to have greater liquidity in their shares and to benefit from any future growth of the combined company;

  . the opportunity of the combined company to further enhance research and development efforts, including potentially more rapid development of products as a result of shared knowledge between software development teams;

  . the strengths and weaknesses of Vignette's and OnDisplay's businesses and the key attributes of the combined company in terms of, among other things, products, sales, customers, management and competitive position;

  . the nature of the e-Business software industry and the fact that greater size and resources are increasingly required for companies to successfully compete in this industry;

  . the increasing competition in OnDisplay's markets from both existing and potential competitors, some of which have greater assets and resources than OnDisplay, which has occurred as a result of, among other reasons, the consolidation taking place in the software industry in general;

  . historical information concerning Vignette's and OnDisplay's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations filed with the SEC;

  . the consideration to be received by OnDisplay stockholders in the merger and an analysis of the market value of the Vignette common stock to be issued in exchange for each share of OnDisplay common stock in light of comparable merger transactions;

  . current financial market conditions and historical market prices, volatility and trading information with respect to Vignette common stock and OnDisplay common stock;

  . the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

  . OnDisplay management's view as to the prospects of OnDisplay as an independent company;

  . the impact of the merger on OnDisplay's customers and employees; and

  . reports from management, legal advisors and financial advisors as to the results of their due diligence investigation of Vignette.

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   OnDisplay's board of directors also considered the terms of the merger agreement regarding OnDisplay's rights to consider and negotiate other strategic transaction proposals, as well as the possible effects of the provisions regarding termination fees. In addition, OnDisplay's board of directors noted that the offer and merger are expected to be a tax-free transaction. OnDisplay's board of directors also considered various alternatives to the merger, including remaining as an independent company. OnDisplay's board of directors believed that these factors, including the OnDisplay board's review of the terms of the merger agreement, supported the board's recommendation of the merger when viewed together with the risks and potential benefits of the merger. OnDisplay's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

  . the risk that the potential benefits sought in the merger might not be fully realized;

  . the possibility that the merger might not be completed and the effect of public announcement of the merger on OnDisplay's sales and operating results, and its ability to attract and retain key technical, marketing and management personnel;

  . the substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

  . the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not remain employed by the combined company; and

  . the difficulty of managing separate operations at different geographic locations.

   OnDisplay's board of directors believed that these risks were outweighed by the potential benefits of the merger.

   The OnDisplay board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the OnDisplay board viewed its position and recommendations as being based on the totality of the information presented to and considered by the OnDisplay board.

   The foregoing discussion of the information and factors considered by the OnDisplay board is not intended to be exhaustive but is believed to include the material factors considered by the OnDisplay board. In view of the wide variety of factors, both positive and negative, considered by the OnDisplay board, the OnDisplay board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

Material Federal Income Tax Consequences

   The following discussion summarizes the material United States federal income tax consequences of the offer and the merger to holders of OnDisplay common shares. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the Code), applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect.

   This discussion of material federal income tax consequences of the offer and the merger is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the offer and/or the merger. It does not address all aspects of federal income taxation that may be important to a holder of OnDisplay common shares in light of that holder's particular circumstances or to a holder subject to special rules, such as:

  . a stockholder who is not a citizen or resident of the United States;

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  . a financial institution or insurance company;

  . a tax-exempt organization;

  . a dealer or broker in securities;

  . a stockholder who holds his OnDisplay common shares as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

  . a stockholder who acquired his OnDisplay common shares pursuant to the exercise of options or otherwise as compensation.

In addition, this discussion does not address any state, local or foreign income tax or non-income tax consequences of the offer and/or the merger. We urge each holder of OnDisplay common shares to consult his own tax advisor to determine the particular federal income tax or other tax consequences to him of participation in the offer or the merger.

   In the opinion of Davis Polk & Wardwell, the offer and the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and Vignette and OnDisplay will be included as parties to that reorganization within the meaning of Section 368(b) of the
Code) if the following factual assumptions (which we refer to as the supporting conditions) are met:

  . the offer and the merger are completed under the current terms of the merger agreement;

  . the minimum tender condition for the offer is satisfied; and

  . the merger is completed promptly after the offer.

   In addition to the supporting conditions, the opinion of Davis Polk & Wardwell has relied on representations and covenants made by Vignette and OnDisplay, including those contained in certificates of officers of Vignette and OnDisplay, and has assumed the absence of changes in facts or in law between the date of this prospectus and the effective time of the merger. If any of those representations, covenants or assumptions is inaccurate, the tax consequences of the offer and the merger could differ materially from those summarized below under "Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." In addition, the ability to satisfy the supporting conditions, and therefore the federal income tax consequences of the offer and the merger, depend in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that the supporting conditions will be satisfied. If the supporting conditions are not satisfied, the opinion of Davis Polk & Wardwell described above cannot be relied upon and the tax consequences of the offer and the merger could differ materially from those summarized below under "Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." See "Federal Income Tax Consequences If the Offer and Merger Do Not Qualify As a Reorganization." Davis Polk & Wardwell's opinion neither binds the IRS nor precludes the IRS or the courts from adopting a contrary position.

   Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization. Assuming that the offer and the merger qualify as a tax-free reorganization, for federal income tax purposes:

  . A holder of OnDisplay common shares will not recognize any gain or loss upon its exchange in the offer or the merger of its OnDisplay common shares for Vignette common shares.

  . If a holder of OnDisplay common shares receives cash instead of a fraction of a Vignette common share, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received instead of that fraction of a share and the portion of the tax basis of that holder's OnDisplay common shares allocable to that fraction of a share. This gain or loss will be capital gain or loss provided such OnDisplay common shares were held as a capital asset, and will be long-term capital gain or loss if the holder has held the OnDisplay common shares exchanged for that

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   fraction of a Vignette common share for more than one year at the time such OnDisplay common shares are accepted in the offer or at the effective time of the merger, as the case may be.

  . A holder of OnDisplay common shares will have a tax basis in the Vignette common shares received in the offer or the merger equal to (1) the tax basis in the OnDisplay common shares surrendered by that holder in the offer or merger, reduced by (2) any tax basis in such OnDisplay common shares that is allocable to a fraction of a Vignette common share for which cash is received.

  . The holding period for Vignette common shares received in exchange for OnDisplay common shares in the offer or the merger will include the holding period for OnDisplay common shares surrendered in the offer or the merger, provided such OnDisplay common shares were held as a capital asset.

  . Under specified circumstances, holders of OnDisplay common shares may be entitled to appraisal rights in connection with the merger. See "Purpose of the Offer; The Merger; Appraisal Rights" below. If appraisal rights are available and a holder of OnDisplay common shares receives cash pursuant to the exercise of appraisal rights, such holder will recognize gain or loss, measured by the difference between the amount realized and such holder's tax basis in such OnDisplay common shares. A holder of OnDisplay common shares who exercises appraisal rights is urged to consult his own tax advisor.

   .OnDisplay will not recognize gain or loss as a result of the offer and the merger.

   Federal Income Tax Consequences If the Offer and Merger Do Not Qualify As a Reorganization. The tax consequences described above are based on factual assumptions, including the satisfaction of the supporting conditions. If those factual assumptions are not satisfied, the federal income tax consequences of the offer and the merger to holders of OnDisplay common shares could differ materially from those summarized above under "Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." In that event, exchanges by OnDisplay stockholders pursuant to the offer and/or the merger could be taxable transactions for federal income tax purposes depending on the particular facts surrounding the offer and/or the merger, some of which may not be available before the completion of the merger or later points in time. If the offer and/or the merger is taxable, each OnDisplay stockholder participating in the offer and/or the merger, as applicable, will recognize gain or loss, measured by the difference between the fair market value of the Vignette common shares (together with any cash instead of a fraction of a Vignette common share) received by such stockholder and such stockholder's tax basis in the OnDisplay common shares surrendered. This gain or loss will be capital gain or loss provided such OnDisplay common shares were held as a capital asset, and will be long-term capital gain or loss if such stockholder had held such OnDisplay common shares for more than one year at the time such OnDisplay common shares are accepted in the offer or at the effective time of the merger, as applicable.

   Even if the merger is not consummated, the offer will still be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and Wheels Acquisition Corp. and OnDisplay will be included as parties to that reorganization within the meaning of Section 368(b) of the Code) so long as the following factual assumptions are met:

  . in general, Wheels Acquisition Corp. must own at least 80% of the OnDisplay common shares immediately after the offer;

  . any subsequent acquisitions of additional OnDisplay stock from other stockholders that Vignette or Wheels Acquisition Corp. may decide to effect, if they are unable to consummate the merger, will not be for consideration other than Vignette voting stock; and

  . the representations and covenants made by Vignette and OnDisplay to Davis
    Polk & Wardwell must remain effective.

Except as just described, if the merger is not consummated, exchanges pursuant to the offer generally will be taxable transactions for federal income tax purposes.

   We urge each holder of OnDisplay common shares to consult his own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences to him of participation in the offer or the merger.

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Purpose of the Offer; The Merger; Appraisal Rights

   Purpose. We are making the offer in order to acquire all of the outstanding shares of OnDisplay common stock. We intend, as soon as practicable after completion of the offer, to have Wheels Acquisition Corp. merge with OnDisplay. The purpose of the merger is to acquire all OnDisplay shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding OnDisplay share (except for OnDisplay shares held in OnDisplay's treasury and OnDisplay shares owned by Vignette or Wheels Acquisition Corp.) would be converted into the right to receive the same number of Vignette shares as is paid in the offer.

   Approval of the Merger. Under Section 251 of the DGCL, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of its outstanding shares are required to approve and adopt a merger and a merger agreement. The OnDisplay board of directors has previously approved the merger. Accordingly, if we complete the offer (and the minimum tender condition is satisfied), we would have a sufficient number of OnDisplay shares to approve the merger without the affirmative vote of any other holder of OnDisplay shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the DGCL described below (in which case no action by the stockholders of OnDisplay, other than Vignette, will be required to consummate the merger), the only remaining corporate action of OnDisplay will be the approval and adoption of the merger agreement by the affirmative vote of a majority of the outstanding OnDisplay shares.

   Possible Short-Form Merger. Section 253 of the DGCL would permit the merger to occur without a vote of OnDisplay's stockholders (a "short-form merger") if Vignette were to acquire at least 90% of the outstanding OnDisplay shares in the offer or otherwise (including as a result of purchases by Vignette during any subsequent offering period). If, however, Vignette does not acquire at least 90% of the then outstanding OnDisplay shares pursuant to the offer or otherwise, and a vote of OnDisplay's stockholders is required under the DGCL, a longer period of time will be required to effect the merger.

   Appraisal Rights. OnDisplay stockholders do not have appraisal rights in connection with the offer.

   If more than a majority but less than 90% of the outstanding OnDisplay shares are validly tendered and not properly withdrawn in the offer, we will effect a long form merger (as described above) as permitted under Section 251 of the DGCL. OnDisplay stockholders who have not exchanged their OnDisplay shares in the offer will not have appraisal rights in connection with a long form merger.

   However, if at least 90% of the outstanding OnDisplay shares are validly tendered and not properly withdrawn in the offer, we will effect a short form merger (as described above) as permitted under Section 253 of the DGCL, OnDisplay stockholders at the time of a short-form merger will have the right under Section 262 of the DGCL to dissent and demand appraisal of their OnDisplay shares. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their OnDisplay shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of such fair value in cash, together with a fair rate of interest, if any. In Cede & Co. and Cinerama, Inc. v. Technicolor, Inc., the Supreme Court of the State of Delaware construed Section 262 of the DGCL and held that the "accomplishment or expectation" exclusion from the calculation of fair value set forth in the preceding sentence is narrow and is designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination.

Conditions of the Offer

   The offer is subject to a number of conditions, which are described below:

 Minimum Tender Condition

   There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of OnDisplay shares which will constitute at least a majority of the total number of outstanding OnDisplay shares

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on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for OnDisplay shares had been so converted, exercised or exchanged) as of the date that we accept the OnDisplay shares pursuant to our offer. Based on information supplied by OnDisplay, the number of OnDisplay shares needed to satisfy the minimum tender condition would have been approximately 12,636,500 as of May 31, 2000.

 Regulatory Clearance Condition

   This condition would be satisfied if the waiting period under the HSR Act has expired or has been terminated.

 Registration Statement Effectiveness Condition

   The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

 Nasdaq Listing Condition

   The shares of Vignette common stock issuable to OnDisplay stockholders in the offer and the merger must have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

 Other Conditions of the Offer

   The offer is also subject to the conditions that, at the time of acceptance for exchange of OnDisplay shares pursuant to the offer:

     (1) There shall not have been entered, enacted, promulgated, enforced or issued by any court, government or governmental authority or agency, domestic, foreign or supranational a judgment, order, decree, statute, law, ordinance, rule or regulation, or any other legal restraint or prohibition preventing the consummation of the offer or making the offer illegal;

     (2) There shall not have been instituted or pending any action or proceeding by any government or governmental authority or agency, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the offer, the acceptance for payment of or payment for some or all of the OnDisplay shares by Vignette or Wheels Acquisition Corp. or the consummation of the merger;

     (3) OnDisplay shall not have failed to perform in any material respect any of its covenants, obligations or agreements under the merger agreement so that, overall, the failures would reasonably be expected to have a material adverse effect on OnDisplay;

     (4) the representations and warranties of OnDisplay contained in the merger agreement, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect or any similar standard or qualification, shall be true at and as of the expiration of the offer as if made at and as of that time, other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of that date, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on OnDisplay;

     (5) the merger agreement shall not have been terminated;

     (6) Vignette shall have received an opinion of Davis Polk & Wardwell, in form and substance reasonably satisfactory to Vignette and to OnDisplay, on the basis of reasonable customary facts, representations and assumptions set forth in the opinion, that the offer and the merger will be treated for federal income tax purposes as a reorganization within the meaning of
  Section 368(a) of the Code and that Vignette and OnDisplay will be included as parties to the reorganization; and

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     (7) OnDisplay shall have received an opinion of Wilson Sonsini Goodrich
  & Rosati, Professional Corporation, in form and substance reasonably satisfactory to Vignette and to OnDisplay, on the basis of reasonable customary facts, representations and assumptions set forth in the opinion, that the offer and the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Vignette and OnDisplay will be included as parties to the reorganization; provided, however, that if Wilson Sonsini Goodrich & Rosati does not render that opinion, Davis Polk & Wardwell is permitted to render the opinion;

   The conditions of the offer described above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any of the conditions, including any action or inaction by us. We may, in our sole discretion, waive these conditions in whole or in part, other than the minimum tender condition, which may only be waived with OnDisplay's consent. The determination as to whether any condition has been satisfied shall be in our good faith judgment and will be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding anything to the contrary in this prospectus, we cannot and will not assert any of the conditions to the offer, other than certain regulatory conditions as, and to the extent, permitted by applicable rules and regulations of the SEC, at any time after the expiration date of the offer. Notwithstanding the fact that we reserve the right to assert the failure of a regulatory condition following acceptance for exchange but prior to exchange in order to delay exchange or cancel our obligation to exchange properly tendered OnDisplay shares, we will either promptly exchange the OnDisplay shares or promptly return the OnDisplay shares.

Regulatory Clearances

   Vignette and OnDisplay have agreed pursuant to the merger agreement to use all reasonable efforts to take whatever actions are required to obtain necessary regulatory approvals with respect to the offer and the merger. Other than clearance under the antitrust laws applicable to the offer and the merger which are described below, the SEC declaring the effectiveness of the registration statement of which this prospectus is a part and the filing of a certificate of merger under the Delaware General Corporation Law with respect to the merger, we do not believe that any additional material governmental filings are required with respect to the offer and the merger.

   U.S. Antitrust. Under the Hart-Scott-Rodino Act and the related rules, the merger may not be completed until Vignette and OnDisplay notify and furnish information to the FTC and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. In connection with the merger, on May 26, 2000, Vignette filed and on or before June 4, 2000, OnDisplay will file with the FTC and the Antitrust Division the required notification and report forms under the HSR Act. The applicable waiting period under the HSR Act relating to the merger is scheduled to expire at midnight on June 25, 2000 unless it is earlier terminated or extended by a request for additional information.

   At any time before or after the completion of the merger, either the Antitrust Division or the FTC could take any action under U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Vignette or OnDisplay. Private parties and state attorneys general may also bring actions under U.S. antitrust laws depending on the circumstances. Although we believe that the merger does not raise serious concerns under U.S. antitrust laws, we can give no assurance that a challenge to the merger on antitrust grounds will not be made or, if this challenge is made, that it would not be successful.

Possible Effects of Our Offer

   Reduced Liquidity; Possibly no Longer Included for Quotation. The tender of OnDisplay shares pursuant to the offer will reduce the number of holders of OnDisplay shares and the number of OnDisplay shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining OnDisplay shares held by the public. OnDisplay shares are included for quotation and principally traded on the

Nasdaq National Market. Depending on the number of OnDisplay shares acquired pursuant to the offer, following consummation of the offer, OnDisplay shares may no longer meet the requirements of the Nasdaq National Market for continued quotation. The NASD's requirements for continued inclusion in the Nasdaq National Market, among other things, require that an issuer have either:

  . At least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5 million and net tangible assets of at least $4 million and at least two registered and active market makers for the shares or

  . At least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15 million and at least four registered and active market markers, and either

    .  A market capitalization of at least $50 million or

    . Total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

   The shares might nevertheless continue to be included in the Nasdaq National Market with quotations published in the Nasdaq "additional list" or in one of the "local lists," but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, the NASD's rules provide that the shares would no longer be "qualified" for Nasdaq reporting and the Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the closing of offer, the shares of OnDisplay no longer meet the requirements of the NASD for continued inclusion in the Nasdaq National Market or in any other tier of the Nasdaq and the shares were no longer included in the Nasdaq National Market or in any other tier of the Nasdaq, the market for shares could be adversely affected.

   If the shares no longer meet the requirements of the NASD for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the OnDisplay shares and the availability of quotations for OnDisplay shares would, however, depend upon the number of holders of shares remaining at that time, the interest in maintaining a market in OnDisplay shares on the part of securities firms, the possible termination of registration of the shares under the Exchange Act, as described below, and other factors. We cannot predict whether the reduction in the number of OnDisplay shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the OnDisplay shares.

   According to OnDisplay, there were, as of May 31, 2000, approximately 22,616,000 OnDisplay common shares outstanding, held by 343 holders of record.

   Status as "Margin Securities." The OnDisplay shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of OnDisplay shares. Depending on the factors similar to those described above with respect to market quotations, following consummation of the offer, the OnDisplay shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the OnDisplay shares would not be eligible as collateral for margin loans made by brokers.

   Registration Under the Exchange Act. OnDisplay shares are currently registered under the Exchange Act, OnDisplay can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange, quoted on an automated inter-dealer quotation system or if there are fewer than 300 holders of record of OnDisplay shares. Termination of registration of the OnDisplay shares under the Exchange Act would reduce the information that OnDisplay must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to OnDisplay shares. In addition, if OnDisplay shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to OnDisplay. Furthermore, the ability of "affiliates" of OnDisplay and persons holding "restricted securities" of OnDisplay to dispose of these securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of "margin securities."

Relationships with OnDisplay

   Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of OnDisplay, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since January 1, 1996, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and OnDisplay or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since January 1, 1996 had any transaction with OnDisplay or any of its officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

   Except as provided below, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any OnDisplay shares and neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has effected any transaction in the OnDisplay shares during the past 60 days. Sigma Partners beneficially owns shares of common stock of both Vignette and OnDisplay. In addition, Bob Davoli, a partner of Sigma Partners, is a director of Vignette and John Mandile, a partner of Sigma Partners, is a director of OnDisplay.

Accounting Treatment

   The merger of Vignette and OnDisplay will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, commonly referred to as "GAAP", for accounting and financial reporting purposes. OnDisplay will be treated as the acquired corporation for these purposes. OnDisplay's assets, liabilities and other items will be adjusted to their estimated fair value on the closing date of the merger and combined with the historical book values of the assets and liabilities of Vignette. Applicable income tax effects of these adjustments will be included as a component of the combined company's deferred tax asset or liability. The difference between the estimated fair value of the assets, liabilities and other items (adjusted as discussed above) and the purchase price will be recorded as an intangible asset and amortized against the combined company's earnings over a 4-year period following completion of the merger. For further information concerning the amount of goodwill to be recorded in connection with the merger and the amortization of that goodwill, see Note 3(a) of Notes to Unaudited Pro Forma Combined Condensed Financial Statements on page 17.

   Vignette has prepared the unaudited pro forma financial information contained in this prospectus using the purchase accounting method to account for the offer and the merger. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 13.

Fees and Expenses

   Vignette has retained Morgan Stanley & Co. Incorporated to provide certain financial advisory services to Vignette in connection with the offer and the merger. Morgan Stanley will receive customary compensation for these services. We have agreed to indemnify Morgan Stanley and related persons against certain liabilities and expenses in connection with its services as financial advisor, including certain liabilities and expenses under the federal securities laws. From time to time, Morgan Stanley and its affiliates may actively trade the debt and equity securities of OnDisplay for their own account or for the accounts of customers and, accordingly, may hold a long or short position in these securities.

   We have retained MacKenzie Partners, Inc. as information agent in connection with the offer. The information agent may contact holders of OnDisplay shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of OnDisplay shares. We will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

   In addition, we have retained ChaseMellon Shareholder Services, L.L.C. as the exchange agent. We will pay the exchange agent reasonable and customary compensation for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

   Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of OnDisplay shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Nasdaq National Market and Vignette and OnDisplay Common Stock

   It is a condition to the merger that the Vignette common shares issuable in the offer and the merger be included for quotation on the Nasdaq National Market on or prior to the effective time of the merger, subject to official notice of issuance. If the merger is completed, OnDisplay common shares will cease to be quoted on the Nasdaq National Market.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

   Vignette common shares and OnDisplay common shares are each listed on the Nasdaq National Market. Vignette's ticker symbol is "VIGN" and OnDisplay's ticker symbol is "ONDS." The following table shows, for the periods indicated, the last sale prices for Vignette common shares and OnDisplay common shares on the Nasdaq National Market. Neither Vignette nor OnDisplay have paid any cash dividends during the periods presented. Vignette share price data reflect a 3-for-1 stock split effective April 14, 2000.

                                                   Vignette     OnDisplay Common
                                                 Common Shares       Shares
                                                --------------- ----------------
                                                 Market Price     Market Price
                                                --------------- ----------------
                                                 High     Low     High     Low
                                                ------- ------- -------- -------
1999
 First Quarter................................. $ 14.67 $  6.64      --      --
 Second Quarter................................   17.52    7.11      --      --
 Third Quarter.................................   15.08    8.73      --      --
 Fourth Quarter................................   54.58   14.88 $ 104.56 $ 77.00
2000
 First Quarter................................. $ 99.00 $ 51.67 $ 125.94 $ 80.63
 Second Quarter (through May 31, 2000).........   66.98   25.50    76.00   23.25

   On May 19, 2000, the last full trading day prior to the public announcement of the offer and the merger, the last sale price per Vignette common share on the Nasdaq National Market was $43.81 and the last sale price per OnDisplay common share was $53.25. On May 31, 2000, the most recent practicable date prior to the printing of this document, the last sale price per Vignette common share was $27.56 and the last sale price per OnDisplay common share was $46.00. We urge you to obtain current market quotations for Vignette and OnDisplay common shares before making any decision on the merger.

   Neither Vignette nor OnDisplay has ever declared or paid any cash dividends on our common stock nor other securities and neither anticipates paying cash dividends in the foreseeable future. Vignette's lines of credit currently prohibit the payment of cash dividends.

                     OPINION OF ONDISPLAY FINANCIAL ADVISOR

   OnDisplay retained FleetBoston Robertson Stephens Inc. as its financial advisor to assist it and its board in its consideration of valuation, financial and other matters relating to the merger.

Opinion of OnDisplay's Financial Advisor

   On May 21, 2000, Robertson Stephens delivered its oral opinion to OnDisplay's board of directors that, as of the date of its opinion and on the basis of and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio for the merger was fair from a financial point of view to OnDisplay stockholders, other than Vignette or any of its subsidiaries. Robertson Stephens subsequently confirmed its opinion in writing.

   We have attached as Annex C to this document and incorporate herein by reference the full text of the written opinion of FleetBoston Robertson Stephens Inc. dated May 21, 2000. This opinion sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. We urge OnDisplay stockholders to read the opinion in its entirety.

          INTERESTS OF ONDISPLAY OFFICERS AND DIRECTORS IN THE MERGER

   When considering the offer and the recommendation of the OnDisplay board of directors that OnDisplay stockholders tender their shares in the offer, you should be aware that some OnDisplay directors and officers have interests in the offer and the merger that are different from, or are in addition, to yours.

   For example, according to the terms of the OnDisplay 1996 Stock Plan, generally 18 months of unvested options held by employees, officers and directors shall accelerate upon consummation of the merger. According to the terms of the Oberon Software Incorporated 1998 Stock Incentive Plan, generally 12 or 18 months of unvested options held by former Oberon employees (depending on the terms of a person's individual option agreement) shall accelerate upon consummation of the merger.

   Mark Pine, Chairman and Chief Executive Officer of OnDisplay, Venkat Mohan, President and Chief Operating Officer, and David Larson, Chief Financial Officer (collectively, the "Executives"), are each party to a stock option agreement with acceleration provisions upon a change of control of OnDisplay and the termination of the executive without cause. In each case, if the party does not hold the same position and responsibilities in the combined company after the merger, they will be deemed terminated without cause under the terms of their agreements.

   In addition, Mr. Mohan is a party to a Letter Agreement dated October 20, 1999 with OnDisplay, pursuant to which he shall receive a continuation of his base salary, health benefits and a pro rata portion of his annual bonus for a period of twelve months, if he is terminated without cause by OnDisplay.

   Mr. Larson is a party to a Letter Agreement, dated September 17, 1999, with OnDisplay, which provides that he shall receive a severance payment equal to six months of his base compensation as well as a pro-rata portion of his annual bonus upon his termination without cause by OnDisplay.

   Olivier Sermet is a party to a Letter Agreement, dated April 15, 1997, with OnDisplay, which provides that he shall receive a guaranteed salary package of nine months following the change in ownership of OnDisplay.

   Additionally, Vignette will indemnify present and former directors and officers of OnDisplay against all claims arising out of actions and omissions occurring on or prior to the effective time of the merger pursuant to the provisions of the OnDisplay Certificate of Incorporation prior to the effective time, or indemnification provisions at least as favorable to those provisions. Furthermore, Vignette has also agreed to maintain for six years, subject to certain cost limitations, a policy of directors' and officers' liability insurance with respect to matters occurring on or before the effective time of the merger for the benefit of the present and former directors and officers of OnDisplay.

   The following table sets forth, with respect to each of the executive officers and the non-employee directors (as a group) of OnDisplay:

  . the number of shares of OnDisplay common stock subject to options held by such persons that will be exercisable immediately upon the consummation of the offer (including options that are currently exercisable as well as options which became exercisable in connection with the transactions contemplated by the merger agreement);

  . the weighted average exercise price of the options held by such persons and of unvested options; and

  . the aggregate cash value of such options based upon an assumed per share amount of consideration to be received by OnDisplay stockholders in the offer and the merger of $43.55 in Vignette Common Stock (i.e., the total stock value less the exercise price) and based upon the last sale price of the Vignette common stock on May 31, 2000.

                                     Options    Weighted Average
                                  Which Will Be  Exercise Price  Aggregate Value
Name(1)                           Exercisable*     Per Share       Of Options
-------                           ------------- ---------------- ---------------
Mark Pine........................    250,000**       $2.50         $10,262,188
Venkat Mohan.....................    350,000**        6.50          12,967,063
David Larson.....................    200,000**        5.00           7,709,750
Trung Dung.......................     16,667          6.50             617,492
Olivier Sermet...................    213,750           .64           9,171,745
Carol Richwood...................     18,750          1.38             790,664
Santi Pierini....................     92,583          2.39           3,810,601
Peter Buzzard....................     45,417          2.69           1,855,682
Janet Azevedo....................     39,063          8.00           1,388,641
Timothy Barrows..................     15,625          8.00             555,449
Promod Haque.....................     15,625          8.00             555,449
John Mandile.....................     42,500           .10           1,846,572
Christopher Spray................     16,625          8.00             590,998
Margaret Taylor..................     20,625           .40             889,943
Carmine Villani..................     35,417           .23           1,534,220

--------
 * Assumes a closing date of June 30, 2000.

** Includes options exercisable if these individuals are deemed terminated without cause.

               THE MERGER AGREEMENT AND THE STOCKHOLDER AGREEMENT

   The following description of the merger agreement describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement is attached as Annex A to this prospectus. All stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

The Offer

   Terms of the Offer. The merger agreement provides for the commencement by Wheels Acquisition Corp. of this offer to exchange all outstanding shares of OnDisplay common stock for shares of Vignette common stock. The merger agreement provides for the consideration that we will pay in the offer, including the exchange ratio of 1.58 shares of Vignette common stock for each share of OnDisplay common stock. For a description of those matters, refer to the discussion under "The Offer."

   The merger agreement prohibits Wheels Acquisition Corp., without the consent of OnDisplay, from amending or waiving the minimum tender condition or amending the offer to change the form or amount of consideration to be paid, decreasing the number of shares of OnDisplay common stock sought in the offer, imposing additional conditions to the offer, extending the expiration date of the offer except as described below or making any other change which is adverse to the holders of the shares of OnDisplay common stock.

   Mandatory Extensions of the Offer. If any of the conditions to the offer is not satisfied or waived on any scheduled expiration date of the offer, Wheels Acquisition Corp. will extend the offer for successive extension periods of not more than 10 business days until all conditions to the offer are satisfied or waived; provided that Wheels Acquisition Corp. is not required to extend the offer beyond September 30, 2000.

   Optional Extensions of the Offer. Wheels Acquisition Corp. will have the right to extend the offer (i) after acceptance of shares in the initial offering period, as it may be extended, for a further period of time by means of a subsequent offering period not to exceed 20 business days for the purpose of having Vignette and Wheels Acquisition Corp. collectively own at least 90% of the outstanding shares of OnDisplay common stock and (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer or any period required by applicable law.

   Prompt Payment for OnDisplay Shares after the Closing of the Offer. Subject to the conditions of the offer, Wheels Acquisition Corp. will accept for payment and pay for, as promptly as practicable after the expiration of the offer, all shares of OnDisplay common stock validly tendered and not properly withdrawn pursuant to the offer.

The Merger

   The Merger. The merger agreement provides that Wheels Acquisition Corp. will be merged with and into OnDisplay no later than the second business day following the satisfaction or waiver of the conditions set forth in the merger agreement unless the parties agree to another date. Under the terms of the merger agreement, at the effective time of the merger, each share of OnDisplay common stock will be converted into the right to receive from Wheels Acquisition Corp. the same per share consideration paid to holders of OnDisplay common stock who exchanged their OnDisplay shares in the offer. Notwithstanding the foregoing, the merger consideration will not be payable in respect of OnDisplay shares held by OnDisplay, Vignette or Wheels Acquisition Corp.

   Effective Time of the Merger. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware or such later time as is agreed by OnDisplay and Vignette and on or specified in the certificate of merger. The filing of the certificate of merger will take place as soon as practicable on or after the closing date of the merger.

OnDisplay Board of Directors

   Upon the acceptance for exchange of shares of OnDisplay common stock pursuant to the offer, Vignette will be entitled to designate a number of directors of OnDisplay (rounded up to the next whole number) that equals the product of (i) the total number of directors on OnDisplay's board of directors and (ii) the percentage that the number of shares beneficially owned by Vignette and Wheels Acquisition Corp. bears to the total number of shares of OnDisplay common stock outstanding. Until the merger has become effective, OnDisplay's board of directors shall include at least two members who were directors of OnDisplay prior to the consummation of the offer. The merger agreement provides that, prior to the effective time of the merger, the affirmative vote of a majority of the continuing OnDisplay directors will be required to

  . amend or terminate the agreement on behalf of OnDisplay;

  . waive any rights, benefits or remedies of OnDisplay or holders of OnDisplay common stock under the merger agreement;

  . extend the time for performance of Vignette's or Wheels Acquisition
    Corp.'s obligations under the merger agreement; or

  . approve any other action of OnDisplay which adversely affects the holders of OnDisplay common stock.

Treatment of OnDisplay Stock Options and Restricted Stock

   At the effective time of the merger, each outstanding OnDisplay option, regardless of the extent vested and exercisable, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the OnDisplay stock option, the same number of shares of Vignette common stock as the holder of the OnDisplay option would have been entitled to receive pursuant to the merger agreement had the holder exercised the OnDisplay option in full immediately prior to the effective time of the merger, rounded down to the nearest whole number. The price per share shall equal

  . the per share exercise price at which the OnDisplay option was exercisable immediately prior to the effective time, divided by

  . the exchange ratio.

   Vignette has agreed to take all action necessary to implement the above, including the reservation, issuance and listing of a sufficient number of shares of Vignette common stock for delivery upon exercise of these substitute options. Vignette shall prepare and file a registration statement on an appropriate form, or a post-effective amendment to a previously filed registration statement, with respect to the shares of Vignette common stock subject to the above options and, where applicable, shall use its reasonable efforts to have the registration statement declared effective as soon as is reasonably practicable after the effective time of the merger, to maintain its effectiveness and to maintain the current status of the prospectus contained in it for so long as the options remain outstanding.

   In general, all OnDisplay options will accelerate 18 months upon the effective time of the merger.

   Shares of Vignette common stock that are issued upon conversion of shares of OnDisplay common stock that immediately prior to the effective time of the merger are unvested or are subject to a repurchase option, risks of forfeiture or other condition that those shares may be forfeited or repurchased by OnDisplay will continue to be unvested and subject to the same options, risks or other conditions after the effective time of the merger unless the relevant agreement provides that the option, risk or condition will terminate on consummation of the merger.

Covenants and Representations and Warranties

   Reasonable Efforts. The merger agreement provides that each of Vignette and OnDisplay will use its reasonable efforts to take all actions necessary to close the offer and the merger.

   Conduct of Business Pending the Appointment of Directors. The merger agreement obligates OnDisplay, until the first acceptance for exchange of shares of OnDisplay common stock pursuant to the offer, to conduct its operations in the ordinary course of business. The merger agreement expressly restricts the ability of OnDisplay to engage in certain material transactions, such as purchases and sales of assets or the sale or redemption of outstanding securities of OnDisplay, without the prior written consent of Vignette.

   No Solicitation of Alternative Transactions. The merger agreement provides that, except in the circumstances described below, OnDisplay will not:

  . directly or indirectly solicit, initiate or knowingly take any action to facilitate or encourage the submission or announcement of, any Acquisition Proposal (as defined below),

  . enter into or participate in any discussions or negotiations with, furnish any information relating to it or afford access to the business, properties, assets, books or records of OnDisplay to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that has made an Acquisition Proposal,

  . approve, endorse or recommend any Acquisition Proposal, or

  . enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

   However, the merger agreement does provide that in response to an unsolicited Acquisition Proposal that did not result from a breach by OnDisplay of its obligations not to solicit alternative transactions and following delivery to Vignette of notice of the Acquisition Proposal, OnDisplay may:

  . participate in discussions or negotiations with or furnish information
    (pursuant to a confidentiality agreement) to any third party which makes a bona fide Acquisition Proposal,

  . approve or recommend to its stockholders that Acquisition Proposal pursuant to the Exchange Act, or

  . withdraw, modify in a manner adverse to Vignette or fail to make a recommendation to its stockholders of the offer and the merger, if, in each case, the OnDisplay board of directors reasonably determines (after consultation with OnDisplay's financial advisor) that the Acquisition Proposal constitutes a Superior Proposal (as defined below) and determines in good faith (after consultation with its outside legal counsel) that it is necessary to take such action(s) in order to satisfy its fiduciary duties under applicable law.

   "Acquisition Proposal" means any offer or proposal by a third party relating to:

  . any acquisition or purchase from OnDisplay by any person or group of more than a 25% of the outstanding voting securities of OnDisplay or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 25% or more of the outstanding voting securities of OnDisplay or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving OnDisplay pursuant to which the stockholders of OnDisplay immediately preceding that transaction would hold less than 75% of the equity interests in the surviving or resulting entity of that transaction,

  . any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 25% of the consolidated assets of OnDisplay, or

  . any liquidation or dissolution of OnDisplay.

   "Superior Proposal" means a bona fide, unsolicited, written Acquisition Proposal for at least a majority of the outstanding OnDisplay shares on terms that the OnDisplay board of directors determines in good faith by a majority vote, after consultation with its financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the OnDisplay stockholders than the offer or the merger.

   Antitrust Laws. Each of the parties to the merger agreement will take those lawful actions that are necessary to make the filings required under any applicable antitrust laws in connection with the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides that each of Vignette and OnDisplay will otherwise act to eliminate or minimize the effects of these statutes on the offer and the merger.

   Employee Benefits. See "Interests of OnDisplay Officers and Directors in the Merger".

   Representations and Warranties. The merger agreement contains a number of customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. All representations and warranties of each party expire at the closing of the merger.

Conditions of the Offer

   See "The Offer--Conditions of the Offer".

Conditions of the Merger

   The obligations of Vignette, Wheels Acquisition Corp. and OnDisplay to consummate the merger are subject to the satisfaction of the following conditions:

  . to the extent required by applicable law, the merger agreement shall have been approved and adopted by the OnDisplay stockholders;

  . no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the merger;

  . the shares of Vignette common stock to be issued in the merger shall have been authorized for inclusion on the Nasdaq National Market, subject to official notice of issuance;

  . the registration statement on Form S-4 relating to the merger shall have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order; and

  . Wheels Acquisition Corp. shall have purchased shares of OnDisplay common stock in the offer.

Termination of the Merger Agreement

   Termination by Mutual Agreement. The merger agreement may be terminated at any time prior to the first acceptance for exchange of shares of OnDisplay common stock pursuant to the offer by mutual written consent of Vignette and OnDisplay.

   Termination by either Vignette or OnDisplay. The merger agreement may be terminated by either Vignette or OnDisplay at any time prior to the first acceptance for exchange of shares of OnDisplay common stock pursuant to the offer if:

     (1) the offer has not been consummated on or before September 30, 2000 (the "Termination Date"), unless the failure to consummate the offer is the result of a material breach or failure to fulfill a material obligation of the merger agreement by the party seeking termination;

     (2) the offer expires or terminates in accordance with the terms of the merger agreement without Wheels Acquisition Corp. having accepted for exchange any OnDisplay shares, except that Vignette will not be permitted to terminate the merger agreement for this reason if the expiration or termination is a result of a breach of the merger agreement by Vignette or Wheels Acquisition Corp.;

     (3) there shall be any applicable law or regulation that makes consummation of the merger illegal or otherwise prohibited or any judgment, injunction, or order which is final and nonappealable prohibiting the closing of the merger; or

     (4) any representation or warranty of the non-terminating party contained in the merger agreement is or becomes inaccurate so that, overall, the inaccuracies would reasonably be expected to have material adverse effect on the non-terminating party, or the non-terminating party fails to perform any material covenant contained in the merger agreement, if that inaccuracy or failure to perform has not been or is incapable of being cured by the non-terminating party within 30 days following receipt by the non-terminating party of notice from the terminating party of the inaccuracy or failure to perform.

   Termination by Vignette. The merger agreement may be terminated at any time prior to the first acceptance of shares in the offer by Vignette if:

     (1) the OnDisplay board of directors, or any of its committees, approves or recommends to the OnDisplay stockholders any Acquisition Proposal;

     (2) the OnDisplay board of directors, or any of its committees, withdraws or amends or modifies in any way adverse to Vignette its recommendation to the OnDisplay stockholders that they accept the offer and approve and adopt the merger agreement and the merger;

     (3) OnDisplay fails to include in various documents relating to the offer the recommendation of the OnDisplay board of directors that the OnDisplay stockholders accept the offer and approve and adopt the merger agreement and the merger; or

     (4) a tender or exchange offer relating to 40% or more of the OnDisplay shares is commenced by a third party and OnDisplay does not send to its stockholders pursuant to rules under the Exchange Act, within 10 business days of the day that the offer is published, sent or given, a statement that OnDisplay recommends rejection of that tender or exchange offer.

Termination Fees

   Termination Fees Payable by OnDisplay to Vignette. If the merger agreement is terminated by Vignette as described under "--Termination of the Merger Agreement--Termination by Vignette" prior to the first acceptance of shares in the offer then OnDisplay shall pay to Vignette a termination fee in an amount equal to $50 million in immediately available funds.

   If the merger agreement is terminated by Vignette or OnDisplay as described in paragraphs (1) and (2) under "--Termination of the Merger Agreement-- Termination by either Vignette or OnDisplay" prior to the first acceptance of shares in the offer and no event described under "Termination of the Merger Agreement--Termination by Vignette" has occurred, and (x) after the date of the merger agreement and prior to the date of termination of the merger agreement any Acquisition Proposal has been publicly announced or publicly known and not withdrawn at least 5 business days prior to the scheduled expiration date of the offer and (y) within 12 months of termination of the merger agreement either a Company Acquisition occurs or OnDisplay enters into an agreement providing for a Company Acquisition and the Company Acquisition is later consummated, then OnDisplay shall pay to Vignette, no later than two days after the consummation of the Company Acquisition, $50 million in immediately available funds.

   "Company Acquisition" means any of the following transactions (other than the offer and the merger):

  . a sale or other disposition by OnDisplay of a business or assets representing 40% or more of the consolidated net revenues, net income or assets of OnDisplay immediately prior to that sale,

  . the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by OnDisplay), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing 40% or more of any class of equity securities of OnDisplay, or

  . a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving OnDisplay (other than a transaction in which OnDisplay is the acquiror and in which the current OnDisplay stockholders retain more than 60%, directly or indirectly, of the surviving or successor corporation, except that a widely distributed offering of OnDisplay common stock will not constitute a Company Acquisition.

Amendments

   The merger agreement may be amended by action taken by Vignette, Wheels Acquisition Corp. and OnDisplay at any time prior to the closing of the merger. The merger agreement provides that if Vignette designates directors of OnDisplay prior to the effective time of the merger, any amendment of the merger agreement, any termination of the merger agreement by OnDisplay, any extension by OnDisplay of the time for the performance of any of the obligations or other acts of Vignette or Wheels Acquisition Corp., waiver by OnDisplay of any rights of OnDisplay or OnDisplay stockholders under the merger agreement or any other action by OnDisplay which is reasonably likely to adversely affect the interests of the OnDisplay stockholders with respect to the transactions provided for under the merger agreement, will require the concurrence of a majority of the OnDisplay directors then in office who were not designated by Vignette.

The Stockholder Agreement

 Parties

   As an inducement for Vignette and Wheels Acquisition Corp. to enter into the merger agreement, immediately prior to the signing of the merger agreement, various stockholders of OnDisplay entered into the stockholder agreement with Vignette.

   The obligations of those stockholders under the stockholder agreement covers, in the aggregate, 8,828,391 OnDisplay shares, which represented approximately 39% of the outstanding OnDisplay shares as of May 16, 2000.

 Agreement to Tender

   Each stockholder who signed the stockholder agreement agreed to tender in the offer and not withdraw that portion of his or her shares of OnDisplay covered by the stockholder agreement.

 Proxy

   Each stockholder who signed the stockholder agreement granted Vignette or any nominee of Vignette a proxy to vote or grant a consent with respect to that portion of that stockholder's OnDisplay shares covered by the stockholder agreement

  . in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement.

  . against the approval of any

   . Acquisition Proposal,

   . reorganization, recapitalization, liquidation or winding up of OnDisplay or any other extraordinary transaction involving OnDisplay,

   . corporate action that would prevent or delay consummation of the offer, the merger or any other transaction contemplated by the merger agreement, or

   . other matters relating to the foregoing.

                     DESCRIPTION OF VIGNETTE CAPITAL STOCK

   Our authorized capital stock consists of 500,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value.

 Common Stock

   As of May 31, 2000, there were 193,480,039 shares of common stock outstanding that were held of record by approximately 469 stockholders. As of May 31, 2000, there were 59,865,715 shares of common stock subject to outstanding options, 39,443,931 of which were currently exercisable. There would be approximately 229,212,144 shares of common stock outstanding after giving effect to the offer and the merger. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution, or winding up of Vignette, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in connection with the offer and the merger will be fully paid and nonassessable.

 Preferred Stock

   Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock and no shares are currently outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Vignette without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any of the preferred stock.

            COMPARISON OF VIGNETTE AND ONDISPLAY STOCKHOLDER RIGHTS

   Set forth on the following pages is a summary comparison of material differences between the rights of a Vignette stockholder under the current Vignette certificate of incorporation and bylaws (left column) and the rights of an OnDisplay stockholder under the current OnDisplay certificate of incorporation and bylaws (right column). Copies of these documents will be sent to holders of shares of OnDisplay common stock upon request. A summary by its nature is not complete. We encourage you to refer to the relevant portions of the Vignette certificate of incorporation and bylaws incorporated in this document by reference, the OnDisplay certificate of incorporation and bylaws, and the relevant provisions of Delaware law.

                Vignette                               OnDisplay
--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------
 . The rights of Vignette                . The rights of OnDisplay
   stockholders are governed by            stockholders are governed by
   Vignette's certificate of               OnDisplay's certificate of
   incorporation and bylaws, in            incorporation and bylaws, in
   addition to Delaware law.               addition to Delaware law.


 . Upon completion of the merger, the    . Upon completion of the merger,
   Vignette certificate of                 OnDisplay stockholders will become
   incorporation and bylaws will be        Vignette stockholders.
   the same in all respects as the
   present documents.


--------------------------------------------------------------------------------
                               AUTHORIZED CAPITAL
--------------------------------------------------------------------------------
 . The authorized capital stock of       . The authorized capital stock of
   Vignette consists of:                   OnDisplay consists of:


  . 500,000,000 Vignette common           . 100,000,000 OnDisplay common
    shares, with a par value of $0.01       shares, with a par value of
    per share; there were 193,480,039       $0.001 per share; there were
    shares of common stock                  22,615,256 shares of common stock
    outstanding as of May 31, 2000          outstanding as of May 31, 2000


  . 10,000,000 shares of preferred        . 10,000,000 shares of preferred
    stock, with a par value of $0.01        stock, with a par value of $0.001
    per share, none outstanding.            per share, none outstanding.

               Vignette                             OnDisplay


                        AMENDMENT OF GOVERNING DOCUMENTS
--------------------------------------------------------------------------------
                                    Charter
--------------------------------------------------------------------------------
  . Except for the matters specified     . Except for the matters specified
    in the following section, an           in the following section, an
    authorization of the Vignette          authorization of the OnDisplay
    board, followed by the vote of a       board, followed by the vote of a
    majority of the outstanding            majority of the outstanding
    Vignette common shares is              OnDisplay common shares is
    required for an amendment to the       required for an amendment to the
    Vignette certificate of                OnDisplay certificate of
    incorporation.                         incorporation.


  . An amendment to the Vignette         . An amendment to the OnDisplay
    certificate of incorporation           certificate of incorporation
    providing for the following            providing for the following
    requires an authorization by the       requires an authorization by the
    Vignette board followed by the         OnDisplay board followed by the
    approval of at least seventy           approval of at least sixty-six
    five percent (75%) of the then         and two-thirds percent (66 2/3%)
    outstanding voting securities of       of the then outstanding voting
    Vignette:                              securities of OnDisplay:


   . limiting the authority of the         . cumulative voting in the
     board of directors to fix the           election of directors or any
     number of directors, altering           other matter submitted to a vote
     the classified board                    of the stockholders, altering
     structure, limiting the                 the classified board structure,
     authority of the board                  limiting the authority of the
     of directors to amend or                board of directors to amend or
     repeal the bylaws, requiring            repeal the bylaws of the
     that all actions by                     corporation, stipulating whether
     stockholders take place at an           meetings of stockholders may be
     annual or special meeting and           held within or without Delaware,
     not by written consent, or              or whether the books of the
     changing the liability                  corporation maybe kept in places
     limitation for Vignette's               outside Delaware as designated
     directors.                              by the board of directors,

 . The Vignette bylaws may be           . The OnDisplay bylaws may be
   adopted, amended or repealed by:       adopted, amended or repealed by:


  . a majority vote of the board of      . a majority vote of the board of
    directors; or                          directors.


  . holders of at least 75% of           . a majority of the votes cast by
    Vigentte's oustanding capital          stockholders entitled to vote
    stock.                                 except that the vote of two-
                                           thirds of the outstanding voting
                                           securities of OnDisplay is
                                           required to amend the OnDisplay
                                           bylaws relating to the following
                                           matters:


                                           . special meetings, notice of
                                             stockholder meetings, advance
                                             notice of stockholder nominees
                                             and stockholder business,
                                             voting, stockholder action by
                                             written consent without
                                             a meeting, and number of
                                             directors.

--------------------------------------------------------------------------------

                Vignette                               OnDisplay

                                   DIRECTORS
--------------------------------------------------------------------------------
                                     Number
--------------------------------------------------------------------------------
 . Vignette's bylaws provide that the    . The OnDisplay bylaws provide that
   board of directors shall consist        the board of directors shall
   of no less than 1 and no more than      consist of 8 members. This number
   7 directors, with the actual            may be changed by an amendment to
   number to be fixed from time to         the certificate of incorporation
   time by resolution of the board of      or by an amendment to the bylaws
   directors or by the stockholders        adopted by holders of a majority
   at an annual meeting.                   of the outstanding stock or by a
                                           majority of the board of
                                           directors.

 . The current number of directors is
   5.


                                         . The current number of directors is
                                           8.

--------------------------------------------------------------------------------
                                 Classification
--------------------------------------------------------------------------------
 . The board of directors is divided     . The board of directors is divided
   into three classes, each as nearly      into three classes, each as nearly
   equal in number as possible, with       equal in number as possible, with
   one class being elected annually        one class being elected annually
   to a three-year term. There is one      to a three-year term. There are
   Class II director, whose term will      two Class I directors, whose terms
   expire at the annual meeting to be      will expire at the annual meeting
   held in 2001; two Class III             to be held in 2000; three Class II
   directors, whose terms will expire      directors, whose term will expire
   at the annual meeting to be held        at the annual meeting to be held
   in 2002; and two Class I                in 2001; and three Class III
   directors, whose terms will expire      directors, whose terms will expire
   at the annual meeting to be held        at the annual meeting to be held
   in 2003.                                in 2002.


--------------------------------------------------------------------------------
                                  Nominations
--------------------------------------------------------------------------------
 . A stockholder must make any           . A stockholder must make any
   nomination for a director in            nomination for a director in
   writing to the secretary of             writing to the secretary of
   Vignette at least 60 days but not       OnDisplay not less than 120 days
   more than 90 days before the first      in advance of the first
   anniversary of the preceeding           anniversary of the mailing of the
   year's annual meeting.                  previous year's proxy statement
                                           with respect to OnDisplay's annual
                                           meeting of stockholders.

--------------------------------------------------------------------------------

                                    Removal
--------------------------------------------------------------------------------
 . Vignette directors may be removed     . Any director or the entire board
   only for cause.                         or directors may be removed, with
                                           or without cause, by the holders
                                           of a majority of the shares then
                                           entitled to vote at an election of
                                           directors.


--------------------------------------------------------------------------------

                Vignette                               OnDisplay

                                  STOCKHOLDERS
--------------------------------------------------------------------------------
                        Annual Meetings of Stockholders
--------------------------------------------------------------------------------
 . The annual meeting of stockholders    . The annual meeting of stockholders
   must be held on a date and at a         shall be held on a date and at a
   place within or without Delaware        place fixed by the OnDisplay board
   as fixed by the Vignette board of       of directors. In the absence of
   directors.                              such designation, the annual
                                           meeting of stockholders shall be
                                           held on the second Tuesday of May
                                           of each year but if such day is a
                                           legal holiday, then the meeting
                                           shall be held on the next business
                                           day.


--------------------------------------------------------------------------------
                        Special Meetings of Stockholders
--------------------------------------------------------------------------------
 . Special meetings of the               . OnDisplay's bylaws authorize the
   stockholders, for any purposes,         board of directors, the chairman
   may be called at any time by a          of the board or the president to
   majority of the board of                call a special meeting of
   directors. Therefore, stockholders      stockholders. Therefore,
   of Vignette are not authorized to       stockholders of OnDisplay are not
   call special meetings of                authorized to call special
   stockholders.                           meetings of stockholders.


--------------------------------------------------------------------------------
                             Stockholder Proposals
--------------------------------------------------------------------------------
 . A Vignette stockholder wishing to     . An OnDisplay stockholder wishing
   bring business before the annual        to bring business before the
   stockholders' meeting must provide      annual stockholders' meeting must
   written notice to the                   provide written notice not less
   corporation's secretary. The            than 120 days in advance of the
   notice must be received between 30      first anniversary of the mailing
   and 60 days prior to the annual         of the previous year's proxy
   meeting.                                statement for OnDisplay's annual
                                           meeting of stockholders.




--------------------------------------------------------------------------------

State Anti-Takeover Laws

   Under Delaware law, a Delaware corporation generally may not engage in a "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. "Business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns, or within three years, did own 15% or more of the corporation's voting stock. This prohibition does not apply if

  . the corporation has elected not to be governed by these restrictions.

  . prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder's becoming an interested stockholder,

  . upon consummation of the transaction resulting in the stockholder's becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and certain employee stock plans, or

  . at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

   Neither Vignette nor OnDisplay has elected not to be governed by these restrictions. The OnDisplay board has taken the necessary action to make the above restrictions on business combinations inapplicable to the offer and the merger.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of Common Stock of OnDisplay as of May 31, 2000 as to (i) each person who is known by OnDisplay to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the OnDisplay, (iii) each of the four most highly compensated executive officers and the chief executive officer of OnDisplay and (iv) all directors and executive officers of OnDisplay as a group.

   Unless otherwise indicated, the address for each stockholder in the table is c/o OnDisplay, Inc., 12667 Alcosta Boulevard, Suite 300, San Ramon, CA 94583. Except as otherwise noted, and dependent on applicable community property laws, to our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

                                                           Shares Beneficially Owned*
                                                           -----------------------------
                Beneficial Owner                               Number        Percent
                ----------------                           --------------- -------------
   Matrix Partners IV, L.P.(1)...........................        3,360,525       14.86
    Bay Colony Corporate Center
    1000 Winter Street, Suite 4500
    Waltham, MA 02154
   Norwest Venture Partners VI, L.P. ....................        2,594,181       11.47
    245 Lytton Avenue, Suite 250
    Palo Alto, CA 94111
   Atlas Venture Fund II, L.P............................        2,390,784       10.57
    222 Berkeley Street
    Boston, MA 02116
   Amerindo Investment Advisors, Inc. And affiliates(2)..        1,664,963        7.36
    One Embarcadero, Suite 2300
    San Francisco, CA 94111
   Mark Pine(3)..........................................        1,585,275        6.97
   Trung Dung............................................          987,175        4.37
   Venkat Mohan(4).......................................          350,000        1.53
   Mark Deppe (5)........................................          278,385        1.23
   Olivier Sermet(6).....................................          235,000        1.04
   Santi Pierini(7)......................................          125,000      **
   Timothy Barrows(8)....................................        3,390,525       14.99
   Promod Haque(9).......................................        2,624,181       11.60
   John Mandile(10)......................................          563,764        2.49
   Christopher Spray(11).................................        2,420,784       10.69
   Margaret Taylor.......................................           55,000      **
   Carmine Villani.......................................           40,000      **
   All directors and executive officers
    as a group (16 persons)..............................       13,030,089       55.49

--------
* Stock options held by the persons in the table are fully exercisable and are therefore included in the table because the underlying shares are deemed to be beneficially owned under the rules of the Securities and Exchange Commission. However, some of the shares underlying options, as well as some shares that are held by such persons as a result of option exercises, are not fully vested. Shares underlying options are deemed to be outstanding for the purpose of computing the percentage beneficially owned by the holder of the option, but are not deemed to be outstanding for the purpose of computing any other person's beneficial ownership percentage.

 **  Less than 1% of the outstanding shares of common stock.

 (1) Includes 168,026 shares held by the Matrix IV Entrepreneurs Fund, L.P.

 (2) Amerindo Investment Advisors, Inc. and its affiliates, which manages the accounts holding these shares, disclaims beneficial ownership of the shares.

 (3) Includes 246,000 shares beneficially held by trusts for the benefit of M. Pine's minor children and other family members. Also includes 125,000 shares of common stock issuable upon the exercise of stock options.

 (4) Includes 250,000 shares of common stock issuable upon the exercise of stock options.

 (5) Mr. Deppe is no longer an executive officer of OnDisplay.

 (6) Includes 50,000 shares of common stock issuable upon the exercise of stock options.

 (7) Includes 49,000 shares of common stock issuable upon the exercise of stock options.

 (8) Includes shares held by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P. T. Barrows, a general partner of Matrix IV Management Co., L.P. which is the general partner of Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P., disclaims beneficial ownership of the shares held by Matrix Partners IV, L.P. and Matrix IV Entrepreneurs Fund, L.P., except to the extent of his proportionate pecuniary interest therein. Also includes 30,000 shares of common stock issuable upon the exercise of stock options.

 (9) Includes shares held by Norwest Venture Partners VI, L.P. P. Haque, a general partner of Norwest Venture Partners VI, L.P., disclaims beneficial ownership of the shares held by Norwest Venture Partners VI, L.P., except to the extent of his proportionate pecuniary interest therein. Also includes 30,000 shares of common stock issuable upon the exercise of stock options.

(10) Includes shares held by Sigma Partners IV, L.P., Sigma Investors IV, L.P. and Sigma Associates IV, L.P. J. Mandile, a Managing Director of Sigma Management IV, L.L.C., the general partner of Sigma Partners IV, L.P., Sigma Investors IV, L.P. and Sigma Associates IV, L.P. disclaims beneficial ownership of the shares held by Sigma Partners IV, L.P., Sigma Investors IV, L.P. and Sigma Associates IV, L.P., except to the extent of his proportionate pecuniary interest therein. Also includes 42,500 shares of common stock issuable upon the exercise of stock options.

(11) Includes shares held by Atlas Venture Fund II, L.P. C. Spray, a general partner of Atlas Venture Fund II, L.P., disclaims beneficial ownership of the shares held by Atlas Venture Fund II, L.P., except to the extent of his proportionate pecuniary interest therein. Also includes 30,000 shares of common stock issuable upon the exercise of stock options.

                                 LEGAL MATTERS

   Davis Polk & Wardwell, counsel to Vignette, will pass on the validity of the Vignette common shares to be issued to OnDisplay stockholders in the offer and merger.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Vignette Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Vignette Corporation are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited the financial statements of DataSage, Inc. at December 31, 1998 and 1999 and for each of the two years in the period ended December 31, 1999, included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on March 30, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of DataSage, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited the financial statements of Oberon Software Incorporated at September 30, 1998 and 1999 and for each of the three years in the period ended September 30, 1999, as set forth in their report included in this prospectus. The financial statements of Oberon Software Incorporated are included in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   The financial statements of OnDisplay, Inc. at December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, which report is given upon the authority of said firm as experts in auditing and accounting.

                                ONDISPLAY, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
OnDisplay, Inc.

Report of Independent Accountants........................................   F-2

Consolidated Balance Sheets as of December 31, 1998 and 1999 and March
 31, 2000 (unaudited)....................................................   F-3

Consolidated Statements of Operations for the years ended December 31,
 1997, 1998 and 1999 and the three-month periods ended March 31, 1999 and
 2000 (unaudited)........................................................   F-4

Consolidated Statement of Changes in Stockholders' Equity (Deficit) for
 the years ended December 31, 1997, 1998 and 1999 and the three-month
 period ended March 31, 2000 (unaudited).................................   F-5

Consolidated Statements of Cash Flows for the years ended December 31,
 1997, 1998 and 1999 and the three-month periods ended March 31, 1999 and
 2000 (unaudited)........................................................   F-6

Notes to Consolidated Financial Statements...............................   F-7

Oberon Software Incorporated (an acquired business of OnDisplay, Inc.)

Report of Independent Auditors...........................................  F-21

Balance Sheets as of September 30, 1998 and 1999 and December 31, 1999
 (unaudited).............................................................  F-22

Statements of Operations for the years ended September 30, 1997, 1998 and
 1999 and the three-month periods ended December 31, 1998 and 1999
 (unaudited).............................................................  F-23

Statements of Stockholders' Equity (Deficit) for the years ended
 September 30, 1997, 1998
 and 1999 and the three-month period ended December 31, 1999
 (unaudited).............................................................  F-24

Statements of Cash Flows for the years ended September 30, 1997, 1998 and
 1999 and the three-month periods ended December 31, 1998 and 1999
 (unaudited).............................................................  F-26

Notes to Financial Statements............................................  F-27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders Of OnDisplay, Inc.

   In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of OnDisplay, Inc. at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

San Jose, California
February 16, 2000

                                ONDISPLAY, INC.

                          CONSOLIDATED BALANCE SHEETS
                (in thousands, except share and per share data)

                                                   December 31,
                                                 ------------------   March 31,
                                                   1998      1999       2000
                                                 --------  --------  -----------
                                                                     (unaudited)
                     ASSETS
                     ------
Current assets:
 Cash and cash equivalents...................... $  4,648  $109,617   $114,371
 Short-term investments.........................      --        --      10,977
 Accounts receivable, net of allowance for
  doubtful accounts of $250 in 1998, $728 in
  1999 and $733 in 2000.........................    2,600     4,419      5,112
 Prepaid and other current assets...............       96     1,171      1,046
                                                 --------  --------   --------
  Total current assets..........................    7,344   115,207    131,506

Property and equipment, net.....................      720     1,581      4,014
Goodwill and other intangible assets............      --        --     189,247
Deposits and other assets.......................      189       314        523
                                                 --------  --------   --------

  Total assets.................................. $  8,253  $117,102   $325,290
                                                 ========  ========   ========

 LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS'
                EQUITY (DEFICIT)
 ----------------------------------------------

Current liabilities:
 Accounts payable............................... $    386  $  1,262   $  3,375
 Accrued liabilities............................      823     2,989      4,752
 Deferred revenue...............................    1,402     2,617      7,768
 Current portion of long term debts ............      149     1,199      2,382
                                                 --------  --------   --------
  Total current liabilities.....................    2,760     8,067     18,277

Long term debts, net of current portion.........      240     2,338      4,513
                                                 --------  --------   --------
  Total liabilities.............................    3,000    10,405     22,790
                                                 --------  --------   --------

Commitments (Note 4)

Mandatorily redeemable convertible preferred
 stock,
 Series A, B, C and D $0.001 par value:
 Authorized: 11,600,000 shares at December 31,
  1998 and 10,000,000 shares at December 31,
  1999 and March 31, 2000; issued and
  outstanding:
  8,891,554 shares at December 31, 1998 and none
  at
  December 31, 1999 and March 31, 2000..........   18,982       --         --
                                                 --------  --------   --------

Stockholders' equity (deficit):
 Common stock, $0.001 par value:
 Authorized: 100,000,000 shares; issued and
  outstanding:
  4,133,751 at December 31, 1998, 19,647,303
   shares at
  December 31, 1999 and 22,197,999 shares at
   March 31, 2000...............................        1        16         19
 Additional paid-in capital.....................    2,328   168,866    385,539
 Deferred stock-based compensation..............   (1,604)  (29,175)   (24,913)
 Notes receivable from shareholders.............      --     (1,788)    (1,788)
 Accumulated deficit............................  (14,454)  (31,222)   (56,357)
                                                 --------  --------   --------
  Total stockholders' equity (deficit)..........  (13,729)  106,697    302,500
                                                 --------  --------   --------
   Total liabilities, preferred stock and
    stockholders' equity (deficit).............. $  8,253  $117,102   $325,290
                                                 ========  ========   ========


  The accompanying notes are an integral part of these consolidated financial statements.

                                ONDISPLAY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                              Three Months
                                                                 Ended
                                Year Ended December 31,        March 31,
                                --------------------------  -----------------
                                 1997     1998      1999     1999      2000
                                -------  -------  --------  -------  --------
                                                              (unaudited)
License revenues............... $   265  $ 2,229  $  6,839  $   628  $  4,665
Service revenues...............     --     1,114     4,259      922     2,376
                                -------  -------  --------  -------  --------
    Total revenues.............     265    3,343    11,098    1,550     7,041
                                -------  -------  --------  -------  --------
Cost of license revenues.......     --         2         7        1         2
Cost of service revenues.......     --     1,618     4,251      877     2,393
                                -------  -------  --------  -------  --------
    Total cost of revenues.....     --     1,620     4,258      878     2,395
                                -------  -------  --------  -------  --------
Gross profit...................     265    1,723     6,840      672     4,646
Operating expenses:
  Sales and marketing..........   2,810    5,747    11,917    1,600     7,349
  Research and development.....   1,986    2,636     4,714      738     2,327
  General and administrative...   1,158    1,201     3,418      564     1,904
  Amortization of deferred
   stock-based compensation....     --       618     3,697      322     4,262
  Purchased in-process research
   and development.............     --       --        --       --     15,300
                                -------  -------  --------  -------  --------
    Total operating expenses...   5,954   10,202    23,746    3,224    31,142
                                -------  -------  --------  -------  --------
Loss from operations...........  (5,689)  (8,479)  (16,906)  (2,552)  (26,496)
Interest income and other......     173      174       532       85     1,507
Interest expense...............     (18)     (43)     (394)     (12)     (146)
                                -------  -------  --------  -------  --------
Net loss....................... $(5,534) $(8,348) $(16,768) $(2,479) $(25,135)
                                -------  -------  --------  -------  --------
Net loss per share--basic and
 diluted....................... $ (1.62) $ (2.34) $  (3.70) $ (0.59) $  (1.30)
                                -------  -------  --------  -------  --------
Shares used in per share
 calculation--basic and
 diluted.......................   3,410    3,572     4,533    4,203    19,343
                                =======  =======  ========  =======  ========


  The accompanying notes are an integral part of these consolidated financial statements.

                                ONDISPLAY, INC.

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                         STOCKHOLDERS' EQUITY (DEFICIT)
                       (in thousands, except share data)

                                                                        Notes                    Total
                            Common Stock     Additional   Deferred    Receivable              Stockholders
                          ------------------  Paid-in   Stock-Based      from     Accumulated    Equity
                            Shares    Amount  Capital   Compensation Shareholders   Deficit    (Deficit)
                          ----------  ------ ---------- ------------ ------------ ----------- ------------
Balances, January 1,
 1997...................   3,400,000   $--    $      8    $    --      $   --      $   (572)    $   (564)
Issuance of common stock
 in exchange
 for services rendered..      20,000    --         --          --          --           --           --
Issuance of common stock
 in connection
 with option exercises..         625    --         --          --          --           --           --
Net loss................         --     --         --          --          --        (5,534)      (5,534)
                          ----------   ---    --------    --------     -------     --------     --------
Balances, December 31,
 1997...................   3,420,625    --           8         --          --        (6,106)      (6,098)
Issuance of common stock
 in connection
 with options
  exercised.............     754,520     1         106         --          --           --           107
Repurchase of unvested
 common stock...........     (41,394)   --          (8)        --          --           --            (8)
Deferred compensation
 related to stock
 options granted........         --     --       2,222      (2,222)        --           --           --
Amortization of deferred
 stock-based
 compensation...........         --     --         --          618         --           --           618
Net loss................         --     --         --          --          --        (8,348)      (8,348)
                          ----------   ---    --------    --------     -------     --------     --------
Balances, December 31,
 1998...................   4,133,751     1       2,328      (1,604)        --       (14,454)     (13,729)
Conversion of
 Mandatorily Redeemable
 Convertible Preferred
 Stock to common stock..  10,615,293    11      35,381         --          --           --        35,392
Issuance of common stock
in connection
 with initial public
 offering, net of
 issuance costs.........   3,500,000     4      89,763         --          --           --        89,767
Issuance of common stock
 in connection
 with private
  placement.............     300,000    --       7,812         --          --           --         7,812
Issuance of common stock
 in connection
 with options
  exercised.............   1,163,563    --       2,170         --       (1,788)         --           382
Repurchase of unvested
 common stock...........     (71,554)   --         (15)        --          --           --           (15)
Issuance of common stock
 in connection with
 services rendered......       6,250    --          38         --          --           --            38
Amortization of discount
 related to warrants
 issued in connection
 with long term loan....         --     --         121         --          --           --           121
Deferred compensation
 related to
 stock options grants...         --     --      31,268     (31,268)        --           --           --
Amortization of deferred
 stock-based
 compensation...........         --     --         --        3,697         --           --         3,697
Net loss................         --     --         --          --          --       (16,768)     (16,768)
                          ----------   ---    --------    --------     -------     --------     --------
Balances, December 31,
 1999...................  19,647,303    16     168,866     (29,175)     (1,788)     (31,222)     106,697
Issuance of common stock
 in connection
 with initial public
  offering..............     525,000     1      13,566         --          --           --        13,567
Issuance of common stock
 in connection
 with option exercise...      85,683    --          23         --          --           --            23
Issuance of common stock
 in connection
 with Obreon
  acquisition...........   1,960,472     2     203,039         --          --           --       203,041
Repurchase of unvested
 common stock...........     (20,459)   --         --          --          --           --           --
Amortization of discount
 related to warrants
 issued in connection
 with long-term loan....         --     --          45         --          --           --            45
Amortization of deferred
 stock-based
 compensation...........         --     --         --        4,262         --           --         4,262
Net loss................         --     --         --          --          --       (25,135)     (25,135)
                          ----------   ---    --------    --------     -------     --------     --------
Balances, March 31, 2000
 (unaudited)............  22,197,999   $19    $385,539    $(24,913)    $(1,788)    $(56,357)    $302,500
                          ==========   ===    ========    ========     =======     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                ONDISPLAY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                Three Months
                                                                   Ended
                                  Year Ended December 31,        March 31,
                                  --------------------------  -----------------
                                   1997     1998      1999     1999      2000
                                  -------  -------  --------  -------  --------
                                                                (unaudited)
Cash flows from operating
 activities:
 Net loss.......................  $(5,534) $(8,348) $(16,768) $(2,479) $(25,135)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Depreciation and
   amortization.................      123      306       518      100       208
  Loss from sale of property
   and equipment................      --         9       --       --        --
  Provision for doubtful
   accounts.....................      --       250       478      --          5
  Amortization of deferred
   stock-based compensation.....      --       618     3,697      322     4,262
  Amortization of discount
   related to warrants issued
   in connection with long term
   loan.........................      --       --        121      --         45
  Issuance of common stock in
   connection with services
   rendered.....................      --       --         38      --        --
  Purchased in-process research
   and development..............      --       --        --       --     15,300
  Change in operating assets
   and liabilities, net of
   amounts acquired in
   acquisition:
   Accounts receivable..........     (187)  (2,661)   (2,297)   1,052      (222)
   Prepaid and other current
    assets......................      (96)      43    (1,075)    (109)      307
   Accounts payable.............      125      166       876        3       (32)
   Accrued liabilities..........      163      627     2,166     (258)      295
   Deferred revenue.............       11    1,391     1,215     (405)    5,151
   Other long term assets.......      --      (189)     (125)     (46)     (198)
                                  -------  -------  --------  -------  --------
    Net cash used in operating
     activities.................   (5,395)  (7,788)  (11,156)  (1,820)      (14)
                                  -------  -------  --------  -------  --------
Cash flows from investing
 activities:
 Acquisition of property and
  equipment.....................     (428)    (219)     (650)    (235)     (974)
 Cash acquired in a business
  combination...................      --       --        --       --      3,453
 Purchase of short-term
  investments...................      --       --        --       --    (10,977)
 Proceeds from sales of property
  and equipment.................      --         3       --       --        --
                                  -------  -------  --------  -------  --------
     Net cash used in investing
      activities................     (428)    (216)     (650)    (235)   (8,498)
                                  -------  -------  --------  -------  --------
Cash flows from financing
 activities:
 Proceeds from sales and lease
  back of property and
  equipment.....................      200      --        --       --        --
 Proceeds from issuance of
  Series A preferred stock......      100      --        --       --        --
 Proceeds from issuance of
  common stock, net.............      --       107    97,961       31    13,590
 Proceeds from issuance of
  Series B preferred stock......    6,700       25       --       --        --
 Principal payment under capital
  lease obligations.............      (28)    (129)      (78)     (28)      (99)
 Proceeds from borrowings under
  long term loan received.......      --       --      3,000      --        --
 Repayment of long term loan....      --       --       (503)     --       (225)
 Proceeds from issuance of
  Series C preferred stock......      --     8,757       --       --        --
 Proceeds from issuance of
  Series D preferred stock......      --       --     16,410      --        --
 Repurchases of unvested common
  stock.........................      --        (8)      (15)     --        --
                                  -------  -------  --------  -------  --------
     Net cash provided by
      financing activities......    6,972    8,752   116,775        3    13,266
                                  -------  -------  --------  -------  --------
Net increase in cash and cash
 equivalents....................    1,149      748   104,969   (2,052)    4,754
Cash and cash equivalents at
 beginning of year..............    2,751    3,900     4,648    4,648   109,617
                                  -------  -------  --------  -------  --------
Cash and cash equivalents at end
 of year........................  $ 3,900  $ 4,648  $109,617  $ 2,596  $114,371
                                  =======  =======  ========  =======  ========
Noncash investing and financing
 activities:
 Property and equipment acquired
  under capital lease
  obligations...................  $   196  $   337  $    729  $   --   $    828
                                  =======  =======  ========  =======  ========
 Deferred stock-based
  compensation..................  $   --   $ 2,222  $ 31,268  $ 1,129  $    --
                                  =======  =======  ========  =======  ========
 Issuance of common stock for
  notes receivable from
  shareholders..................  $   --   $   --   $  1,788  $   --   $    --
                                  =======  =======  ========  =======  ========
 Conversion of preferred stock
  to common stock...............      --       --     35,392      --        --
 Fair value of common stock
  issued for acquisition of
  Oberon Software...............      --       --        --       --   $203,018
                                  =======  =======  ========  =======  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                ONDISPLAY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

NOTE 1--BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

   OnDisplay, Inc. (the "Company") develops and markets applications for powering e-business portals and e-marketplaces in both business-to-business and business-to-consumer e-commerce. The Company's product suite provides an open, scalable, adaptable solution to enable the rapid aggregation, exchange, integration, personalization and syndication of e-business information and services from a broad range of partners, suppliers and customers. Through the use of the Internet, customers are able to use our solutions to align information systems of business allies without modification to existing applications or to migrate rapidly from their existing systems to new enterprise applications. The Company operates in a single business segment and does not have any separately reportable business segments as of March 31, 2000.

 Unaudited interim financial information

   The accompanying financial statements as of March 31, 1999 and 2000 and for the three-month periods then ended, together with the related notes, are unaudited but include all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation, in all material respects, of the operating results and cash flows for the period presented.

 Management estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include levels of reserves for accounts receivable, valuation of deferred tax assets and value of the Company's capital stock. Actual results could differ from these estimates.

 Cash and cash equivalents

   The Company considers all investments purchased with an original or remaining maturity of three months or less to be cash equivalents.

 Concentration of credit risk

   The Company maintains its cash and cash equivalents in accounts with two major financial institutions in the United States. The Company has not experienced any losses on its deposits of cash and cash equivalents.

   The Company performs ongoing credit evaluations of its customers, and collateral is not required. The Company records an allowance for doubtful accounts for credit losses at the end of each period based on an analysis of individual aged accounts receivable balances. As a result of this analysis, the Company believes that its allowance for doubtful accounts is adequate but not excessive at December 31, 1998 and 1999 and March 31, 2000.

   The Company derives most of its license, service and support revenues from one suite of products.

   At December 31, 1999 two customers accounted for 21% and 15% of accounts receivable and at December 31, 1998 two different customers accounted for 24% and 12% of accounts receivable.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   The following table sets forth customers comprising 10% or more of the revenue for each of the periods reported:

                                                                 Three Months
                                                  Year Ended         Ended
                                                 December 31,      March 31,
                                                ---------------- ---------------
   Customer                                     1997  1998  1999  1999     2000
   --------                                     ----  ----  ---- ------   ------
    A..........................................  37%   --    --      --       --
    B..........................................  30%   --    --      --       --
    C..........................................  21%   --    --      --       --
    D..........................................  --    13%   --      --       --
    E..........................................  --    11%   --      --       --
    F..........................................  --    --    --      11%      --
    G..........................................  --    --    --      11%      --
    H..........................................  --    --    --      10%      --
    I..........................................  --    --    --      --       12%

 Fair value of financial instruments

   The carrying amounts of certain of the Company's financial instruments, including cash, cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long-term debt approximates fair value.

 Property and equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related assets of three years. Leasehold improvements and leased assets are amortized on a straight line basis over the lesser of their estimated useful life or the lease term. Gains and losses from the disposal of property and equipment are taken into income in the year of disposition. Repairs and maintenance costs are expensed as incurred.

 Revenue recognition

   Revenue consists of revenue earned under software license agreements, service agreements, and maintenance agreements. Revenue from software license agreements is recognized upon shipment or upon notification to the customer of the downloadable software location, provided that a signed contract exists, the fee is fixed or determinable and collection of the resulting receivable is probable and, if applicable, acceptance criteria are met. In cases where a fee is due to a referring party under the Company's referral agreements, such fees are recorded as sales and marketing expenses when the accompanying sales are recorded.

   For contracts with multiple obligations (e.g., deliverable and undeliverable products, maintenance, installation and other services), revenue is allocated to each component of the contract based on objective evidence of its fair value, which is specific to the Company, or for products not being sold separately, the price established by management. The Company recognized revenue allocated to undelivered products when the criteria for product revenue set forth above are met. The Company recognizes revenue from maintenance fees, including amounts allocated from product revenues for ongoing customer support and product updates ratably over the period of the maintenance contract. Payments for maintenance fees are generally made in advance and are non-refundable. For revenue allocated to consulting services, such as installation and training and for such services sold separately, the Company recognizes revenue as the related services are performed.

   Deferred revenue consists of payments received prior to delivery of licenses, fulfillment of acceptance criteria, or performance of services.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited


 Cost of revenues

   Cost of license revenues includes costs associated with the electronic transmission of software and royalties for third party embedded software which were not material. Cost of service revenue includes salaries and related expenses for the service organization and cost of third parties contracted to provide services to customers.

 Research and development expenditures

   Expenditures for research and development are charged to expense as incurred. Under Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" certain software development costs are capitalized after technological feasibility has been established. Development costs incurred in the period between achievement of technological feasibility, which the Company defines as the establishment of working model, until the general availability of such software to customers, has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs to date.

 Stock-based compensation

   Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for employee stock options under Accounting Principles Board Opinion ("APB") No. 25 and follows the disclosure-only provisions of SFAS 123. Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock.

 Income taxes

   Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

 Net loss per share

   Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including nonvested common stock, options, warrants and preferred stock. Options, warrants, non vested common stock and preferred stock were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   Antidilutive securities not included in net loss per share calculation for the periods:

                                                           Three Months Ended
                               Year Ended December 31,          March 31,
                            ------------------------------ -------------------
                              1997       1998      1999      1999      2000
                            --------- ---------- --------- --------- ---------
   Common stock subject to
    repurchase.............       --     377,732 1,154,521   420,407   861,797
   Common stock options.... 1,602,750  1,366,188 2,986,985   645,682 4,060,832
   Warrants................       --         --     85,537       --     85,537
   Preferred Stock......... 6,690,476  8,891,554       --  8,891,554       --
                            --------- ---------- --------- --------- ---------
                            8,293,226 10,635,474 4,227,043 9,957,643 5,008,166
                            ========= ========== ========= ========= =========

 Comprehensive income

   Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. The Company has no comprehensive income components other than its net loss.

 Recent accounting pronouncements

   In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, or SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities and will be adopted by the Company in the third quarter of 2001. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. The Company does not currently hold derivative instruments or engage in hedging activities. The Company is currently evaluating the impact SFAS 133 will have on its financial position and results of operations.

   In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, or SAB 101, which summarizes the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is effective in the second quarter of 2000. The Company does not expect SAB 101 to have a material effect on its financial position, results of operations or cash flow.

   In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation an interpretation of APB Opinion No. 25." This interpretation has provisions that are effective on staggered dates, some of which began after December 15, 1998 and other that become effective June 30, 2000. The Company believes that the adoption of this interpretation will not have a material impact on the financial statements.

NOTE 2--BUSINESS COMBINATIONS:

   On March 31, 2000, the Company acquired 100 percent of the outstanding stock and assumed all outstanding stock options of privately held Oberon Software Inc. ("Oberon"), a leading provider of business process automation software, in exchange for approximately 1,960,500 shares of the Company's common

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited stock. The total cost of the acquisition, including transaction costs, was approximately $206,175,000 comprised of the value of common stock issued of $179,518,000, the fair value of options assumed of approximately $23,500,000 and $3,157,000 of transaction costs.

   The acquisition was accounted for as a purchase in accordance with Accounting Principles Board opinion No. 16. Accordingly, the results of operations of Oberon will be included with those of the Company for periods subsequent to the date of acquisition, and the acquired assets and liabilities assumed were recorded at their estimated fair values at the effective date of the acquisition. The following table presents the allocation of the purchase price (in thousands):

   In-process research and development............................... $ 15,300
   Acquired technology...............................................    5,100
   Goodwill..........................................................  184,147
   Net fair value of tangible assets acquired and liabilities
    assumed..........................................................    1,628
                                                                      --------
                                                                      $206,175
                                                                      ========

   In connection with the transaction, the Company incurred a charge of $15.3 million for the write-off of in-process research and development in the consolidated statement of operations for the three months ended March 31, 2000. The amounts allocated to acquired technology are being amortized over a three-year period. The goodwill is being amortized over a four-year period on a straight-line basis.

NOTE 3--BALANCE SHEET ACCOUNTS:

                              December 31,
                              --------------  March 31,
                               1998    1999     2000
                              ------  ------  ---------
   Property and equipment
    (in thousands):
    Computer hardware.......  $  869  $1,510   $ 2,682
    Computer software.......     177     428       808
    Furniture and fixtures..      93     510     1,393
    Leasehold improvements..      13      83       289
                              ------  ------   -------
                               1,152   2,531     5,172
    Less: Accumulated
     depreciation and
     amortization...........    (432)   (950)   (1,158)
                              ------  ------   -------
                              $  720  $1,581   $ 4,014
                              ======  ======   =======

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   Included in property and equipment at December 31, 1998 and 1999 and March 31, 2000 is approximately $533,000, $1,262,000 and $2,090,000 of computer equipment purchased under capital leases. Accumulated amortization of assets acquired under capital leases is approximately $241,000, $479,000 and $580,000 at December 31, 1998 and 1999 and March 31, 2000, respectively.

                                                          December 31,
                                                          ------------ March 31,
                                                          1998   1999    2000
                                                          ----- ------ ---------
   Accrued liabilities (in thousands):
    Accrued commissions.................................. $ 275 $1,413  $  618
    Accrued professional fees............................   132    565     630
    Accrued vacation.....................................   190    372     811
    Accrued bonuses......................................   226    372     657
    Other................................................   --     267   2,036
                                                          ----- ------  ------
                                                          $ 823 $2,989  $4,752
                                                          ===== ======  ======

NOTE 4--COMMITMENTS:

 Operating lease

   The Company leases various facilities under operating leases expiring through 2004. Under these leases, the Company is responsible for maintenance and insurance.

   The minimum lease payments, net of sublease income, required under these operating leases are as of December 31, 1999 are as follows (in thousands):

   2000.................................................................. $1,012
   2001..................................................................    884
   2002..................................................................    559
   2003..................................................................    114
   2004..................................................................     99
                                                                          ------
                                                                          $2,668
                                                                          ======

   Rent expense, net of sublease income, for the years ended December 31, 1997, 1998 and 1999 and the three-month periods ended March 31, 1999 and 2000 was approximately $186,000, $270,000, $740,000, $132,000 and $302,000,
respectively.

 Capital lease obligations

   In June 1997, the Company entered into a capital lease agreement which was amended March 16, 1998 under which the Company had $550,000 available to acquire equipment. As of December 31, 1999, the Company had drawn a total of approximately $537,000 under this line. Assets acquired under this agreement are collateralized by the assets purchased under this equipment facility and are included in the capital lease obligations at December 31, 1999. In February 1999, the Company entered into another financing agreement under which the Company has $1,350,000 available to purchase equipment. The draw down period under this agreement expires on August 19, 2000.

   As of December 31, 1999, the Company had drawn a total of approximately $729,000 under this line.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   Future minimum lease payment under the capital lease agreements as of December 31, 1999 are as follows (in thousands):

   2000................................................................. $1,048
   2001.................................................................    486
                                                                         ------
   Total minimum lease payments.........................................  1,534
   Less: Amount representing interest...................................   (494)
                                                                         ------
   Present value of minimum lease payments..............................  1,040
   Less: Current portion................................................   (784)
                                                                         ------
                                                                         $  256
                                                                         ======

NOTE 5--LONG TERM DEBT:

   Long term debt consists of (in thousands):

                                                       December 31,
                                                       --------------  March 31,
                                                       1998    1999      2000
                                                       -----  -------  ---------
   Long term loan..................................... $ --   $ 2,497   $ 2,273
   Capital lease obligations (see Note 4).............   389    1,040     4,622
                                                       -----  -------   -------
                                                         389    3,537     6,895
   Less: Current portion..............................  (149)  (1,199)   (2,382)
                                                       -----  -------   -------
                                                       $ 240  $ 2,338   $ 4,513
                                                       =====  =======   =======

   In February 1999, the Company entered into a loan agreement which allows for borrowings of $3,000,000 bearing interest at 12.5% per annum. The Company borrowed the full amount in May 1999 and is required to make monthly payments of principal and interest of approximately $100,000 in 36 installments commencing June 1, 1999 through May 1, 2002. Long-term debt is collateralized by substantially all of the Company's assets. Dividends declared by the Company are subject to the approval of the lender under this loan agreement.

   Annual maturities under the loan as of December 31, 1999 are as follows (in thousands):

   Years Ending
   December 31,
   ------------
   2000.................................................................. $  943
   2001..................................................................  1,068
   2002..................................................................    486
                                                                          ------
     Total............................................................... $2,497
                                                                          ======

NOTE 6--401(k) SAVINGS PLAN:

   In February 1997, the Company established a 401 (k) Savings Plan (the "Plan") that covers substantially all employees. Under the Plan, employees are permitted to contribute a portion of gross compensation not to exceed standard limitations provided by the Internal Revenue Service. The Company maintains the right to match employee contributions, but for the years ended December 31, 1998 and 1999, no Company matching contributions were made.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

NOTE 7--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

   As of December 15, 1999 (before the completion of the Company's Initial Public Offering) the convertible preferred stock comprises:

                                                Number of
                                    Number of    Shares     Annual   Liquidation
                                      Shares   Issued and  Dividend     Value
   Series                           Authorized Outstanding Per Share  Per Share
   ------                           ---------- ----------- --------- -----------
   Series A........................  3,500,000  3,500,000    $0.08      $1.00
   Series B........................  3,500,000  3,202,381    $0.17      $2.10
   Series C........................  2,500,000  2,189,173    $0.32      $4.00
   Series D........................  2,100,000  1,723,739    $0.76      $9.52
                                    ---------- ----------
                                    11,600,000 10,615,293
                                    ========== ==========

 Dividends

   The holders of Series A, Series B, Series C and Series D preferred stock were entitled to receive the above annual dividends, when and if declared by the Board of Directors. After payment of any required dividends to the Series A, Series B, Series C and Series D stockholders, were declared dividends were distributed among all holders of common stock and all holders of Series A., Series B, Series C and Series D preferred stock in proportion to the number of shares of common stock which were held by each such holder if all shares of Series A, Series B, Series C and Series D preferred stock were converted to common stock. Dividends declared by the Company were subject to approval by the lender of the long-term loan.

 Liquidation

   In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A, Series B, Series C and Series D preferred stock were entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership, an amount equal to the sum of $1.00, $2.10, $4.00 and $9.52 for each outstanding share of Series A, Series B, Series C and Series D preferred stock, (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets distributed among the holders of preferred stock were insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Company legally available for distribution were to be distributed first ratably among the holders of the preferred stock in proportion to the aggregate liquidation preference of the shares of preferred stock then held by them.

   After payment was made to the holders of preferred stock, any remaining assets and funds were to be distributed pro rata among the holders of the preferred stock and the common stock on a per share basis, treating all shares of preferred stock convertible into shares of common stock as if converted; provided, however, that after the receipt by each share of preferred stock of distributions equal to two times the original purchase price for the preferred stock, then all remaining assets were distributed equally among the holders of the common stock on a per-share basis.

 Conversion

   Each share of preferred stock, at the option of the holder thereof, were convertible into such number of fully paid and nonassessable shares of common stock which results from dividing the issuance price per share

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited by the conversion price per share in effect for the shares of preferred stock at the time of conversion. The issuance price per share and initial conversion price per share of Series A, B, Series C and Series D preferred stock were $1.00, $2.10, $4.00 and $9.52. The number of shares of common stock into which a share of a series of preferred stock is convertible is referred to as the conversion rate of such series. The initial conversion price of Series A, B, C and D preferred stock was subject to adjustment from time to time, as described in the Company's Restated Articles of Incorporation. At December 31, 1998, the conversion ratio was one to one.

   Conversion was automatic at the then effective conversion price of such series immediately prior to the closing of a qualified initial public offering at an aggregate offering price to the public of not less than 20 million provided that the Series A, B and C preferred stock would not be converted without the majority approval of such series, and the Series D preferred stock was not to be converted without the approval by more than 2/3 of the holders of Series D preferred stock.

 Voting

   The holders of Series A, Series B, Series C and Series D preferred stock were entitled to voting rights equal to the number of shares of common stock into which each share of preferred stock would have been converted at the record date for a vote or consent of stockholders, except as otherwise required by law, and had voting rights and powers equal to the voting rights and powers of the shares of common stock.

 Redemption

   Preferred stock was redeemable at the option of the holders of a majority of the outstanding shares of preferred stock at any time after September 30, 2001 if the Company had not completed a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Corporation with an aggregate offering price to the public of not less than $20,000,000 defined hereafter as a "Qualified IPO." Such redemption right may have been exercised by giving at least 120 day notice prior to the date of commencement of the redemption. After receipt of such notice of a redemption, the Company had to redeem all of the outstanding shares of preferred stock in three equal annual installments on the last day of each fiscal year (commencing with the first fiscal year ending after the 120 day notice period). The redemption price of the preferred stock was the original purchase price per share (as adjusted for any stock dividends, combinations or splits) plus any accrued but unpaid dividends. Any redemption of only a part of the outstanding preferred stock by the Company was pro rata as among all holders of preferred stock in proportion to the aggregate redemption price to have been paid to such holders.

NOTE 8--STOCK OPTION AND STOCK PURCHASE PLANS:

 Stock option plan

   The Company adopted the 1996 Stock Plan (the "Plan") under which 1,700,000 shares of common stock were reserved for issuance to employees, directors and consultants of the Company. The Plan expires in 2006, or if earlier, upon approval of the Board of Directors.

   Under the Plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than the fair market value per share on the date of grant, as determined by the Board of Directors. Nonstatutory options may be granted to key employees, including directors and consultants, at prices

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited not lower than 85% of the fair market value (110% for qualified incentive stock options in certain cases) at the date of grant, as determined by the Board of Directors. The Board also has the authority to set the term of the options (no longer than ten years from date of grant and no more than five years in certain instances). Options granted generally vest over four years. Holders of options granted under the Plan may exercise their options prior to complete vesting of shares, subject to the Company's right of repurchase, such that, in the event of a termination of the optionee's employment or consulting relationship, any unvested shares may be repurchased at a price per share equal to the original exercise price per share for the option. Unexercised vested options expire three months after termination of employment with the Company. Shares repurchased by the Company were none, 41,394, 71,554 and 20,459 in 1997, 1998, 1999 and the three months ended March 31, 2000.

   At December 31, 1997, 1998, 1999 and March 31, 2000, the Company's repurchase rights applied to none, 377,732, 1,154,521 and 861,797 shares of common stock outstanding.

   At March 31, 2000, the Company's assumed the Oberon 1998 and 1999 stock option plans as part of the Oberon acquisition.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   Activity under the Plan is set forth below:

                                             Number of   Weighted
                                Number of     Shares     Average
                                  Shares    Issued and   Exercise  Aggregate
                                Authorized  Outstanding   Price      Price
                                ----------  -----------  -------- -----------
Balances, January 1, 1997......    933,000     767,000    $ 0.10  $    76,700
Shares reserved................    450,000         --                     --
Options granted................ (1,080,000)  1,080,000    $ 0.12      131,540
Options exercised..............        --         (625)   $ 0.10          (62)
Options cancelled..............    243,625    (243,625)   $ 0.10      (24,363)
                                ----------  ----------            -----------
Balances, December 31, 1997....    546,625   1,602,750    $ 0.11      183,815
Shares reserved................    400,000         --                     --
Options granted................   (781,750)    781,750    $ 0.27      213,948
Options exercised..............        --     (754,520)   $ 0.14     (107,366)
Options repurchased............     41,394         --        --           --
Options cancelled..............    263,792    (263,792)   $ 0.17      (45,575)
                                ----------  ----------            -----------
Balances, December 31, 1998....    470,061   1,366,188    $ 0.18      244,822
Shares reserved................  2,425,000         --        --           --
Options granted................ (3,152,650)  3,152,650    $ 4.88   15,395,700
Options exercised..............        --   (1,163,563)   $ 1.86   (2,170,000)
Options repurchased............     71,554         --        --           --
Options cancelled..............    368,260    (368,290)   $ 0.46     (168,245)
                                ----------  ----------            -----------
Balances, December 31, 1999....    182,225   2,986,985    $ 4.45   13,302,277
Shares reserved................  2,000,000         --        --           --
Assumption of Obreon stock
 option plans..................        --      295,518    $10.10    2,984,762
Options granted................   (899,179)    899,179    $75.13   67,553,372
Options exercised..............        --      (85,683)   $ 0.28      (23,759)
Options repurchased............     20,459         --        --           --
Options cancelled..............     35,167     (35,167)   $40.17   (1,412,558)
                                ----------  ----------            -----------
Balances, March 31, 2000.......  1,338,672   4,060,832    $20.29  $82,404,094
                                ==========  ==========            ===========

   For financial reporting purposes, the Company has determined that the estimated value of common stock determined in anticipation of the Company's Initial Public Offering was in excess of the exercise price, which was deemed to be the fair market value as of the date of grant for 781,750 options issued in 1998 and 3,152,650 options issued in 1999. In connection with the grants of such options, the Company has recognized deferred compensation of approximately $2,220,000 in 1998 and $31,268,000 in 1999. Deferred stock-based compensation will be amortized over the vesting period which is generally 48 months from the date of grant; approximately $618,000 was expensed in the year ended December 31, 1998, $3,697,000 in the year ended December 31, 1999 and $4,262,000 in the three months ended March 31, 2000. Future amortization based on options granted through December 31, 1999 is expected to be $11,179,000 in the remaining nine months of 2000 and $7,987,000, $4,166,000 and $1,581,000 in the years 2001,
2002 and 2003, respectively.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   The options outstanding and exercisable by exercise price at December 31, 1999 are as follows:

                                                    Options Currently
                  Options Outstanding                  Exercisable
       ----------------------------------------------------------------
                               Weighted
                                Average
                               Remaining  Weighted             Weighted
                              Contractual Average              Average
       Exercise     Number     Life (in   Exercise   Number    Exercise
       Price      Outstanding   Years)     Price   Exercisable  Price
       --------   ----------- ----------- -------- ----------- --------
        $ 0.10       482,500     6.86      $0.10     386,078    $0.10
        $ 0.21        49,000     8.18      $0.21      22,659    $0.21
        $ 0.40       254,250     9.02      $0.40      36,402    $0.40
        $ 0.80       123,835     9.43      $0.80         --     $0.80
        $ 1.20        51,000     9.55      $1.20         --     $1.20
        $ 2.50       314,500     9.69      $2.50         --     $2.50
        $ 5.00       163,000     9.72      $5.00         --     $5.00
        $ 6.50       812,400     9.82      $6.50         --     $6.50
        $ 8.00       736,500     9.95      $8.00         --     $8.00
                   ---------                         -------
                   2,986,985                         445,139
                   =========                         =======

   At December 31, 1997 and 1998, 130,844 and 381,707 options at weighted average exercise prices of $0.10 and $0.10 were vested.

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." Had compensation cost for the Plan been determined based on the fair value at grant date for all awards consistent with the provisions of SFAS No. 123, the impact on the Company's financial statements would be (in thousands) as follows:

                                                    Year Ended December 31,
                                                    --------------------------
                                                     1997     1998      1999
                                                    -------  -------  --------
   Net loss:
     As reported................................... $(5,534) $(8,348) $(16,768)
     Pro forma..................................... $(5,542) $(8,364) $(17,039)
   Basic and diluted net loss per share:
     As reported................................... $ (1.62) $ (2.34) $  (3.70)
     Pro forma..................................... $ (1.62) $ (2.34) $  (3.76)

   The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

                                                       1997     1998     1999
                                                      -------  -------  -------
   Risk-free interest rate...........................     6.3%     5.0%     5.2%
   Expected life..................................... 5 years  5 years  5 years
   Expected dividends................................ $   --   $   --   $   --

   The weighted average per share fair value of common stock options granted during 1997, 1998 and 1999 were $0.10, $0.27 and $12.23.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

 Employee stock purchase plan

   In September 1999, the Company adopted an employee stock purchase plan (the "Purchase Plan"). 1,500,000 shares of common stock have been reserved for issuance under the Purchase Plan (subject to an annual increase), none of which had been issued at December 31, 1999.

NOTE 9--WARRANTS:

   As part of a long-term borrowing agreement entered into in February 1999, the Company issued a warrant to purchase an aggregate of 85,537 shares of common stock at an exercise price of $6.05 per share. The warrant was exercisable upon grant and expires in January 2009.

   The Company valued the warrant using the Black-Scholes method. The fair value of $535,000 will be amortized to interest expense over the term of the long-term loan.

NOTE 10--INCOME TAXES:

   At December 31, 1999, the Company had net operating loss carryforwards of approximately $23,800,000 and $18,600,000 for Federal and California purposes, respectively, available to reduce future taxable income, if any. These carryforwards expire through 2019 and 2004 for Federal and California purposes, respectively, if not utilized beforehand.

   At December 31, 1999, the Company had research and development credit carryforwards of approximately $479,000 and $302,000 for Federal and California income tax purposes, respectively. The research and development credit carryforwards expire beginning in the year 2011.

   The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change in ownership, utilization of the carryforwards could be restricted.

   Temporary differences which gave rise to significant portions of deferred tax assets and liabilities are as follows (in thousands):

                                                                December 31,
                                                              -----------------
                                                               1998      1999
                                                              -------  --------
   Net operating losses...................................... $ 4,761  $  9,181
   Research and development credits..........................     548       678
   Depreciation and amortization.............................     (10)        9
   Accrued liabilities.......................................     467       875
   Other.....................................................     --          1
                                                              -------  --------
                                                                5,766    10,744
   Less: Valuation allowance.................................  (5,766)  (10,744)
                                                              -------  --------
                                                              $   --   $    --
                                                              =======  ========

   Due to uncertainty of realizing the benefits of the deferred tax assets, the Company has provided a valuation allowance against the net deferred tax assets.

                                ONDISPLAY, INC.

          Information with respect to March 31, 1999 and 2000 and for the three-month periods then ended is unaudited

   The difference between the Company's effective income tax rate and the federal statutory rate is as follows:

                                                     Year Ended December 31,
                                                     -------------------------
                                                      1997     1998     1999
                                                     -------  -------  -------
   Statutory tax benefit...........................  $(1,882) $(2,838) $(5,701)
   Permanent differences--non-deductible expenses..       79      364       33
   State taxes, net of federal tax benefit.........     (327)    (510)    (756)
   Stock option compensation.......................      --       --     1,257
   Research and development experimentation
    credit.........................................     (273)    (276)    (266)
   Change in valuation allowance...................    2,402    3,138    4,979
   Other...........................................        1      122      454
                                                     -------  -------  -------
   Net tax provision...............................  $   --   $   --   $   --
                                                     =======  =======  =======

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Oberon Software Incorporated

   We have audited the accompanying balance sheets of Oberon Software Incorporated (the Company) as of September 30, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oberon Software Incorporated at September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1999 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
November 12, 1999, except for
 Note 12, as to which the date
 is January 17, 2000

                          OBERON SOFTWARE INCORPORATED

                                 BALANCE SHEETS

                                     ASSETS

                                                                     December
                                               September 30,            31,
                                          ------------------------  -----------
                                             1999         1998         1999
                                          -----------  -----------  -----------
                                                                    (Unaudited)
Current assets:
  Cash and cash equivalents.............  $10,214,307  $ 5,150,268  $ 8,053,576
  Accounts receivable, less allowance of
   $20,000 for 1999 and $0 for 1998 for
   doubtful accounts....................    1,670,429      626,622    1,410,807
  Prepaid expenses......................      357,514      135,456      206,499
                                          -----------  -----------  -----------
    Total current assets................   12,242,250    5,912,346    9,670,882
Property and equipment, net.............      875,564      629,288      849,791
Other assets............................       24,711       28,180       24,713
                                          -----------  -----------  -----------
    Total assets........................  $13,142,525  $ 6,569,814  $10,545,386
                                          ===========  ===========  ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable......................  $   668,887  $   364,250  $   747,809
  Accrued expenses......................      511,227      315,246      235,895
  Accrued compensation and benefits.....      327,525      336,565      432,763
  Deferred revenue......................    1,383,607      455,762    1,134,649
  Current portion of capital lease
   obligations..........................       73,678       67,192       73,678
  Current portion of long-term debt.....      550,436          --       958,642
                                          -----------  -----------  -----------
    Total current liabilities...........    3,515,360    1,539,015    3,583,436
Capital lease obligations, net of
 current portion........................      109,416      183,094       91,629
Long term-debt, net of current portion..    3,733,454                 3,325,249
Deferred credit.........................    1,541,519    1,631,688    1,491,729
Stockholders' equity:
  Convertible Preferred Stock,
   31,000,000 in 1999 and 22,800,000 in
   1998, authorized shares designated
   as:
    Series 1, Participating--$.01 par
     value; 11,300,000 shares issued and
     outstanding (liquidation preference
     of $1.00 per share)................   11,300,000   11,300,000   11,300,000
    Series 2, Non-Participating-- $0.01
     par value; 2,919,598 shares issued
     and outstanding (liquidation
     preference of $2.50 per share).....    7,298,995          --     7,298,995
  Common stock, $.01 par value,
   25,000,000 in 1999 and 20,700,000 in
   1998 shares authorized, 6,139,862,
   5,887,447 and 6,289,242 shares issued
   and outstanding at September 30, 1999
   and 1998 and December 31, 1999.......       61,399       58,874       62,892
  Treasury stock, at cost, 3,700
   shares...............................          (37)         (37)         (37)
  Additional paid-in capital............   20,226,330   20,216,119   20,241,219
  Accumulated deficit...................  (34,643,911) (28,358,939) (36,849,726)
                                          -----------  -----------  -----------
    Total stockholders' equity..........    4,242,776    3,216,017    2,053,343
                                          -----------  -----------  -----------
    Total liabilities and stockholders'
     equity.............................  $13,142,525  $ 6,569,814  $10,545,386
                                          ===========  ===========  ===========

                            See accompanying notes.

                          OBERON SOFTWARE INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                                  Three Months Ended
                              Year Ended September 30,               December 31,
                         -------------------------------------  ------------------------
                            1999         1998         1997         1999         1998
                         -----------  -----------  -----------  -----------  -----------
                                                                (Unaudited)  (Unaudited)
Revenues:
  Software licenses..... $ 2,849,784  $ 1,357,917  $   469,592  $   486,525  $   522,638
  Services..............   1,358,859      395,593      169,395      691,169      273,673
  Royalties.............     443,592      215,731       87,602      295,423
                         -----------  -----------  -----------  -----------  -----------
    Total revenues......   4,652,235    1,969,241      726,589    1,473,117      796,311
Operating expenses:
  Cost of software......     138,530      100,229      109,723      102,585       20,637
  Cost of services......   1,410,750      402,516      330,773      580,985      272,198
  Research and
   development..........   3,681,413    2,376,107    1,504,174    1,233,530      726,205
  Marketing and sales...   4,935,750    2,869,627    3,239,253    1,516,943      922,000
  General and
   administrative.......   1,004,124    1,298,821    1,442,921      229,349      278,616
                         -----------  -----------  -----------  -----------  -----------
    Total operating
     expenses...........  11,170,567    7,047,300    6,626,844    3,663,392    2,219,656
                         -----------  -----------  -----------  -----------  -----------
Loss from operations....  (6,518,332)  (5,078,059)  (5,900,255)  (2,190,275)  (1,423,345)
Other income (expense):
  Interest income.......     321,207      208,830      111,189       79,424       53,500
  Interest expense......     (31,814)    (126,186)    (144,386)     (79,980)      (5,674)
  Other expense.........     (56,033)      (7,688)     (16,023)     (14,984)       (1033)
                         -----------  -----------  -----------  -----------  -----------
                             233,360       74,956      (49,220)     (15,540)      46,793
                         -----------  -----------  -----------  -----------  -----------
Net loss................ $(6,284,972) $(5,003,103) $(5,949,475) $(2,205,815) $(1,376,552)
                         -----------  -----------  -----------  -----------  -----------
Basic and diluted loss
 per share information:
  Net loss.............. $     (1.05) $     (2.55) $    (10.18) $     (0.36) $     (0.23)
                         -----------  -----------  -----------  -----------  -----------
  Weighted average
   shares outstanding...   6,011,805    1,960,720      584,160    6,211,162    5,893,822
                         ===========  ===========  ===========  ===========  ===========


                            See accompanying notes.

                          OBERON SOFTWARE INCORPORATED

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 Series A                 Series B                 Series 1              Series 2
                             Preferred Stock          Preferred Stock          Preferred Stock       Preferred Stock
                          -----------------------  -----------------------  ---------------------- --------------------
                            Shares      Amount       Shares      Amount       Shares     Amount     Shares     Amount
                          ----------  -----------  ----------  -----------  ---------- ----------- --------- ----------
Balance at September 30,
 1996...................   6,040,000  $ 6,040,000   5,650,000  $ 5,650,000         --          --        --         --
Issuance of Common Stock
 upon exercise of stock
 options................         --           --          --           --          --          --        --         --
Repurchase of Common
 Stock..................         --           --          --           --          --          --        --         --
Net loss................         --           --          --           --          --          --        --         --
                          ----------  -----------  ----------  -----------  ---------- ----------- --------- ----------
Balance at September 30,
 1997...................   6,040,000   $6,040,000   5,650,000   $5,650,000         --          --        --         --
Issuance of Common Stock
 upon exercise of stock
 options................         --           --          --           --          --          --        --         --
Issuance of Common Stock
 upon exercise of
 warrants...............         --           --          --           --          --          --        --         --
Recapitalization of
 Preferred Stock........  (6,040,000)  (6,040,000) (5,650,000)  (5,650,000)  3,200,000 $ 3,200,000       --         --
Issuance of Series 1
 Preferred Stock, net of
 offering costs.........         --           --          --           --    8,100,000   8,100,000       --         --
Net loss................         --           --          --           --          --          --        --         --
                          ----------  -----------  ----------  -----------  ---------- ----------- --------- ----------
Balance at September 30,
 1998...................         --           --          --           --   11,300,000  11,300,000       --         --
Issuance of Common Stock
 upon exercise of stock
 options................         --           --          --           --          --          --        --         --
Issuance of Common Stock
 upon exercise of
 warrants...............         --           --          --           --          --          --        --         --
Issuance of Series 2
 Preferred Stock, net of
 offering costs.........         --           --          --           --          --              2,919,598 $7,298,995
Net loss................         --           --          --           --          --          --        --         --
                          ----------  -----------  ----------  -----------  ---------- ----------- --------- ----------
Balance at September 30,
 1999...................         --           --          --           --   11,300,000  11,300,000 2,919,598  7,298,995
Issuance of Common Stock
 upon exercise of stock
 options................         --           --          --           --          --          --        --         --
Net loss................         --           --          --           --          --          --        --         --
                          ----------  -----------  ----------  -----------  ---------- ----------- --------- ----------
Balance at December 31,
 1999...................         --           --          --           --   11,300,000 $11,300,000 2,919,598 $7,298,995
                          ==========  ===========  ==========  ===========  ========== =========== ========= ==========

                            See accompanying notes.

                          OBERON SOFTWARE INCORPORATED

                                              Treasury
                            Common Stock        Stock     Additional                 Stockholders'
                          ----------------- -------------   Paid-in    Accumulated      Equity
                           Shares   Amount  Shares Amount   Capital      Deficit       (Deficit)
                          --------- ------- ------ ------ -----------  ------------  -------------
Balance at September 30,
 1996...................    474,429 $ 4,744   --     --   $ 8,641,361  $(17,406,361)  $ 2,929,744
Issuance of Common Stock
 upon exercise of stock
 options................    219,462   2,195   --     --        29,716           --         31,911
Repurchase of Common
 Stock..................        --      --  3,700   $(37)         (56)          --            (93)
Net loss................        --      --    --     --           --     (5,949,475)   (5,949,475)
                          --------- ------- -----   ----  -----------  ------------  ------------
Balance at September 30,
 1997...................    693,891 $ 6,939 3,700   $(37) $ 8,671,021  $(23,355,836) $ (2,987,913)
Issuance of Common Stock
 upon exercise of stock
 options................  2,174,800  21,748   --     --        42,394           --         64,142
Issuance of Common Stock
 upon exercise of
 warrants...............  3,018,756  30,187   --     --        21,563           --         51,750
Recapitalization of
 Preferred Stock........        --      --    --     --    11,527,926           --      3,037,926
Issuance of Series 1
 Preferred Stock, net of
 offering costs.........        --      --    --     --       (46,785)          --      8,053,215
Net loss................        --      --    --     --           --     (5,003,103)   (5,003,103)
                          --------- ------- -----   ----  -----------  ------------  ------------
Balance at September 30,
 1998...................  5,887,447  58,874 3,700    (37)  20,216,119   (28,358,939)    3,216,017
Issuance of Common Stock
 upon exercise of stock
 options................    233,670   2,337   --     --        31,360           --         33,697
Issuance of Common Stock
 upon exercise of
 warrants...............     18,750     188   --     --         8,813           --          9,001
Issuance of Series 2
 Preferred Stock, net of
 offering costs.........        --      --    --     --      (29,962)           --      7,269,033
Net loss................        --      --    --     --           --     (6,284,972)   (6,284,972)
                          --------- ------- -----   ----  -----------  ------------  ------------
Balance at September 30,
 1999...................  6,139,867  61,399 3,700    (37)  20,226,330   (34,643,911)    4,242,776
Issuance of Common Stock
 upon exercise of stock
 options................    149,375   1,493   --     --        14,889           --         16,382
Net loss................        --      --    --     --           --     (2,205,815)   (2,205,815)
                          --------- ------- -----   ----  -----------  ------------  ------------
Balance at December 31,
 1999...................  6,289,242 $62,892 3,700   $(37) $20,241,219  $(36,849,726) $  2,053,343
                          ========= ======= =====   ====  ===========  ============  ============

                            See accompanying notes.

                          OBERON SOFTWARE INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                                   Three months ended
                               Year ended September 30,               December 31,
                          -------------------------------------  ------------------------
                             1999         1998         1997         1999         1998
                          -----------  -----------  -----------  -----------  -----------
                                                                 (Unaudited)  (Unaudited)
Operating activities
Net loss................  $(6,284,972) $(5,003,103) $(5,949,475) $(2,205,816) $(1,376,552)
Adjustments to reconcile
 net loss to net cash
 provided by (used in)
 operating activities:
 Depreciation...........      368,942      311,408      149,764      115,052       70,662
 Loss on sales of
  equipment.............          --           --         7,112          --           --
 Provision for doubtful
  accounts..............       20,000          --           --           --           --
 Recapitalization of
  note payable
  interest..............          --       137,926          --           --           --
 Income recognized on
  deferred credit.......      (90,169)    (168,312)         --       (47,891)         --
 Changes in operating
  assets and
  liabilities:
  Accounts receivable...   (1,063,807)    (113,903)    (471,359)     259,622      (10,284)
  Prepaid expenses......     (222,058)     (55,775)      (5,717)     151,014       35,033
  Other assets..........        3,469       19,604      (13,453)         --        (2,301)
  Accounts payable and
   accrued expenses.....      500,618      172,913      246,443     (198,308)     (26,524)
  Accrued compensation
   and benefits.........       (9,040)      27,084      173,223      105,238      (68,223)
  Deferred revenue......      927,845      100,980      354,782     (248,958)     776,174
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) operating
 activities.............   (5,849,172)  (4,571,178)  (5,508,680)  (2,070,047)    (602,015)
Investing activities
Purchases of property
 and equipment..........     (615,218)    (276,486)    (253,665)     (89,278)     (98,138)
Proceeds from sales of
 equipment..............          --           --         1,371          --           --
                          -----------  -----------  -----------  -----------  -----------
Net cash used in
 investing activity.....     (615,218)    (276,486)    (252,294)     (89,278)     (98,138)
Financing activities
Proceeds from notes
 payable................          --     1,200,000    2,000,000          --           --
Payments on notes
 payable................          --           --    (1,000,000)         --           --
Proceeds from long-term
 debt...................    4,283,890          --           --           --           --
Payments on capital
 lease obligations......      (67,192)     (63,438)     (38,357)     (17,788)     (16,222)
Proceeds from issuance
 of Series 1 Preferred
 Stock, net.............          --     8,053,215          --           --           --
Proceeds from issuance
 of Series 2 Preferred
 Stock, net.............    7,269,033          --           --           --           --
Proceeds from issuance
 of Common Stock........       42,698      115,892       31,911       16,382        1,452
Repurchase of common
 stock..................          --           --           (93)         --           --
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 (used in) financing
 activities.............   11,528,429    9,305,669      993,461       (1,406)     (14,770)
                          -----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............    5,064,039    4,458,005   (4,767,513)  (2,160,731)    (714,923)
Cash and cash
 equivalents at
 beginning of period....    5,150,268      692,263    5,459,776   10,214,307    5,150,268
                          -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents at end of
 period.................  $10,214,307  $ 5,150,268  $   692,263  $ 8,053,576  $ 4,435,345
                          ===========  ===========  ===========  ===========  ===========

                            See accompanying notes.

                          OBERON SOFTWARE INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1999

1. The Company and its Capitalization

   Oberon Software Incorporated (the Company) is a leading provider of e-business integration solutions. The Company's software provides an unparalleled approach to integration that delivers rapid, flexible and highly maintainable solutions for dynamic collaboration among employees, partners, suppliers and their customers. The Company operates and reviews the performance of the business as one segment and substantially all its sales are with in the United States

   The environment of rapid technological change and intense competition which is characteristic of the software development industry results in frequent new products and evolving industry standards. The Company's ultimate success depends largely upon its ability to enhance current products and develop new products on a timely basis which keep pace with the changes in technology and competitors' innovations.

   In 1999, the Company issued 2,919,598 shares of Series 2 Convertible Non-Participating Preferred Stock in exchange for net proceeds of $7,269,033 in cash. The Company also entered into a subordinated loan and security agreement from which the Company received $4,000,000 in cash. Management believes that the proceeds from these transactions combined with cash from operations will allow the Company to operate through 2000.

2. Significant Accounting Policies

 Revenue Recognition

   The Company recognizes revenues in accordance with Statement of Position 97-2, (SOP 97-2), Software Revenue Recognition, issued by the American Institute of Certified Public Accountants. Under the provisions of SOP 97-2, revenue related to the elements of software arrangements are recognized separately if no significant modification or customization of the software is required and vendor specific objective evidence of the pricing of each element of the arrangement exists. Accordingly, revenue from software product sales is recognized upon delivery of the software; services revenues are recognized as provided and maintenance fees are recognized ratably over the term of the maintenance agreement. The Company accrues the estimated cost of warranty and product returns in the period in which the product revenue is recognized; historically, these amounts have not been material.

   Royalties are recognized at the time the Company's third-party distributors license the Company's software to their customers.

 Research and Development Costs

   Development costs incurred in the research and development of new software products and enhancements are expensed as incurred to research and development until technological feasibility has been established. After technological feasibility is established, any additional development costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Capitalized software costs are amortized over their estimated economic lives. As of September 30, 1999, no eligible costs have been capitalized due to the uncertainty of their recoverability.

 Concentrations of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. Cash equivalents consist of temporary investments in money market funds with maturity dates of three months or less and have limited credit exposure. The risk with respect to accounts receivable is minimized by the creditworthiness of the Company's customers and the Company's credit and collection policies.

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999


 Use of Estimates

   The preparation of the Company's financial statements under generally accepted accounting principles requires management to make significant estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Property and Equipment

   Property and equipment are stated at cost and depreciated by the straight-line method over estimated useful lives of three years. Capital lease assets are depreciated over the estimated useful life or the term of the lease, whichever is shorter.

 Stock-Based Compensation

   The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of the grant. The Company accounts for stock option grants to employees and directors in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, which is based on the intrinsic value method of measuring stock-based compensation. The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), which is based on the fair-value method of measuring stock-based compensation.

 Loss Per Share

   Loss per share is presented in accordance with SFAS No. 128, Earnings Per Share, which requires the disclosure of basic and diluted earnings (loss) per share. Basic loss per share is based upon the Company's net loss divided by the number of weighted shares outstanding during the reporting period. Diluted loss per share for loss periods is the same as basic loss per share since the effects of including the conversion of preferred stock and common stock equivalents of warrants and options is anti-dilutive.

 Income Taxes

   The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 Reclassifications

   Certain amounts in 1998 have been reclassified to permit comparison with 1999.

 Interim Reporting

   The interim unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles. Accordingly, certain information and footnotes disclosure normally included in annual financial statements have been omitted or condensed. In the opinion of management, all necessary adjustments (consisting of only normal recurring accruals) have been made to provide a fair presentation.

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999


3. Property and Equipment

   Property and equipment consists of the following:

                                                             September 30,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
   Computer equipment and software...................... $1,047,775  $  830,164
   Furniture and fixtures...............................    599,483     452,572
   Leasehold improvements...............................     45,520         --
                                                         ----------  ----------
                                                          1,692,778   1,282,736
   Less accumulated depreciation........................   (817,214)   (653,448)
                                                         ----------  ----------
   Total................................................ $  875,564  $  629,288
                                                         ==========  ==========

4. Leases

   The Company leases certain equipment and office space under noncancelable operating leases. Amortization expense is included in depreciation. The net book value of all capital leases at September 30, 1999 is $164,305.

   Future minimum annual lease payments of the Company under noncancelable leases as of September 30, 1999 are as follows:

                                                             Capital   Operating
                                                             --------  ---------
   Year ending September 30:
    2000.................................................... $ 87,542  $316,328
    2001....................................................   87,542   305,255
    2002....................................................   29,181    25,700
                                                             --------  --------
   Total minimum lease payments.............................  204,265  $647,283
                                                                       ========
    Less amounts representing interest......................  (21,171)
                                                             --------
                                                              183,094
    Less amounts currently due..............................  (73,678)
                                                             --------
                                                             $109,416

   Aggregated future minimum rentals of $19,711 at September 30, 1999 will be received under noncancelable subleases through December 31, 1999.

   Rent expense under operating leases amounted to $254,298, $212,597 and $221,941 during the years ended September 30, 1999, 1998 and 1997, respectively.

   In July 1999, the Company entered into a Lease Agreement with Comdisco Incorporated which enables the Company to lease equipment and software up to $1,000,000 during the period of July 6, 1999 to July 6, 2000 with an annual interest rate of 7.5%. The Company has not leased any equipment or software as of September 30, 1999 under this agreement.

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999


5. Financing Arrangements

   In July 1999, the Company executed a Subordinated Loan and Security Agreement (the Agreement) with Comdisco Incorporated (Comdisco) which allows the Company to borrow up to $4,000,000. The terms of the Agreement provide for an annual interest rate of 10%. The Agreement requires the payment of interest only during the first nine months, and thereafter, equal payments representing the amortization of the principal and interest for 27 months.

   Under the terms of the Agreement, the Company granted Comdisco a security interest in substantially all of the Company's assets, subject to the Company's Loan and Security Agreement with Silicon Valley Bank described below.

   As part of the Agreement, Comdisco has the right to purchase 480,000 shares of the Company's Series 2 Convertible Non-Participating Preferred Stock at a price of $2.50 per share. The purchase option is exercisable, in whole or part, at any time, or from time to time, prior to the earlier of (i) an Initial Public Offering, or (ii) Merger Event, as defined in the Agreement. As of September 30, 1999, Comdisco has not exercised any of its purchase rights. The fair market value of these rights is being amortized as interest expense over the term of the Agreement.

   In March 1999, the Company entered into a Loan and Security Agreement with Silicon Valley Bank which enables the Company to borrow up to $1,500,000 under a working capital line of credit based on eligible accounts receivables and to borrow up to $600,000 under an equipment line of credit. The terms of the agreement have an annual interest rate of prime plus 0.50% for the working capital line of credit and prime plus 0.75% for the equipment line of credit. Substantially all of the assets of the Company serve as collateral under the agreement.

   Long-term debt consisted of the following as of September 30, 1999:

   Obligation under the subordinated loan and security agreement... $4,000,000
   Obligation under the loan and security agreement................    283,890
                                                                    ----------
                                                                     4,283,890
   Less current portion............................................   (550,436)
                                                                    ----------
   Long-term debt.................................................. $3,733,454
                                                                    ==========

   Maturities of long-term debt of the Company as of September 30, 1999 are as follow:

   Year ending September 30:
   2000............................................................ $  550,436
   2001............................................................  1,695,610
   2002............................................................  1,873,163
   2003............................................................    164,681
                                                                    ----------
                                                                    $4,283,890
                                                                    ==========

6. Recapitalization

   On February 13, 1998, the Company's then majority stockholder, Toyo Information Systems (TIS), relinquished all of its shares of Preferred Stock Series A and B and notes payable, together with accrued interest thereon of $4,837,926, for 3,200,000 shares of Preferred Stock Series 1. In connection with this transaction (Recapitalization), the Company surrendered certain rights under an existing license agreement with TIS. Prior to the Recapitalization, the Company and TIS were parties to a license agreement (License

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999

Agreement) whereby TIS was obligated to pay the Company a 30% royalty on certain sales in Japan of its product containing the Company's proprietary technology. Contemporaneous with the Recapitalization, the Company waived its rights to future royalties under this License Agreement for up to ten years. The Company obtained an independent appraisal of the value of the royalty waiver to determine the amount attributable to the transfer of the license to TIS as a return of capital in conjunction with the relinquishment of previously outstanding Preferred Stock and notes payable. The value of the royalty waiver of $1,800,000 has been recognized as a deferred credit on the balance sheet, with a corresponding reduction to stockholders' equity. The deferred credit will be recognized in income as TIS completes sales of the Company's products in Japan for which a royalty would otherwise have been payable. In the event the deferred credit is not fully recognized in income upon the expiration of the License Agreement, the remaining balance will be credited to additional paid-in capital.

7. Preferred Stock

   The Company's authorized capital includes Convertible Preferred Stock, Series 1 Participating (Series 1) and Series 2 Non-Participating (Series 2). Series 1 and 2 have been designated and issued. At September 30, 1999, Series 1 and 2 Preferred Stock represented all of the issued Convertible Preferred Stock.

 Conversion

   Each share of Series 1 and 2 Preferred Stock is convertible at the stockholder's option. Each share of Series 1 and 2 Preferred Stock may be converted into shares of Common Stock at an initial conversion prices of $1.00 and $2.50 per share, respectively, as adjusted from time to time by a conversion factor (the Conversion Price).

   The shares will automatically convert into Common Stock at the then effective Conversion Price upon the closing of a public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933.

 Dividends

   The holders of Series 1 and 2 Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors of the Company, dividends in the same amount per share as would be payable on the number of shares of Common Stock into which the Preferred Stock is then convertible, payable in preference and priority to any payment of any cash dividend on Common Stock or any other class of stock or series thereof.

 Voting

   Series 1 and Series 2 Preferred shares are entitled to a number of votes on any matter submitted to the stockholders of the Company equal to the number of shares of Common Stock into which they are convertible.

 Liquidation

   Upon any liquidation of the Company, the holder of each share of Series 1 Preferred Stock shall be first entitled, before any distribution or payment is made to holders of Series 2 Preferred Stock and Common Stock, to be paid $1.00 per share plus any declared and unpaid dividends thereon. Additionally, after such payments have been made in full to the holders of Series 1 Preferred Stock, Series 2 Preferred Stock shall be entitled, before any distribution or payment is made to holders of Common Stock, to be paid $2.50 per share plus any declared and unpaid dividends thereon. After payments have been made in full, such holders of Series 1 Preferred Stock will participate with the holders of Common Stock in the distribution of any remaining assets not to exceed $4.00 per share, adjusted appropriately for stock splits, stock dividends and the like.

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999


 Warrants

   During 1998, in connection with the issuance of Series 1 Convertible Preferred Stock, the Company issued warrants to purchase 3,075,006 shares of the Company's Common Stock. The warrants are not detachable, have an exercise price of $.02 and a term of five years. As of September 30, 1999, warrants to purchase 3,037,506 shares of common stock had been exercised.

   In connection with entering into a Lease Agreement with Comdisco Incorporated, the Company issued warrants to purchase 20,000 shares of the Company's Series 2 Convertible Non-Participating Preferred Stock at an exercise price of $2.50. The exercise period is ten years or five years from the effective date of the Company's initial public offering, whichever is earlier. As of September 30, 1999, none of the warrants issued had been exercised. The fair market value of these warrants is being amortized over the term of the Lease Agreement.

8. Stock Option Plans

   On December 27, 1990 (as amended on August 20, 1998), the Company established a Stock Option Plan (the Plan) whereby 2,100,766 shares of Common Stock were reserved for issuance for the benefit of employees, directors and consultants of the Company as authorized by the Board of Directors. Under the Plan, incentive stock options may be granted to employees and nonstatutory options may be granted to employees, directors and consultants of the Company.

   The purchase price per share of stock deliverable upon the exercise of an incentive stock option is required to be at least 100% of the fair market value of the stock at the date of grant. Each option granted under the Plan is exercisable either in full or in installments as set forth in each recipient's option agreement. Options may expire at periods set forth in each recipient's option agreement, but no longer than ten years from the date of grant. No options under the Plan may be granted after December 27, 2007. On August 20, 1998, the unissued options for the purchase of 102,300 shares of common stock were transferred to the 1998 Stock Option Plan described below.

 1998 Stock Option Plan

   On March 23, 1998, the Company established a Stock Option Plan (1998 Plan) whereby 3,999,234 shares of Common Stock were reserved for issuance for the benefit of employees, directors and consultants of the Company as authorized by the Board of Directors. Under the 1998 Plan, incentive stock options may be granted to employees and nonstatutory options may be granted to employees, directors and consultants of the Company.

   The purchase price per share of stock deliverable upon the exercise of an incentive stock option is required to be at least 100% of the fair market value of the stock at the date of grant. Each option granted under the Plan is exercisable either in full or in installments as set forth in each recipient's option agreement. Options may expire at periods set forth in each recipient's option agreement, but no longer than five and one-half years from the date of grant.

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999


   The following table presents the activity of the Plan for each of the three years in the period ended September 30, 1999.

                                1999                1998                 1997
                         ------------------- -------------------- -------------------
                                    Weighted             Weighted            Weighted
                                    Average              Average             Average
                                    Exercise             Exercise            Exercise
                          Shares     Price     Shares     Price    Shares     Price
                         ---------  -------- ----------  -------- ---------  --------
Outstanding options at
 beginning of year...... 1,782,925   $ 0.11   1,359,275   $0.17     846,050   $0.15
Granted................. 1,604,000      .34   2,839,950     .03   1,175,000     .17
Exercised...............  (233,670)     .14  (2,173,600)    .03    (219,462)    .15
Terminated..............  (196,105)     .15    (242,700)    .15    (442,313)    .15
                         ---------   ------  ----------   -----   ---------   -----
Outstanding options at
 end of year............ 2,957,150      .23   1,782,925     .11   1,359,275     .17
Exercisable at end of
 year...................   732,125   $ 0.14     742,304   $0.15     617,040   $0.16
                         =========   ======  ==========   =====   =========   =====
Available for grant at
 end of year............    44,189            1,452,084              47,600
                         =========           ==========           =========
Weighted average fair
 value per share of
 options granted during
 the year...............             $ 0.09               $0.01               $0.04
                                     ======               =====               =====

   The following table represents weighted average price and life information about significant option groups outstanding at September 30, 1999:

                                Options Outstanding        Options Exercisable
                          -------------------------------- --------------------
                                       Weighted
                                        Average   Weighted             Weighted
                                       Remaining  Average              Average
                            Number    Contractual Exercise   Number    Exercise
     Option Grant Date    Outstanding Life (yrs.)  Price   Exercisable  Price
   ---------------------- ----------- ----------- -------- ----------- --------
   1990 Plan.............    812,850      1.9       $.17     607,750    $0.17
   1998 Plan.............  2,144,300      4.5        .25     124,375     0.02
                           ---------      ---       ----     -------    -----
                           2,957,150                         732,125
                           =========                         =======

   The pro-forma net loss and net loss per share for 1999, 1998 and 1997, if compensation cost for the Plan had been recognized based on the fair value at the grant date in accordance with the provisions of FAS 123, is as follows:

                                                                       Net Loss
                                                             Net Loss  Per Share
                                                             --------- ---------
     1999................................................... 6,302,696   $1.05
     1998................................................... 5,019,458    2.56
     1997................................................... 5,958,660   10.20

   The fair value of options at the date of grant were estimated using the Minimum Value model with an estimated weighted average life of five years from the date of grant, assuming a risk free interest rate of approximately 6.0%. The Company does not intend to declare dividends on its common stock.

9. 401(k) Plan

   In April 1997, the Company established the Oberon Software Incorporated 401(k) Plan (the Plan) without employer contributions. The Plan is maintained in accordance with the provisions of section 401(k) of the Internal Revenue Code (the Code) and allows all employees who have attained the age 21 to make annual tax-deferred voluntary contributions of up to the maximum percentage allowable under the Code.

                          OBERON SOFTWARE INCORPORATED

                               September 30, 1999


10. Income Taxes

   As of September 30, 1999, the Company has net operating loss carryforwards and research tax credit carryforwards of approximately $32,000,000 and $1,130,000, respectively, available to reduce future federal and state income taxes payable to the extent permitted under the Internal Revenue Code, expiring in varying amounts through 2014. The net operating loss carryforwards and research tax credit carryforwards will be subject to the limitations provided in IRC sections 382 and 383.

   The Company has a net deferred tax asset balance at September 30, 1999 and 1998 which is comprised as follows:

                                                        1999          1998
                                                    ------------  ------------
   Net loss carry forward.......................... $ 12,800,000  $ 10,500,000
   Research and development credit carry forward...    1,130,000       818,000
   Deferred credit.................................      617,000       653,000
   Accrued expenses................................       77,000        42,000
   Depreciation and amortization...................      131,000         4,000
                                                    ------------  ------------
   Total deferred tax assets.......................   14,755,000    12,017,000
   Valuation allowance.............................  (14,755,000)  (12,017,000)
                                                    ------------  ------------
   Net deferred tax assets......................... $          0  $          0
                                                    ============  ============

11. Related-Party Transaction

   The Company has a long-term loan receivable of $15,008 due from related party of the Company. Revenue recognized by the Company for the years ended September 30, 1999 and 1998 includes software product sales and royalties to a preferred stockholder of $90,169 and $215,731, respectively.

12. Subsequent Events

   The Company entered into a merger agreement with OnDisplay, Inc. on January 17, 2000. The Company expects the merger to be completed by March 31, 2000.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              VIGNETTE CORPORATION

                            WHEELS ACQUISITION CORP.

                                      AND

                                ONDISPLAY, INC.

                                  MAY 21, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I. The Offer......................................................  A-1
 Section 1.1  The Offer...................................................   A-1
 Section 1.2  Company Action..............................................   A-2
 Section 1.3  Directors...................................................   A-3

 ARTICLE II. The Merger....................................................  A-4
 Section 2.1  The Merger..................................................   A-4
 Section 2.2  Effective Time; Closing.....................................   A-4
 Section 2.3  Effect of the Merger........................................   A-4
 Section 2.4  Certificate of Incorporation; Bylaws........................   A-4
 Section 2.5  Directors and Officers......................................   A-4
 Section 2.6  Effect on Capital Stock.....................................   A-4
 Section 2.7  Exchange of Certificates....................................   A-5
 Section 2.8  No Further Ownership Rights in Company Common Stock.........   A-7
 Section 2.9  Restricted Stock............................................   A-7
 Section 2.10 Tax Consequences............................................   A-8
 Section 2.11 Taking of Necessary Action; Further Action..................   A-8
 Section 2.12 Dissenting Shares...........................................   A-8

 ARTICLE III. Representations and Warranties of Company....................  A-8
 Section 3.1  Organization; Subsidiaries..................................   A-8
 Section 3.2  Company Capitalization......................................   A-9
 Section 3.3  Obligations With Respect to Capital Stock...................  A-10
 Section 3.4  Authority; Non-Contravention................................  A-10
 Section 3.5  SEC Filings; Company Financial Statements...................  A-11
 Section 3.6  Absence of Certain Changes or Events........................  A-12
 Section 3.7  Taxes.......................................................  A-12
 Section 3.8  Title to Properties.........................................  A-14
 Section 3.9  Intellectual Property.......................................  A-14
 Section 3.10 Compliance with Laws........................................  A-16
 Section 3.11 Litigation..................................................  A-16
 Section 3.12 Employee Benefit Plans......................................  A-17
 Section 3.13 Certain Agreements..........................................  A-19
 Section 3.14 Brokers' and Finders' Fees..................................  A-20
 Section 3.15 Insurance...................................................  A-20
 Section 3.16 Disclosure..................................................  A-20
 Section 3.17 Fairness Opinion............................................  A-20
 Section 3.18 Affiliates..................................................  A-21

 ARTICLE IV. Representations and Warranties of Parent and Merger Sub....... A-21
 Section 4.1  Organization of Parent and Merger Sub.......................  A-21
 Section 4.2  Parent and Merger Sub Capitalization........................  A-21
 Section 4.3  Obligations With Respect to Capital Stock...................  A-22
 Section 4.4  Authority; Non-Contravention................................  A-22
 Section 4.5  SEC Filings; Parent Financial Statements....................  A-23
 Section 4.6  Absence of Certain Changes or Events........................  A-24
 Section 4.7  Taxes.......................................................  A-24
 Section 4.8  Title to Properties.........................................  A-25
 Section 4.9  Intellectual Property.......................................  A-25
 Section 4.10 Compliance with Laws........................................  A-26
 Section 4.11 Litigation..................................................  A-26

                                                                          Page
                                                                          ----
 Section 4.12 Brokers' and Finders' Fees................................  A-26
 Section 4.13 Disclosure Documents......................................  A-26
 Section 4.14 Affiliates................................................  A-27

 ARTICLE V. Conduct Prior To The Effective Time.......................... A-27
 Section 5.1  Conduct of Business by Company............................  A-27
 Section 5.2  Conduct of Business by Parent.............................  A-29

 ARTICLE VI. Additional Agreements....................................... A-30
 Section 6.1  Stockholder Approval; Preparation of Registration
               Statement and Proxy Statement/Prospectus.................  A-30
 Section 6.2  Antitrust Filings.........................................  A-31
 Section 6.3  No Solicitation...........................................  A-31
 Section 6.4  Obligations of Merger Sub.................................  A-33
 Section 6.5  Voting of Shares..........................................  A-33
 Section 6.6  Registration Statement....................................  A-33
 Section 6.7  Confidentiality; Access to Information....................  A-33
 Section 6.8  Public Disclosure.........................................  A-33
 Section 6.9  Reasonable Efforts; Notification..........................  A-34
 Section 6.10 Stock Options and ESPP....................................  A-34
 Section 6.11 Form S-8..................................................  A-35
 Section 6.12 Indemnification...........................................  A-35
 Section 6.13 Nasdaq Listing............................................  A-36
 Section 6.14 Letters of Accountants....................................  A-36
 Section 6.15 Takeover Statutes.........................................  A-36
 Section 6.16 Certain Employee Benefits.................................  A-36
 Section 6.17 Tax Matters...............................................  A-36
 Section 6.18 Employment Agreement......................................  A-36

 ARTICLE VII. Conditions To The Merger................................... A-37
 Section 7.1  Conditions to Obligations of Each Party to Effect the       A-37
               Merger...................................................

 ARTICLE VIII. Termination, Amendment and Waiver......................... A-37
 Section 8.1  Termination...............................................  A-37
 Section 8.2  Notice of Termination; Effect of Termination..............  A-38
 Section 8.3  Fees and Expenses.........................................  A-38
 Section 8.4  Amendment.................................................  A-39
 Section 8.5  Extension; Waiver.........................................  A-39

 ARTICLE IX. General Provisions.......................................... A-39
 Section 9.1  Non-Survival of Representations and Warranties............  A-39
 Section 9.2  Notices...................................................  A-39
 Section 9.3  Interpretation; Certain Defined Terms.....................  A-40
 Section 9.4  Counterparts..............................................  A-41
 Section 9.5  Entire Agreement; Third Party Beneficiaries...............  A-41
 Section 9.6  Severability..............................................  A-41
 Section 9.7  Other Remedies; Specific Performance......................  A-41
 Section 9.8  Governing Law.............................................  A-41
 Section 9.9  Rules of Construction.....................................  A-41
 Section 9.10 Assignment................................................  A-41
 Section 9.11 Waiver of Jury Trial......................................  A-42
 Exhibit A    Form of Voting Agreement
 Exhibit B    Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 21, 2000, among Wheel Corporation, a Delaware corporation ("Parent"), Wheels Acquisition Corp., a Delaware corporation and a wholly owned first-tier subsidiary of Parent ("Merger Sub"), and Hubcap, Inc., a Delaware corporation ("Company").

                                    RECITALS

   A. The respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement, and declared advisable that Merger Sub make an exchange offer (the "Offer") to exchange shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") for all of the issued and outstanding shares of common stock, par value $0.001 per share ("Company Common Stock"), of Company (the "Shares") and the merger of Merger Sub with and into Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law").

   B. It is intended that, for United States federal income tax purposes, the Offer and the Merger (together, the "Transaction") shall be treated as an integrated transaction and shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

   C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of Company are entering into a Voting Agreement with Parent in the form of Exhibit A (the "Voting Agreement").

   In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                                   THE OFFER

   Section 1.1 The Offer. (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 8.1 and (ii) none of the events set forth in Annex I hereto shall have occurred and be continuing, Merger Sub shall, as promptly as practicable after the date hereof, commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive from Merger Sub that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio. For purposes of this Agreement, the "Exchange Ratio" shall mean 1.58. The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub (if any) represents at least a majority of the total number of outstanding Shares, assuming the exercise of all currently exercisable options, rights and convertible securities (if any) and the issuance of all Shares that Company is obligated to issue thereunder (such total number of outstanding Shares being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Parent and Merger Sub expressly reserve the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that, without the prior written consent of Company, no change may be made which decreases the number of Shares sought in the Offer, changes the form or amount of consideration to be paid, imposes conditions to the Offer in addition to those set forth in Annex I, changes or waives the Minimum Condition or any of the other conditions set forth in Annex I or imposes any conditions to the Offer in addition to those set forth in Annex I, extends the Offer (except as set forth in the following two sentences), or makes any other change to any of the terms and conditions to the Offer which is adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Sub shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that (x) Merger Sub shall extend the Offer for successive extension periods not in excess of 10 business days per extension if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived, and (y) Merger Sub may extend the Offer if and to the extent required by the applicable rules and regulations of the Securities Exchange Commission ("SEC"). In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares which, together with Shares then owned by Parent and Merger Sub, represents at least 90% of the outstanding Shares. Notwithstanding anything to the contrary set forth herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, and in lieu thereof each tendering stockholder who would otherwise be entitled to a fractional share of Parent Common Stock in the Offer will be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the NASDAQ National Market System on the first date Merger Sub accepts Shares for exchange in the Offer.

   (b) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Registration Statement"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent, Merger Sub and Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Registration Statement and the Offer Documents and any material amendments thereto prior to their being filed with the SEC.

   Section 1.2 Company Action. (a) Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has by unanimous vote of the directors participating therein (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interest of Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, which approval constitutes approval under Section 203 of Delaware Law such that the Offer, the Merger, this Agreement and the other transactions contemplated hereby are not and shall not be subject to any restriction pursuant to Section 203 of Delaware Law, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by Company's stockholders (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations").

Company further represents that FleetBoston Robertson Stephens Inc. has rendered to Company's Board of Directors its opinion that the consideration to be received by Company's stockholders pursuant to this Agreement is fair to such stockholders from a financial point of view. Company has been advised that all of its directors and executive officers currently intend to tender their Shares pursuant to the Offer.

   (b) As soon as practicable on the day that the Offer is commenced, Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall, subject to Section 6.3(b), reflect the Recommendations. Company, Parent and Merger Sub each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 and any material amendments thereto prior to its being filed with the SEC.

   (c) Company will promptly furnish Parent and Merger Sub pursuant to the terms of the Confidentiality Agreement, dated as of May 1, 2000, between Company and Parent (the "Confidentiality Agreement") with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer.

   Section 1.3 Directors. (a) Effective upon the acceptance for payment by Merger Sub of Shares pursuant to the Offer (the "Appointment Time"), Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on Company's Board of Directors that equals the product of (i) the total number of directors on Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.3) and (ii) the percentage that the number of Shares owned by Parent or Merger Sub (including Shares accepted for payment) bears to the total number of Shares outstanding, and Company shall take all action reasonably necessary to cause Parent's designees to be elected or appointed to Company's Board of Directors, including, without limitation, increasing the number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time (as defined below), Company's Board of Directors shall always have at least two members who were directors of Company prior to consummation of the Offer (each, a "Continuing Director"). If the number of Continuing Directors is reduced to less than two for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a person to fill the vacancy. Notwithstanding anything in this Agreement to the contrary, if Parent's designees are elected to Company's Board of Directors prior to the Effective Time, the affirmative vote of the Continuing Directors shall be required for Company to (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of Company's or any Company stockholder's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by Company which is reasonably likely to adversely affect the interests of the stockholders of Company (other than Parent, Merger Sub and their affiliates (other than Company and its subsidiaries)), with respect to the transactions contemplated by this Agreement.

   (b) Company's obligations to appoint designees to its board of directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. Company shall promptly take all actions required pursuant to Section 1.3 and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to Company and its officers and directors as is required under
Section 14(f) and Rule 14f-l to fulfill its obligations under this Section 1.3. Parent will supply to Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                  ARTICLE II.

                                   THE MERGER

   Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

   Section 2.2 Effective Time; Closing. Subject to the provisions of this Agreement, Company and Merger Sub will file a certificate of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Company and Merger Sub, and shall be subject to all debts, liabilities and duties of Company and Merger Sub.

   Section 2.4 Certificate of Incorporation; Bylaws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is "OnDisplay, Inc.' "

   (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   Section 2.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time, until their respective successors are duly appointed.

   Section 2.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

   (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 2.6(b), will be canceled and extinguished and automatically converted (subject to Section 2.6(e)) into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.7 (together with the cash in lieu of fractional shares of Parent Common Stock as specified below, the "Merger Consideration"). No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 2.7(e).

   (b) Cancellation of Company-Owned and Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Parent or Merger Sub immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

   (c) Stock Options; Employee Stock Purchase Plan; Warrants. At the Effective Time, all options or warrants to purchase Company Common Stock then outstanding, whether under (i) Company's 1996 Stock Plan (the "Company Stock Option Plan"), (ii) the Oberon Software Incorporated 1990 Stock Option Plan (the "Oberon 1990 Plan"), (iii) the Oberon Software Incorporated 1998 Stock Incentive Plan (the "Oberon 1998 Plan," and together with the Company Stock Option Plan and the Oberon 1990 Plan, the "Company Option Plans"), or (iv) otherwise, shall be assumed by Parent in accordance with Section 6.10 of this Agreement. Rights outstanding under Company's 1999 Employee Stock Purchase Plan (the "Company ESPP") shall be treated as set forth in Section 6.10 of this Agreement.

   (d) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

   (e) Adjustments to Exchange Ratio. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Exchange Ratio, the Merger Consideration and any other amounts payable pursuant to the Offer, the Merger or otherwise pursuant to this Agreement shall be appropriately adjusted.

   Section 2.7 Exchange of Certificates. (a) Exchange Agent. Parent shall select an institution reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

   (b) Exchange Fund. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, the shares of Parent Common Stock (such shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.6 in exchange for outstanding shares of Company Common Stock.

   (c) Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 2.6, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares that such holders have the right to receive pursuant to
Section 2.7(e) and any dividends or distributions payable pursuant to Section 2.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.7(e) and any dividends or distributions payable pursuant to
Section 2.7(d). No interest will be paid or accrued on any cash in lieu of fractional shares of Parent Common Stock or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

   (e) Fractional Shares. (i) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent pursuant to Section 2.7(b), over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to
Section 2.7(c) (such excess, the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on NASDAQ National Market System in the manner set forth in paragraph (ii) of this Section 2.7(e).

     (ii) The sale of the excess shares by the Exchange Agent shall be executed on the NASDAQ National Market System and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all commercially reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock. The Exchange Agent will determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Parent Common Stock to be issued to such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock in accordance with the terms of Section 2.7(c).

     (iii) Notwithstanding the provisions of paragraphs (i) and (ii) of this
  Section 2.7(e), Parent may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such paragraphs, that Parent shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Company Common Stock the amount such holder would have received pursuant to Section 2.7(e)(ii) assuming that the sales of Parent Common Stock were made at a price equal to the average of the closing prices of the Parent

  Common Stock on the NASDAQ National Market System for the ten consecutive trading days immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this paragraph (iii). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Sections 2.7(b) or (e).

   (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined in Section 3.2(c)). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

   (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to
Section 2.6, cash for fractional shares, if any, as may be required pursuant to
Section 2.7(e) and any dividends or distributions payable pursuant to Section 2.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   (h) No Liability. Notwithstanding anything to the contrary in this Section 2.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 2.7 shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.7(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.7(d), in each case, without any interest thereon.

   Section 2.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.7(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

   Section 2.9 Restricted Stock. If any shares of Company Common Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("Company Restricted Stock") may be forfeited or repurchased by Company upon any termination of the stockholders' employment, directorship or other relationship with Company (and/or any affiliate of Company) under the terms of any restricted stock purchase agreement or other agreement with Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Merger, then the shares of Parent Common Stock issued upon the conversion of such shares of Company Common Stock in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. A listing of the holders of Company Restricted Stock, together with the number of shares and the vesting schedule of Company Restricted Stock held by each, and any information concerning any elections timely made under Section 83(b) of the Code, is set forth in Part 2.9 of the Company Disclosure Letter.

   Section 2.10 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

   Section 2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company, Merger Sub and the Surviving Corporation will take all such lawful and necessary action in the name of Company or Merger Sub. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

   Section 2.12 Dissenting Shares. Notwithstanding Section 2.6, if the Merger is effectuated pursuant to Section 253 of Delaware Law, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. Company shall give Parent prompt notice of any demands received by Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by Company.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   As of the date of this Agreement and as of the Closing Date, except as disclosed in (i) Company's Annual Report on Form 10-K for the year ending December 31, 1999 and any Company SEC Reports (as defined below) filed subsequent to such Form 10-K and prior to the date of this Agreement, or (ii) the disclosure letter delivered by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Disclosure Letter"), Company represents and warrants to Parent and Merger Sub as follows:

   Section 3.1 Organization; Subsidiaries. (a) Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to have such qualifications would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.3) on Company.

   (b) Neither Company nor any of its subsidiaries identified in Part 3.1 of the Company Disclosure Letter owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of Company. Neither Company nor any of its subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither Company, nor any of its subsidiaries, is a general partner of any general partnership, limited partnership or other similar entity. Part 3.1 of the Company Disclosure Letter indicates the jurisdiction of organization of each subsidiary of the Company and Company's direct or indirect equity interest therein.

   (c) Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "Company Charter Documents"), and each such instrument is in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of Company Charter Documents.

   Section 3.2 Company Capitalization. (a) The authorized capital stock of Company consists solely of 100,000,000 shares of Company Common Stock, of which there were 22,636,902 shares issued and outstanding as of May 16, 2000, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound. As of the date of this Agreement, there are no shares of Company Common Stock held in treasury by Company. From and after the Effective Time, the shares of Parent Common Stock issued in exchange for any shares of Company Restricted Stock will, without any further act of Parent, Company or any other person, become subject to the restrictions, conditions and other provisions of such Company Restricted Stock, and Parent will automatically succeed to and become entitled to exercise Company's rights and remedies under such Company Restricted Stock.

   (b) As of the close of business on May 19, 2000, (i) 4,258,687 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock under the Company Stock Option Plan, the Oberon 1990 Plan, the Oberon 1998 Plan (collectively, the "Company Options"), and (ii) 1,500,000 shares of Company Common Stock are reserved for future issuance under the Company ESPP. Part 3.2(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted or assumed; (v) the date on which such Company Option expires and (vi) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Company has made available to Parent an accurate and complete copy of the Company Stock Option Plan, the Oberon 1990 Plan, the Oberon 1998 Plan, the Company ESPP and the standard forms of stock option agreements evidencing Company Options. There are no options outstanding to purchase shares of Company Common Stock other than pursuant to the Company Stock Option Plans. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

   (c) All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements and

(ii) all requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.4).

   Section 3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2 hereof or Part 3.3 of the Company Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Company owns all of the securities of its subsidiaries identified on Part 3.1 of the Company Disclosure Letter, free and clear of all claims and Encumbrances, and there are no other equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. For purposes of this Agreement, "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no registration rights with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

   Section 3.4 Authority; Non-Contravention. (a) Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approvals (as defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company's stockholders (the "Company Stockholder Approvals") and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is sufficient for Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

   (b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, (i) conflict with or violate Company Charter Documents, (ii) subject to obtaining Company Stockholder Approvals and compliance with the requirements set forth in Section 3.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on Company.

   (c) No action by or in respect of, or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign, domestic or supranational ("Governmental Entity") or other person, is required to be obtained or made by Company in connection with the execution and delivery of this Agreement or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and any other applicable securities law, whether state or foreign, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Company or the Surviving Corporation or have a material adverse effect on the ability of Company to consummate the transactions contemplated by this Agreement.

   Section 3.5 SEC Filings; Company Financial Statements. (a) Company has filed all forms, reports and documents required to be filed by Company with the SEC since the effective date of the registration statement for Company's initial public offering and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-Q, 8-K or any successor form under the Exchange Act) and
(iii) fairly present the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. Each of the financial statements of Oberon Software Incorporated ("Oberon") (including, in each case, any related notes thereto) contained in the Company SEC Reports, including each Company SEC Report filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present the financial position of Oberon as at the respective dates thereof and the results of Oberon's operations and cash flows for the periods indicated.

   The balance sheet of Company contained in the Company SEC Reports as of March 31, 2000 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials or in the Company SEC Documents filed, in each case, prior to the date hereof, neither Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities.

   (c) Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

   Section 3.6 Absence of Certain Changes or Events. (a) Since the date of the Company Balance Sheet the business of Company and its subsidiaries has been conducted in the ordinary course consistent with past practices (other than the transactions contemplated by this Agreement) and, there has not been (i) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iv) any revaluation by Company of any of its material assets, other than in the ordinary course of business.

   (b) Since the date of the Company Balance Sheet and through the date of this Agreement, there has not been (i) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries, (ii) any incurrence, assumption or guarantee by Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees, or any payment by Company or any of its subsidiaries of any bonus to any of their officers or employees, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay, other than in the ordinary course, consistent with past practice, or any entry by Company or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) any creation or other incurrence by Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices, (vi) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned subsidiaries (or advances to employees) in the ordinary course of business consistent with past practices, (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, or (viii) any material change in the pricing of the license fees Company charges for licensing its software.

   Section 3.7 Taxes. (a) Company and each of its subsidiaries have timely filed all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by or on behalf of Company and each of its subsidiaries with any Tax authority. Such

Returns are true, correct and complete in all material respects, and Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

   (b) Company and each of its subsidiaries have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes as are not material to Company.

   (c) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax, nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries. Company and its subsidiaries have not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

   (d) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment that is material to Company.

   (e) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof that is reasonably likely to be material to Company.

   (f) Neither Company nor any of its subsidiaries has any material liability for unpaid Taxes which have not been accrued for or reserved on Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

   (g) There is no agreement, plan or arrangement to which Company or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

   (h) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

   (i) Neither Company nor any of its subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

   (j) Company and its subsidiaries have not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

   (k) Company has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Company distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

   (l) Company is not aware of any fact, circumstance, plan or intention on the part of Company that would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

   For the purposes of this Agreement, "Tax" or "Taxes" refers to (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses
(i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   Section 3.8 Title to Properties. (a) Company does not own and has not owned any real property interests. Part 3.8 of the Company Disclosure Letter list all real property leases to which Company is a party and each amendment thereto that is in effect as of the date of this Agreement that provide for annual payments in excess of $500,000. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim against Company.

   (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Company Financials and except for liens for Taxes not yet due and payable and such Encumbrances which are not material in character, amount or extent.

   Section 3.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

   "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

   "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company or one of its subsidiaries.

   "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

   "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or one of its subsidiaries.

   (a) No material Company Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation (other than those imposed by applicable law) restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

   (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property, except, in each case, as would not materially adversely affect such item of Company Registered Intellectual Property.

   (c) Company or one of its subsidiaries owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted) to, each material item of Company Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions). The Company Intellectual Property constitutes all the Intellectual Property necessary to, or used or held for use in, the conduct of the business as currently conducted. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any material Company Intellectual Property.

   (d) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

   (e) Part 3.9(e) of the Company Disclosure Letter contains a true and complete list of all in-bound OEM agreements and all distributor agreements to which Company or any of its subsidiaries is a party. None of Company or its subsidiaries is a party to any contract with a term of greater than one year with a long-distance telecommunications provider, Internet Service Provider, service farm provider or computer hardware provider.

   (f) To Company's knowledge, the operation of the business of Company and its Subsidiaries as such business currently is conducted, including the design, development, marketing and sale of the products or services of Company and its subsidiaries (including with respect to products currently under development) has not and does not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

   (g) None of Company or any of its subsidiaries has received written or credible oral notice from any third party that the operation of the business of Company and its subsidiaries or any act, product or service of Company and its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction. There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of Company, threatened against or affecting, Company, any of its subsidiaries, any present or former officer, director or employee of Company or any of its subsidiaries (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any subsidiary in any of the Company Intellectual Property, (ii) alleging that the use of the Company Intellectual Property or any services provided, processes used or products manufactured, used, imported or sold by Company or any subsidiary do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property of any third party or (iii) alleging that Company or any of its subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

   (h) Except as set forth in Part 3.9(h) of the Company Disclosure Letter, to Company's knowledge, no person has or is infringing or misappropriating any Company Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would be material to Company.

   (i) Company and its subsidiaries have taken reasonable steps to protect Company's and its subsidiaries' rights in Company's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not would reasonably be expected to have a Material Adverse Effect on Company.

   (j) Except under license or service agreements with end users of products of Company and its subsidiaries, none of Company and any of its subsidiaries has given an indemnity in connection with any Intellectual Property right to any person.

   Section 3.10 Compliance with Laws. (a) Neither Company nor any of its subsidiaries is in conflict with, or has violated or is in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Company. To Company's knowledge, no investigation or review by any Governmental Entity is pending or, has been threatened in a writing delivered to Company against Company or any of its subsidiaries, nor, to Company's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Company or any of its subsidiaries. There is no judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Company or any of its subsidiaries, or any acquisition of material property by Company or any of its subsidiaries.

   (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities (including, without limitation all such permits required under environmental laws) that are material to or required for the operation of the business of Company as currently conducted (collectively, the "Company Permits"), and are in compliance with the terms of Company Permits, except where the failure to hold such Company Permits, or be in such compliance, would not, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company.

   (c) No written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any environmental law. There are no material liabilities of or relating to the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such material liability. For purposes of this Section, the terms "Company" and "subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its subsidiaries.

   Section 3.11 Litigation. There are no claims, suits, actions, investigations or proceedings (or any basis therefor) pending or, to the knowledge of Company, threatened against, relating to or affecting Company, any of its subsidiaries any officer, director or employee of Company or any of its subsidiaries or any person for whom the Company or any subsidiary may be liable or any of their respective properties, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either singly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Company or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby. As of the date hereof, no director or executive officer of Company has asserted a claim to seek indemnification from Company under Company Charter Documents or any indemnification agreement between Company and such person.

   Section 3.12 Employee Benefit Plans. (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     (i) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee;

     (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

     (iii) "DOL" shall mean the Department of Labor;

     (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Company or any subsidiary of Company;

     (v) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Company or any subsidiary of Company, on the one hand, and any Employee or consultant of Company or any subsidiary of Company, on the other hand;

     (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (vii) "ERISA Affiliate" shall mean any other person or entity under common control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

     (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

     (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by Company, whether informally or formally, for the benefit of Employees outside the United States;

     (x) "IRS" shall mean the Internal Revenue Service;

     (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

     (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

     (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

   (b) Schedule. Part 3.12 of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement and, to the knowledge of Company, any other material benefit plan, program, or arrangement in which an Employee is eligible to participate (each plan other than a Company Employee Plan, an "Outsourced Plan"). Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

   (c) Documents. Company has made available to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination or opinion letter, and all rulings relating to Company Employee Plans; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan. Additionally, the Company has provided information with respect to the Outsourced Plans to the extent reasonably practicable.

   (d) Employee Plan Compliance. Except in each case, as would not, individually or in the aggregate, result in a material liability to Company or as set forth on Part 3.12 of the Company Disclosure Letter: (i) Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under
Section 401(a) of the Code has received an opinion, determination, advisory or notification letter from the Internal Revenue Service that it is so qualified or has remaining a period of time to obtain such a letter from the IRS, and no event has occurred since the date of such determination that could reasonably be expected to result in the revocation of, or materially adversely affect, such qualification; (iii) no "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than currently outstanding stock options) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code; and (viii) all contributions due from Company or any Affiliate with respect to any of Company Employee Plans have been made as required under ERISA or have been accrued on the Company Balance Sheet.

   (e) Pension Plans. Neither Company nor any ERISA Affiliate of Company has now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or
Section 412 of the Code, that would result in material liability to Company.

   (f) Multiemployer Plans. At no time has Company or any ERISA Affiliate of Company contributed to or been requested to contribute to any Multiemployer Plan, that would result in material liability to Company.

   (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health benefits, except to the extent required by statute.

   (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than full vesting as a result of partial or full plan termination of a qualified plan), distribution, increase in benefits or obligation to fund benefits with respect to any Employee. There is no contract, plan or arrangement (written or otherwise) covering any Employee or former Employee of Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

   (i) Employment Matters. Company and each of its subsidiaries is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees. There are no pending, or, to Company's knowledge, threatened material claims or actions against Company under any worker's compensation policy or long-term disability policy. To Company's knowledge, no Employee of Company has materially violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound due to such Employee being employed by Company and disclosing to Company or using trade secrets or proprietary information of any other person or entity.

   (j) Labor. Company does not know of any activities or proceedings of any labor union to organize any Employees that would be material to Company. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which would reasonably be expected to, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would reasonably be expected to, individually or in the aggregate, result in any material liability to Company. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

   (k) International Employee Plans. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has material unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason in accordance with the terms of each such International Employee Plan (other than expenses typically incurred in a termination event).

   3.13 Certain Agreements. As of the date hereof, neither Company nor any of its subsidiaries is a party to or is bound by: (a) any employment or consulting agreement or commitment with any employee or member of Company's Board of Directors, that, individually or in the aggregate, is material to Company, other than those that are terminable by Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of law may limit Company's or any of its subsidiaries' ability to terminate employees at will;

   (b) any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

   (c) any material guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan or sale of debt securities;

   (d) any material agreement, obligation or commitment containing covenants purporting to limit or which effectively limit Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Company or the Surviving Corporation or any of its subsidiaries after the Effective Time;

   (e) any agreement or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business, or pursuant to which Company has any material ownership or participation interest in any corporation, partnership, joint venture, strategic alliance or other business enterprise other than Company's subsidiaries; or

   (f) any agreement or commitment currently in force providing for capital expenditures by Company or its subsidiaries in excess of $500,000.

   The agreements required to be disclosed in the Company Disclosure Letter pursuant to clauses (a) through (f) above or pursuant to Section 3.9 or are required to be filed with any Company SEC Report ("Company Contracts") are valid and in full force and effect, except to the extent that such invalidity would not be material to Company. Neither Company nor any of its subsidiaries, nor to Company's knowledge, any other party thereto, is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any Company Contract in such a manner as would be material to Company.

   Section 3.14 Brokers' and Finders' Fees. Except for fees payable to FleetBoston Robertson Stephens Inc. pursuant to an engagement letter that has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   Section 3.15 Insurance. Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the knowledge of Company, there has been no threatened termination of, or material premium increase with respect to, any of such material policies.

   Section 3.16 Disclosure. Neither the Schedule 14D-9, nor any of the information supplied or to be supplied by the Company or its subsidiaries or representatives for inclusion or incorporation by reference in the Registration Statement, the Post-Effective Amendment (as defined below) or the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Schedule 14D-9 will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representations or warranty is made by Company with respect to statements made or incorporated by reference in any such documents based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

   Section 3.17 Fairness Opinion. Company's Board of Directors has received a true and correct copy of an opinion from FleetBoston Robertson Stephens Inc., dated as of the date hereof, to the effect that, as of the date hereof, the consideration to be received by Company's stockholders in the Offer and the Merger is fair to Company's stockholders from a financial point of view.

   Section 3.18 Affiliates. Part 3.18 of the Company Disclosure Letter is a complete list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act. Except as set forth in Company SEC Reports, since the date of Company's last proxy statement filed with the SEC, to the knowledge of Company, no event has occurred as of the date of this Agreement that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   As of the date of this Agreement and as of the Closing Date, except as disclosed in (i) Parent's Annual Report on Form 10-K for the year ending December 31, 1999 and any Parent SEC Reports (as defined below) filed subsequent to such Form 10-K and prior to the date of this Agreement, or (ii) the disclosure letter delivered by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Letter"), Parent and Merger Sub represent and warrant as follows:

   Section 4.1 Organization of Parent and Merger Sub. (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to have such qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (b) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date (collectively, the "Parent Charter Documents"), and each such instrument is in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of the Parent Charter Documents.

   Section 4.2 Parent and Merger Sub Capitalization. (a) The authorized capital stock of Parent consists solely of 500,000,000 shares of Parent Common Stock par value $.01 per share, of which there were 192,686,181 shares issued and outstanding as of the close of business on April 30, 2000, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound.

   As of May 19, 2000, there were 16,151,407 shares of Parent Common Stock authorized under the 1999 Equity Incentive Plan, of which 7,836,696 were subject to outstanding options, 7,123,759 were issued pursuant to outstanding options and 1,190,952 were available for future grants.

   As of May 19, 2000, there were 8,072,856 shares of Parent Common Stock authorized under the 1999 Employee Stock Purchase Plan, of which 1,848,216 were issued pursuant to outstanding options.

   As of May 19, 2000, there were 1,500,000 shares of Parent Common Stock authorized under the 1999 Non-Employee Director Option Plan, of which 20,000 were subject to outstanding options and 1,480,000 were available for future grants.

   As of May 19, 2000, there were no shares of Parent Common Stock authorized for future grant under the 1995 Stock Option/Stock Issuance Plan, and there were 23,811,501 shares subject to outstanding options.

   As of May 19, 2000, there were 24,000,000 shares of Parent Common Stock authorized under the 1999 Supplemental Stock Option Plan, of which 23,887,500 were subject to outstanding options.

   All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

   (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Merger Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

   (c) All outstanding shares of Parent Common Stock, all outstanding Parent options, and all outstanding shares of capital stock of each subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments.

   (d) The Parent Common Stock to be issued in the Offer and the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

   Section 4.3 Obligations With Respect to Capital Stock. Except as set forth in Section 4.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Parent owns free and clear of all claims and Encumbrances, directly or indirectly through one or more subsidiaries, except for shares of capital stock or other similar ownership interests of certain subsidiaries of Parent that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries and except with respect to the securities of entities in which Parent holds, directly or indirectly, less than 20% of the outstanding voting securities, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

   Section 4.4 Authority; Non-Contravention. (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the Certificate of Merger pursuant to Delaware Law. No approval of any holder of any securities of Parent is required in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes the valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

   (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) subject to compliance with the requirements set forth in

Section 4.4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of an Encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, violations, breaches, defaults, impairments, or rights which, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Part 4.4(b) of the Parent Disclosure Letter list all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Parent or the Surviving Corporation as a result of the Merger.

   (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Offer or Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable securities law, whether state or foreign, (iii) such filings as may be required under the HSR Act and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

   Section 4.5 SEC Filings; Parent Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the registration statement for Parent's initial public offering, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements of Parent (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Reports as of March 31, 2000 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials or in the Parent SEC Documents filed, in each case, prior to the date hereof, neither Parent nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

   (c) Parent has heretofore furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

   Section 4.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet there has not been (i) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent,
(ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases which are not, individually or in the aggregate, material in amount from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or (iv) any revaluation by Parent of any of its material assets, other than in the ordinary course of business.

   Section 4.7 Taxes. (a) Parent and each of its subsidiaries have timely filed all material Returns relating to Taxes required to be filed by or on behalf of Parent and each of its subsidiaries with any Tax authority. Such Returns are true, correct and complete in all material respects, and Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

   (b) Parent and each of its subsidiaries have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to FICA, Taxes pursuant to FUTA and other Taxes required to be withheld, except such Taxes as are not material to Parent.

   (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax, nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries. Parent and its subsidiaries have not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

   (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment that is material to Parent.

   (e) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof that is reasonably likely to be material to Parent.

   (f) Neither Parent nor any of its subsidiaries has any material liability for unpaid Taxes which have not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the date of the Parent Balance Sheet in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

   (g) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

   (h) Neither Parent nor any of its subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

   (i) Parent and its subsidiaries have not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

   (j) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

   (k) Parent has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Parent distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

   (l) Parent is not aware of any fact, circumstance, plan or intention on the part of Parent that would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

   Section 4.8 Title to Properties. Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Parent Financials and except for liens for Taxes not yet due and payable and such Encumbrances which are not material to Parent.

   Section 4.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

   "Parent Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or one of its subsidiaries.

   "Parent Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or one of its subsidiaries.

   (a) No material Parent Intellectual Property or product or service of Parent is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Parent, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

   (b) Each material item of Parent Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property except, in each case, as would not materially adversely affect such item of Parent Registered Intellectual Property.

   (c) Parent or one of its subsidiaries owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, each material item of Parent Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions). To the knowledge of Parent, Parent or one of its subsidiaries owns, or holds a valid license to, free and clear of all Encumbrances, all material Intellectual Property necessary to, or used or held for use in, the conduct of the business as currently conducted and as proposed to be conducted by Parent and its subsidiaries.

   (d) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

   (e) To Parent's knowledge, the operation of the business of Parent and its subsidiaries as such business currently is conducted, including the design, development, marketing and sale of the products or services of Parent and its subsidiaries (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

   (f) Except as set forth in Part 4.9(f) of the Parent Disclosure Letter, no person has or is infringing or misappropriating any Parent Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would be material to Parent.

   (g) Parent and its subsidiaries have taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Parent.

   Section 4.10 Compliance with Laws. (a) Neither Parent nor any of its subsidiaries is in conflict with, or has violated or is in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. No investigation or review by any Governmental Entity is pending or, to Parent's knowledge, has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Parent or any of its subsidiaries. There is no judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of Parent or any of its subsidiaries, or any acquisition of material property by Parent or any of its subsidiaries.

   (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to or required for the operation of the business of Parent as currently conducted (collectively, the "Parent Permits"), and are in compliance with the terms of the Parent Permits, except where the failure to hold such Parent Permits, or be in such compliance, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

   Section 4.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either singly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby. No director or executive officer of the Parent has asserted a claim to seek indemnification from the Parent under Parent Charter Documents or any indemnification agreements between Parent and such person.

   Section 4.12 Brokers' and Finders' Fees. Except for fees payable to Morgan Stanley Dean Witter, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   Section 4.13 Disclosure Documents. Neither the Offer Documents or the Registration Statement or the Post-Effective Amendment, nor any of the information supplied or to be supplied by Parent or its subsidiaries or representatives for inclusion or incorporation by reference in the Schedule 14D-9 or the Company Proxy Statement will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act or, in the case of the Company Proxy Statement, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer Documents and the Registration Statement and the Post-Effective Amendment will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by Company for inclusion or incorporation by reference therein.

   Section 4.14 Affiliates. Except as set forth in Parent SEC Reports, since the date of Parent's last proxy statement filed with the SEC, to the knowledge of Parent, no event has occurred as of the date of this Agreement that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                   ARTICLE V.

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   Section 5.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Appointment Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing and except as provided in Part 5.1 of Parent Disclosure Letter, carry on its business in the ordinary course and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts to (i) preserve intact its present business organization,
(ii) keep available the services of its present officers and employees and
(iii) preserve its relationships with customers, suppliers, licensors, licensees and others with which it has business dealings. In addition, during that period Company will promptly notify Parent of any material event involving its business or operations consistent with the agreements contained herein.

   In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in Schedule 5.1 of the Company Disclosure Letter, without the prior written consent of Parent during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Appointment Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof (or as required by applicable law) and as previously disclosed in writing to Parent or adopt any new severance plan;

   (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to any material Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

   (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Company or split, combine or reclassify any capital stock of Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of Company;

   (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of Company Options, (ii) shares of Company Common Stock issuable to participants in the Company ESPP, (iii) shares of Company Common Stock issuable to participants in Company's 401(k) Plan, in the case of (i), (ii) and (iii), consistent with the terms thereof, and (iv) pursuant to grants of Company Options to newly hired employees in the ordinary course of business, consistent with past practice, and not to exceed in the aggregate pursuant to this clause (iv) 400,000 shares of Company Common Stock;

   (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

   (h) Acquire or agree to acquire by merging or consolidating with, or, except as required by agreements listed in Part 3.1 of the Disclosure Schedule, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures, strategic relationships or alliances;

   (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company;

   (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business, consistent with past practice;

   (k) Except as required to comply with any Legal Requirement or as set forth in Part 3.12 of the Company Disclosure Letter, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than with respect to employees and consultants (other than officers) in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures that are material to the business of Company;

   (1) Make any material capital expenditures, except in accordance with the current Company annual budget and plan, as previously disclosed to Parent;

   (m) Modify, amend or terminate any Company Contract to which Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder other than in the ordinary course of business consistent with past practice;

   (n) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Intellectual Property other than licenses, distribution or other similar agreements entered into in the ordinary course of business consistent with past practice;

   (o) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

   (p) Materially change the pricing of the license fees Company charges for licensing its software;

   (q) Take any action that would materially delay the consummation of the transactions contemplated hereby; or

   (r) Agree in writing or otherwise to take any of the actions described in
Section 5.1 (a) through (q) above.

   Section 5.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing and except as provided in Part 5.2 of the Parent Disclosure Letter, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees and others with which it has business dealings; provided, however, that nothing in this Section 5.2 shall prevent Parent or any of its subsidiaries from reviewing and pursuing any acquisition opportunities.

   In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in Part 5.2 of the Parent Disclosure Letter, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Parent; provided that Parent shall not be prohibited under this clause (a) from effecting any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock on or after the date hereof;

   (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (c) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents;

   (d) Except as required by GAAP, make any change in accounting methods, principles or practices or any change in tax accounting methods or any tax elections;

   (e) Take any action that would materially delay the consummation of the transactions contemplated hereby; or

   (f) Agree in writing or otherwise to take any of the actions described in
Section 5.2 (a) through (e) above.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

   Section 6.1 Stockholder Approval; Preparation of Registration Statement and Proxy Statement/ Prospectus. (a) If approval of Company's stockholders is required by applicable law in order to consummate the Merger other than pursuant to Section 253 of Delaware Law, following the acceptance for exchange of Shares pursuant to the Offer, Parent and Company shall, as soon as practicable following the acceptance of Shares pursuant to the Offer, prepare and Company shall file with the SEC the Company Proxy Statement and Parent and Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "Post-Effective Amendment") for the offer and sale of the Parent Stock pursuant to the Merger and in which the Company Proxy Statement will be included as a prospectus. Each of Company and Parent shall use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. Company will use all reasonable efforts to cause the Company Proxy Statement to be mailed to Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Offer and the Merger and Company shall furnish all information concerning Company and the holders of capital stock of Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or the Company Proxy Statement will be made by Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by Company or Parent which should be set forth in an amendment or supplement to either of the Post-Effective Amendment or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Company.

   (b) If approval of the Company's stockholders is required by applicable law in order to consummate the Merger, Company shall establish, prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective, a record date (which shall be prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the Merger and (with the consent of Parent) such other matters as may in the reasonable judgment of Company be appropriate for consideration at the Company Stockholders Meeting. Once the Company Stockholders Meeting has been called and noticed, Company shall not postpone or adjourn the Company Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent. Subject to Company's right, pursuant to Section 6.3(b) hereof, to withdraw or modify the Recommendations, the Board of Directors of Company shall include in the Post-Effective Amendment and the Company Proxy Statement a copy of the Recommendations as such Recommendations pertain to the Merger and this Agreement. Notwithstanding the foregoing, if approval of the Company's stockholders is required by applicable law in order to consummate the Merger, the Board of Directors of Company shall submit this Agreement and the Merger for approval to the Company's stockholders whether or not the Board of Directors of Company determines in accordance with Section 6.3(b) after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the stockholders of Company reject it. Unless the Board of Directors of Company has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.3(b), Company shall use its reasonable best efforts to solicit from stockholders of Company proxies in favor of this Agreement and the Merger and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger.

   (c) Notwithstanding the foregoing clauses (a) and (b) above, if Merger Sub shall acquire at least 90% of the outstanding Shares in the Offer, the parties hereto shall take all necessary actions (including actions referred to in clause (a) above, as applicable) to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of Company, in accordance with Section 253 of Delaware Law.

   Section 6.2 Antitrust Filings. (a) Promptly after the date of this Agreement, each of Company and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.2.

   (b) Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Post-Effective Amendment, the Company Proxy Statement or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Post-Effective Amendment, the Company Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under
Section 6.1 and this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement the Registration Statement, the Post-Effective Amendment, the Company Proxy Statement or any Antitrust Filing or Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company and/or Parent, such amendment or supplement.

   Section 6.3 No Solicitation. (a) From the date hereof until the Appointment Date or termination of the Agreement in accordance with Article VIII hereof, whichever is earlier, neither Company nor any of its subsidiaries shall, nor shall Company or any of its subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission or announcement of any Acquisition Proposal (as defined below), (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of Company or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that has made an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition

Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

   (b) Notwithstanding the foregoing, the Board of Directors of Company, directly or indirectly through advisors, agents or other intermediaries, may
(i) engage in negotiations or discussions with any third party that, subject to Company's compliance with Section 6.3(a), has made (and not withdrawn) a bona fide Acquisition Proposal that the Board of Directors of Company reasonably determines (after consultation with Company's financial advisor) constitutes a Superior Proposal, (ii) furnish to such third party nonpublic information relating to Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Company than those contained in the Confidentiality Agreement, (iii) take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise make disclosure to them, (iv) following receipt of such an Acquisition Proposal, withdraw, modify in a manner adverse to Parent, or fail to make its Recommendations, and/or (v) take any action ordered to be taken by Company by any court of competent jurisdiction if, in each case (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 6.3, (2) the Board of Directors of Company determines in good faith, after consultation with its outside legal counsel, that it is necessary for the Board of Directors to take such action in order to satisfy its fiduciary obligations to Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to Company's confidential information as the Confidentiality Agreement, (4) gives Parent prompt advance notice of its intent to furnish such nonpublic information or enter into such discussions (which notice shall in no event be given less than one business day prior to furnishing such information or entering into such discussions), and (5) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 6.3 by Company.

   (c) In addition to the obligations of Company set forth in paragraph (a) of this Section 6.3, Company as promptly as reasonably practicable shall advise Parent orally and in writing of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or group making any such Acquisition Proposal or inquiry. Company will keep Parent informed as promptly as reasonably practicable in all material respects of material amendments of any such Acquisition Proposal or inquiry.

   "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of Company determines in good faith by a majority vote, after consultation with its financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the Company's stockholders than as provided hereunder.

   For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal by a third party, other than Parent, Merger Sub or any affiliate thereof, relating to: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 25% interest in the outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or

"group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 25% or more of the outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction would hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 25% of the consolidated assets of Company; or (C) any liquidation or dissolution of Company.

   Section 6.4 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and subject to the conditions set forth in this Agreement.

   Section 6.5 Voting of Shares. Parent and Merger Sub agree to vote all Shares acquired in the Offer or otherwise beneficially owned by them or any of their subsidiaries in favor of approval and adoption of this Agreement and the Merger at the Company Stockholder Meeting or pursuant to Section 253 of the DGCL, on the terms and subject to the conditions set forth in this Agreement.

   Section 6.6 Registration Statement. Parent shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities laws in connection with the issuance of Parent Common Stock in the Merger. Parent shall include as an exhibit to the Registration Statement a tax opinion of Davis Polk & Wardwell, in form and substance reasonably satisfactory to Parent and to Company, on the basis of customary facts, representations and assumptions set forth in such opinion (including without limitation assumptions that (i) the minimum Condition shall be satisfied, and (ii) the Merger shall be completed promptly following the Offer), to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

   Section 6.7 Confidentiality; Access to Information. (a) The parties acknowledge that Company and Parent have previously executed the Confidentiality Agreement which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

   (b) Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request, including without limitation copies of working papers of accountants, contracts, and other corporate documents, and access to other parties with whom it has business dealings. Parent will afford Company and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request, including without limitation copies of working papers of accountants, contracts, and other corporate documents, and access to other parties with whom it has business dealings. No information or knowledge obtained in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Offer and the Merger.

   Section 6.8 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Offer, Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange; provided, however, that this Section 6.8 shall terminate in the event the

Board of Directors of Company shall withdraw its Recommendations. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   Section 6.9 Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Annex I and Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or Company or its subsidiaries or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation).

   (b) Each of Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby,
(iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the transactions contemplated hereby. Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Annex I or Article VII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Annex I or Article VII would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   Section 6.10 Stock Options and ESPP. (a) At the Effective Time, each outstanding Company Option and each outstanding warrant to purchase Company Common Stock, whether or not then exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that, subject to Section 6.10(b), (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

   (b) It is intended that Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 6.10 shall be applied consistent with such intent in accordance with
Section 424 of the Code.

   (c) At the Effective Time, the Company ESPP shall be assumed by Parent; provided however, that no new offering period shall commence under the Company ESPP and no employee of Company or any of its subsidiaries not participating in the Company ESPP as of the date hereof shall become a participant in the Company ESPP after such date.

   Section 6.11 Form S-8. Parent agrees to use its reasonable efforts to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable (and in any event within 10 days) after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

   Section 6.12 Indemnification. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company's or the Surviving Corporation's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

   (b) In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent shall make or cause to be made proper provision so that the successors and assigns of Parent assume the indemnification obligations of Parent under this Section 6.12 for the benefit of the Indemnified Parties.

   (c) For a period of six years after the Effective Time, Parent will either
(i) cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by Company for such coverage (or such coverage as is available for such 150% of such annual premium), or (ii) if mutually agreed between Company and Parent, purchase a directors' and officers' liability insurance on terms comparable to those applicable to the current directors and officers of Company covering all periods prior to the Effective Time.

   (d) This Section 6.12 shall survive the consummation of the Merger, is intended to benefit Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties.

   Section 6.13 Nasdaq Listing. Parent agrees to authorize for listing on NASDAQ National Market System the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Offer and the Merger, effective upon official notice of issuance.

   Section 6.14 Letters of Accountants. Company and Parent shall use their respective reasonable efforts to cause to be delivered to Parent letters of Company's and Parent's independent accountants, respectively, dated no more than two business days before the date on which the Registration Statement becomes effective (and satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

   Section 6.15 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions. Company agrees that on and after the date hereof, it will not adopt any "poison pill" rights plan or any similar antitakeover plan or take any other action that would impede or prevent completion of the Offer, the Merger or this Agreement.

   Section 6.16 Certain Employee Benefits. Employees of Company and its subsidiaries will be granted credit for purposes of eligibility, vesting and vacation accrual for all service with Company and its subsidiaries under each employee benefit plan, program or arrangement of Parent or its Affiliates in which such Employees are eligible to participate. If Employees become eligible to participate in a welfare plan maintained or contributed to by Parent or its Affiliates, Parent will cause such plan to (i) waive any preexisting condition exclusions and waiting period limitations for conditions covered under the applicable welfare plan under which Company employees participate (but only to the extent corresponding exclusions and limitations were satisfied by such Employees under the applicable welfare plans maintained or contributed to by Company); and (ii) credit any deductible or out of pocket expenses or offsets (or similar expenses) incurred by the Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation.

   Section 6.17 Tax Matters. Each of Parent, Merger Sub and Company agrees that it will not take any action, or fail to take any action, which action or failure to act would be reasonably likely to cause the Transaction to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub and Company agrees to use its reasonable efforts to make representations to Davis Polk & Wardwell and Wilson Sonsini Goodrich & Rosati in support of their tax opinions in Section 6.6 and in Annex I.

   Section 6.18 Employment Agreement. Company agrees to cooperate with Parent in its efforts to negotiate employment or other agreements with key employees identified by Parent between the date hereof and the Effective Time.

                                  ARTICLE VII.

                            CONDITIONS TO THE MERGER

   Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The obligations of Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

   (a) if required by Delaware law, this Agreement shall have been approved and adopted by the stockholders of Company;

   (b) Merger Sub shall have accepted for exchange and exchanged all of the Shares tendered pursuant to the Offer;

   (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

   (d) the Registration Statement or the Post-Effective Amendment, as the case may be, shall have been declared effective and no stop order suspending effectiveness shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

   (e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Appointment Date (notwithstanding any approval of this Agreement by the stockholders of Company):

   (a) by mutual written agreement of Company and Parent; or

   (b) by either Company or Parent, if:

     (i) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer, provided that Parent and Merger Sub shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(i) if the Offer is terminated or expires without Shares having been accepted for exchange as a result of a breach by Parent or Merger Sub of this Agreement; or

     (ii) the Offer has not been consummated on or before September 30, 2000 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Offer to have been consummated on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

     (iii) there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

     (iv)(A) any representation or warranty of the other party contained in this Agreement shall be or have become inaccurate such that, in the aggregate, such inaccuracies would reasonably be expected to have a Material Adverse Effect on such other party, or (B) the other party fails to perform any material covenant contained in this Agreement; provided, however, that such inaccuracy or failure to perform has not been or is incapable of being cured by such other party within 30 days following receipt by the terminating party of notice of such inaccuracy or failure to perform; or

   (c) by Parent if a Triggering Event shall have occurred.

   For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if, prior to the Appointment Time: (i) the Board of Directors of Company or any committee thereof shall have approved or recommended to Company stockholders any Acquisition Proposal, (ii) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its Recommendations; (iii) Company shall have failed to include in the Offer Documents, the Schedule 14D-9 or the Post-Effective Amendment the Recommendations; or (iv) a tender or exchange offer relating to 40% or more of the Shares shall have been commenced by a person unaffiliated with Parent, and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

   The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

   Section 8.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement under
Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except
(i) as set forth in this Section 8.2, Section 8.3 and Article 9, each of which shall survive the termination of this Agreement, and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. In the event that Company gives Parent notice of an inaccuracy or failure to perform such that this Agreement would be subject to termination pursuant to
Section 8.1(b)(iv), Parent shall cause Merger Sub to not consummate the Offer until such inaccuracy or failure to perform is cured.

   Section 8.3 Fees and Expenses. (a) General. Except as set forth in this
Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing with the SEC of the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

   (b) Company Payments. If this Agreement is terminated by Parent or Company, as applicable, prior to the appointment time pursuant to Sections 8.1(b)(i) or
(ii) or Section 8.1(c), Company shall promptly, but in any event no later than two days after the date of such termination, pay Parent a fee equal to $50 million in immediately available funds (the "Termination Fee"); provided, that in the case of a termination under Section 8.1(b)(i) or (ii) prior to which no Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, any Acquisition Proposal shall have been publicly announced or shall have become publicly known and not withdrawn at least 5 business days prior to the scheduled expiration date of the Offer, and (B) within 12 months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated, or Company enters into an agreement providing for a Company Acquisition and such Company Acquisition is later consummated, and (ii) such payment shall be made promptly, but in any event no later than two days after the consummation of such Company Acquisition. Company acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company, Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

   For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a sale or other disposition by Company of a business or assets representing 40% or more of the consolidated net revenues, net income or assets of Company immediately prior to such sale; (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing 40% or more of any class of equity securities of Company; or (iii) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company (other than a transaction in which Company is the acquiror and in which the current Company stockholders retain more than 60%, directly or indirectly, of the surviving or successor corporation); it being understood that a widely distributed offering of Company Common Stock shall not constitute a Company Acquisition.

   Section 8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

   Section 8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

   Section 9.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

   (a) if to Parent or Merger Sub, to:

     Vignette Corporation
     901 South Mopac Expressway
     Austin, Texas 78746
     Attention: Senior Vice President-Corporate Development
     Facsimile No.: 512-306-4510
     with a copy to:

     Davis Polk & Wardwell
     1600 El Camino Real
     Menlo Park, California 94025
     Attention: David W. Ferguson
     Facsimile No.: 650-752-2111

   (b) if to Company, to:

     OnDisplay, Inc.
     12667 Alcosta Boulevard
     Suite 250
     San Ramon, CA 94583
     Attention: David Petroni
     Facsimile No.: 925-480-1000

     with a copy to:

     Wilson Sonsini Goodrich & Rosati
     One Market
     Spear Street Tower
     Suite 1600
     San Francisco, CA 94105
     Attention: Michael J. Kennedy
             Robert T. Ishii
     Facsimile No.: 415-947-2099

   Section 9.3 Interpretation; Certain Defined Terms. (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

   (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter, after reasonable inquiry of such matter. For purposes of this definition, the "executive officers" of Company shall be those person listed on Part 9.3(b) of the Company Disclosure Letter.

   (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect results from (i) changes in general economic conditions,
(ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner), (iii) changes in the trading prices for such entity's capital stock, and (iv) changes that are attributable to the announcement or pendency of or compliance with this Agreement or the transactions contemplated hereby or to actions taken by Company that are jointly agreed between Company and Parent.

   (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

   (e) For purposes of this Agreement, "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

   Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   Section 9.5 Entire Agreement; Third Party Beneficiaries. This Agreement, its Exhibits and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, other than the Continuing Directors, except as specifically provided in Section 6.12.

   Section 9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   Section 9.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   Section 9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   Section 9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

   Section 9.11 Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                                          VIGNETTE CORPORATION

                                                    /s/ Joel G. Katz
                                          By: _________________________________
                                             Name: Joel G. Katz
                                             Title: Chief Financial Officer

                                          WHEELS ACQUISITION CORP.

                                                    /s/ Joel G. Katz
                                          By __________________________________
                                             Name: Joel G. Katz
                                             Title: President and Assistant
                                              Secretary

                                          ONDISPLAY, INC.

                                                    /s/ Mark A. Pine
                                          By __________________________________
                                             Name: Mark A. Pine
                                             Title: Chairman and Chief
                                              Executive Officer

                                                                         ANNEX I

                            CONDITIONS TO THE OFFER

   Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Parent Common Stock for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act shall not have expired or been terminated, (3) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (4) the shares of Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance, (5) Parent shall not have received an opinion of Davis Polk & Wardwell, in form and substance reasonably satisfactory to Parent and to Company, on the basis of reasonable customary facts, representations and assumptions set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, (6) Company shall not have received an opinion of Wilson Sonsini Goodrich and Rosati, Professional Corporation, in form and substance reasonably satisfactory to Parent and to Company, on the basis of reasonable customary facts, representations and assumptions set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Parent, Merger Sub and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; provided, however, that if Wilson Sonsini Goodrich and Rosati does not render such opinion, this condition shall nonetheless be deemed to be satisfied if Davis Polk & Wardwell renders such opinion to the Company or (6) at any time on or after the date of this Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist and are continuing:

   (a) there shall be instituted or pending any action or proceeding by any government or governmental authority or agency, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some or all of the Shares by Parent or Merger Sub or the consummation of the Merger; or

   (b) a judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court, government or governmental authority or agency, domestic, foreign or supranational or any other legal restraint or prohibition preventing the consummation of the Offer or making the Offer illegal shall be in effect; or

   (c) Company shall have failed to perform in any material respect any of its covenants, obligations or agreements under this Agreement such that the aggregate of all such breaches would reasonably be expected to have a Material Adverse Affect on Company; or

   (d) the representations and warranties of Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true at and as of the expiration of the Offer as if made at and as of such time (other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of such date), with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; or

   (e) the Merger Agreement shall have been terminated in accordance with its terms.

   The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Merger Agreement, be waived by Parent and Merger Sub in their reasonable discretion in whole at any time or in part from time to time.

                                                                         ANNEX B

                             STOCKHOLDER AGREEMENT

   AGREEMENT, dated as of May 21, 2000 among Vignette Corporation, a Delaware corporation ("Buyer"), and the holders of the shares of common stock, par value $.001 per share, of OnDisplay, Inc., a Delaware corporation (the "Company"), listed on the signature pages hereof (each a "Stockholder").

   WHEREAS, in order to induce Buyer and Wheels Acquisition Corp. to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Company, Buyer has requested each Stockholder, and each Stockholder has agreed, to enter into this Agreement with respect to the number of shares of common stock of the Company set forth next to such Stockholder's name on the signature pages hereto (the "Shares").

   NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

             GRANT OF PROXY; VOTING AGREEMENT; AGREEMENT TO TENDER

   Section 1.01. Voting Agreement. Each Stockholder hereby agrees to vote all Shares that such Stockholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Each Stockholder hereby agrees that it will not vote any Shares in favor of the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Offer, the Merger or any other transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

   Section 1.02. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section
1.01 above as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to the Shares (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require.) The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked only upon termination of this Agreement in accordance with its terms.

   Section 1.03. Agreement to Tender. Each Stockholder hereby agrees to tender, upon the request of Buyer (and agrees that it will not withdraw), pursuant to and in accordance with the terms of the Offer, the Shares. Within five business days after the commencement of the Offer, each Stockholder shall (x) deliver to the depositary designated in the Offer (i) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (ii) certificates representing of the Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other person who is the holder of record of any Shares beneficially owned by such Stockholder to tender such shares for exchange in the Offer pursuant to the terms and conditions of the Offer.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

   Each Stockholder, severally and not jointly, represents and warrants to Buyer that:

   Section 2.01. Corporate Authorization. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement. This Agreement constitutes a valid and binding Agreement of such Stockholder.

   Section 2.02. Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and, subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and securities laws, as applicable, the consummation of the transactions contemplated hereby, do not and will not (i) violate the certificate of incorporation or bylaws, limited partnership agreement or other organizational documents, as applicable, of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder or (iv) result in the imposition of any Encumbrance on any asset of such Stockholder.

   Section 2.03. Ownership of Shares. Such Stockholder is the record and beneficial owner of the Shares, free and clear of any Encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares, other than any such restriction that has been waived with respect to this agreement and the Merger Agreement and the agreements and transactions contemplated hereby and thereby).

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer represents and warrants to each Stockholder:

   Section 3.01. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Buyer.

                                   ARTICLE 4

                            COVENANTS OF STOCKHOLDER

   Each Stockholder hereby covenants and agrees that:

   Section 4.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, such Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares with respect to any matter contemplated by this Agreement or in a manner inconsistent with this Agreement or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement other than pursuant to the Offer.

   Section 4.02. Appraisal Rights. Such Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

                                   ARTICLE 5

                                 MISCELLANEOUS

   Section 5.01. Further Assurances. Buyer and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

   Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

   Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

   Section 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any affiliate of Buyer.

   Section 5.05. Governing Law. This Agreement shall construed in accordance with and governed by the laws of the State of Delaware.

   Section 5.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

   Section 5.07. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   Section 5.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

   Section 5.09. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          VIGNETTE CORPORATION

                                                    /s/ Joel G. Katz
                                          By: ________________________________
                                             Name: Joel G. Katz
                                             Title: Chief Financial Officer

                                    Shares of Common Stock
Stockholder                           of OnDisplay, Inc.
-----------                         ----------------------
MATRIX PARTNERS IV, L.P.                  2,480,181

        /s/ Timothy Barrows
By: ______________________________
 Name: Matrix Partners IV, L.P.
 Its: General Partner

MATRIX PARTNERS IV
ENTREPRENEURS L.P.                          130,536

        /s/ Timothy Barrows
By: ______________________________
 Name: Matrix IV Entrepreneurs
      Fund L.P.
 Its: General Partner

NORWEST VENTURE
PARTNERS VI L.P.                          2,015,361

       /s/ Promod Haque
By: ______________________________
 Name: Promod Haque
 Its: Partner

ATLAS VENTURE FUND II L.P.                1,857,347
By Atlas Venture Associate II L.P.

       /s/ Christopher Spray
By: ______________________________
 Name:
 Its: General Partner

MARK PINE                                 1,134,455

  /s/ Mark Pine, /s/ Rebecca Pine
By: ______________________________
 Name: Mark Pine, Rebecca Pine
 Its: Trustees

TRUNG DUNG                                  766,914

        /s/ Trung Dung
By: ______________________________
 Name:
 Its:

OLIVIER SERMET                              143,722

      /s/ Olivier Sermet
By: ______________________________

                                    Shares of Common Stock
Stockholder                           of OnDisplay, Inc.
-----------                         ----------------------
VENKAT MOHAN                                77,688

       /s/ Venkat Mohan
By: ______________________________

DAVE LARSON                                 77,688

       /s/ Dave Larson
By: ______________________________

SANTI PIERINI                               59,043

      /s/ Santi Pierini
By: ______________________________

MARGARET L. TAYLOR                          42,728

    /s/ Margaret L. Taylor
By: ______________________________

CARMINE VILLANI                             31,075

     /s/ Carmine Villani
By: ______________________________

CAROL RICHWOOD                              11,653

      /s/ Carol Richwood
By: ______________________________

                                                                         ANNEX C

                     OPINION OF ONDISPLAY FINANCIAL ADVISOR

                                  May 21, 2000

Board of Directors
OnDisplay, Inc.
12667 Alcosta Blvd., Suite 300
San Ramon, CA 94583

Members of the Board:

   We understand that OnDisplay, Inc. ("OnDisplay"), Vignette Corporation ("Vignette") and Wheels Acquisition Corp. (a wholly owned subsidiary of Vignette, "Merger Sub") are proposing to enter into an Agreement and Plan of Merger (the "Agreement") which will provide, among other things, for the Offer and the Merger (as such terms are defined below). Under the terms set forth in a draft of the Agreement dated May 20, 2000 (the "Draft Agreement") (i) Merger Sub will commence an exchange offer (the "Offer") to purchase the outstanding shares of common stock of OnDisplay, par value $.001 per share ("OnDisplay Common Stock") in exchange for right to receive from Merger Sub 1.58 shares (the "Exchange Ratio") of the shares of common stock of Vignette, par value $.01 per share ("Vignette Common Stock") and (ii) following the Offer (subject to Merger Sub receiving at least a majority of OnDisplay Common Stock pursuant to the Offer), Merger Sub will be merged with and into OnDisplay (the "Merger") and each share of OnDisplay Common Stock, (other than certain shares to be canceled pursuant to the Agreement and shares held by stockholders who properly exercise dissenters' rights ("Dissenting Shares")), will be converted into the right to receive the number of shares of Vignette Common Stock equal to the Exchange Ratio. Outstanding options and warrants to acquire OnDisplay Common Stock will be assumed and converted into options and warrants to acquire Vignette Common Stock pursuant to the terms of the Draft Agreement. Upon consummation of the Merger, OnDisplay will become a wholly owned subsidiary of Vignette. The Offer and the Merger are collectively referred to in this opinion as the "Transaction". The terms and conditions of the Transaction are set out more fully in the Draft Agreement.

   You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view and as of the date hereof to the "Holders of OnDisplay Common Stock". The "Holders of OnDisplay Common Stock" are defined in this opinion as all holders of OnDisplay Common Stock other than Vignette, Merger Sub or any affiliates of Vignette or Merger Sub, or any holders of Dissenting Shares.

   For purposes of this opinion we have, among other things:

  (i) reviewed certain publicly available financial statements and other business and financial information of OnDisplay and Vignette, respectively;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning OnDisplay and Vignette prepared by the managements of OnDisplay and Vignette, respectively;

  (iii) reviewed with OnDisplay and Vignette the publicly available consensus estimates of research analysts relating to OnDisplay and Vignette, respectively;

  (iv) held discussions with the respective managements of OnDisplay and Vignette concerning the businesses, past and current operations, financial condition and future prospects of both OnDisplay and Vignette, independently and combined, including discussions with the managements of OnDisplay and Vignette concerning cost savings and other synergies that are expected to result from the Transaction as well as their views regarding the strategic rationale for the Transaction;

  (v) reviewed the financial terms and conditions set forth in the Draft Agreement;

Board of Directors
OnDisplay, Inc.
May 21, 2000
Page 2

  (vi) reviewed the stock price and trading history of OnDisplay and Vignette;

  (vii) compared the financial performance of OnDisplay and Vignette and the prices and trading activity of OnDisplay Common Stock and Vignette Common Stock with that of certain other publicly traded companies comparable with OnDisplay and Vignette, respectively;

  (viii) compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

  (ix) reviewed the pro forma impact of the Transaction on Vignette's net revenue per share;

  (x) reviewed and considered in the analysis, publicly available consensus estimates of research analysts relating to the relative contributions of OnDisplay and Vignette to the combined company;

  (xi) participated in discussions and negotiations among representatives of OnDisplay and Vignette and their financial and legal advisors; and

  (xii) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

   In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by management of OnDisplay and Vignette) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of OnDisplay and Vignette that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of OnDisplay or Vignette, nor were we furnished with any such evaluation or appraisal. In this regard, we note that each of OnDisplay and Vignette face exposure to the Year 2000 problem. We have not undertaken any independent analysis to evaluate the reliability or accuracy of the assumptions made by the managements of OnDisplay and Vignette with respect to the potential effect that the Year 2000 problem might have on their respective businesses. We have assumed that the Transaction will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "purchase" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Transaction will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of OnDisplay and Vignette reviewed by us have been prepared and fairly presented in accordance with U.S. GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

   This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Holders of OnDisplay Common Stock of the Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Transaction, (ii) any tax or other consequences that might result from the Transaction or (iii) what the value of Vignette Common Stock will be when issued to OnDisplay's stockholders pursuant to the Transaction or the price at which the shares of Vignette Common Stock that are issued pursuant to the Transaction may be traded in the future. Our opinion does not address the relative merits of the Transaction and the other business

Board of Directors
OnDisplay, Inc.
May 21, 2000
Page 3
strategies that OnDisplay's Board of Directors has considered or may be considering, nor does it address the decision of the OnDisplay Board of Directors to proceed with the Transaction.

   In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third-parties regarding alternatives to the Offer and the Merger.

   We are acting as financial advisor to OnDisplay in connection with the Transaction and will receive (i) a fee contingent upon the delivery of this opinion and (ii) an additional fee contingent upon the consummation of the Transaction. In addition, OnDisplay has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the past, we have provided certain investment banking services from time to time to OnDisplay for which we have been paid fees, including acting as lead manager for OnDisplay's initial public offering and as financial advisor for OnDisplay in connection with On Display's acquisition of Oberon Software. We maintain a market in the shares of OnDisplay Common Stock and Vignette Common Stock. In the ordinary course of business, we may trade in OnDisplay's securities and Vignette's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in OnDisplay's securities or Vignette's securities.

   Our opinion expressed herein is provided for the information of the Board of Directors of OnDisplay in connection with its evaluation of the Transaction. Our opinion is not intended to be and does not constitute a recommendation (i) to any stockholder of OnDisplay as to whether such stockholder shall accept or decline the Offer, or take any other action with respect to the Offer or (ii) to any stockholder of OnDisplay or Vignette as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may be included in the Tender Offer Statement or Prospectus of Vignette or the Solicitation/Recommendation Statement or Proxy Statement of OnDisplay distributed in connection with the Transaction, provided that this opinion is reproduced therein in full and any description of, or reference to, us or any summary of this opinion included therein is in form and substance acceptable to us and our legal counsel. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

   Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Holders of OnDisplay Common Stock from a financial point of view.

                                          Very truly yours,

                                          /s/ FleetBoston Robertson Stephens
                                           Inc.

                                          FleetBoston Robertson Stephens Inc.

                              The Exchange Agent:

                                  ChaseMellon
                              SHAREHOLDER SERVICES

                                    By Mail:

                           Reorganization Department
                                  PO Box 3301
                           South Hackensack, NJ 07606

                                    By Hand:

                           Reorganization Department
                                  120 Broadway
                                   13th Floor
                               New York, NY 10271

                                 By Overnight:

                           Reorganization Department
                               85 Challenger Road
                                Mail Stop--Reorg
                           Ridgefield Park, NJ 07660

                  Facsimile (for eligible institutions only):

                                 (201) 296-4293

                      Confirm facsimile by telephone ONLY:

                                 (201) 296-4860

                       [LOGO OF MACKENZIE PARTNERS, INC.]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Exculpation. Section 102(b)(7) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. The Vignette certificate of incorporation limits the personal liability of a director to Vignette and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

   Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right a corporation, the corporation is permitted to indemnify any of its directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite the adjudication of liability. The Vignette bylaws provide for indemnification of directors, officers, employees or agents for any liability incurred in their official capacity to the fullest extent permissible under Delaware Law.

   Insurance. The directors and officers of Vignette are insured under a policy of directors' and officers' liability insurance issued by National Union, Lloyds of London, Clarendon, Zurich.

   Merger Agreement Provisions Relating to OnDisplay Directors and
Officers. The merger agreement provides that, for six years after the effective time of the merger, Vignette will honor the obligations of OnDisplay pursuant to indemnification agreements between OnDisplay and its directors and officers and to indemnify and hold harmless each person who was a director or offer of OnDisplay at or prior to the date of the merger agreement from their acts or omissions in those capacities to the extent provided under the OnDisplay's certificate of incorporation and bylaws in effect at such time.

   The merger agreement also provides that, for six years from the effective time of the merger, Vignette shall provide directors' and officers' liability insurance for each person currently covered by OnDisplay's directors' and officers' liability insurance policy either by maintaining OnDisplay's current insurance policy or by purchasing comparable insurance. The terms of this insurance policy must be no less favorable that those of the OnDisplay policy in effect at the effective time, except that Vignette will be obligated to pay premiums for such insurance only up to 150% of the annual premiums that OnDisplay paid for such insurance as of May 21, 2000.

Item 21. Exhibits and Financial Statement Schedules.

   (a) List of Exhibits

 Exhibit
 Number                            Description                             Page
 -------                           -----------                             ----
   2(a)  Agreement and Plan of Merger dated as of May 21, 2000 among
         Vignette, OnDisplay and Wheels Acquisition Corp. (included as
         Annex A to the Prospectus contained in this Registration
         Statement).

   2(b) Stockholder Agreement dated as of May 21, 2000 between Vignette and the stockholders listed on the signature page thereto
         (included as Annex B to the Prospectus contained in this Registration Statement).

   3(a) Amended and Restated Certificate of Incorporation of Vignette, as amended to date (incorporated by reference to Vignette's
         Registration Statement on Form S-1 as amended, file no. 333-
         68345).

   3(b) Amended and Restated Bylaws of Vignette (incorporated by reference to Vignette's Registration Statement on Form S-1 as amended, file no. 333-68345).

   4     Specimen Common Stock Certificate (incorporated by reference to
         Vignette's Registration Statement on Form S-1 as amended, file no. 333-68345).

   5 Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered.

   8 Opinion of Davis Polk & Wardwell regarding material federal income tax consequences of the offer and the merger.

  21 Subsidiaries of the Registrant (incorporated by reference to the Registrant's Annual Report on 10-K for the fiscal year ended December 31, 2000).

  23(a)  Consent of Ernst & Young LLP, independent auditors.

  23(b)  Consent of Ernst & Young LLP, independent auditors.

  23(c)  Consent of Ernst & Young LLP, independent auditors.

  23(d)  Consent of PricewaterhouseCoopers LLP.

  23(e) Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 5 to this Registration Statement).

  23(f) Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 8 to this Registration Statement).

  23(g)  Consent of FleetBoston Robertson Stephens Inc.

  24 Power of Attorney (included on the signature page of this Registration Statement).

  99(a)  Form of Letter of Transmittal

  99(b)  Form of Notice of Guaranteed Delivery

  99(c)  Form of Letter to Brokers, Dealers, etc.

  99(d)  Form of Letter to Clients
  99(e) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   (b) Not applicable.

   (c) The opinion of FleetBoston Robertson Stephens Inc. is included as Annex C to the Prospectus contained in this Registration Statement.

Item 22. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 2, 2000.

                                          Vignette Corporation
                                          (Registrant)

                                                 /s/ Gregory A. Peters
                                          By: _________________________________
                                            Gregory A. Peters
                                            President and Chief Executive
                                            Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Joel G. Katz and David Brodsky, and each of them, with full power to act alone without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 relating to the registration of common stock to be issued by Registrant in connection with the merger of OnDisplay with and into a wholly-owned subsidiary of the Registrant and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement(s) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

     /s/ Gregory A. Peters           Chief Executive Officer and      June 2, 2000
____________________________________ President and Director
         Gregory A. Peters           (Principal Executive
                                     Officer)

        /s/ Joel G. Katz             Chief Financial Officer and      June 2, 2000
____________________________________ Secretary (Principal
            Joel G. Katz             Financial and Accounting
                                     Officer)

      /s/ Robert E. Davoli           Director                         June 2, 2000
____________________________________
          Robert E. Davoli

     /s/ Joseph A. Marengi           Director                         June 2, 2000
____________________________________
         Joseph A. Marengi

   /s/ Steven G. Papermaster         Director                         June 2, 2000
____________________________________
       Steven G. Papermaster

      /s/ John D. Thornton           Director                         June 2, 2000
____________________________________
          John D. Thornton

                                 EXHIBIT INDEX

 Exhibit
 Number                            Description                             Page
 -------                           -----------                             ----
   2(a)  Agreement and Plan of Merger dated as of May 21, 2000 among
         Vignette, OnDisplay and Wheels Acquisition Corp. (included as
         Annex A to the Prospectus contained in this Registration
         Statement).

   2(b) Stockholder Agreement dated as of May 21, 2000 between Vignette and the stockholders listed on the signature page thereto
         (included as Annex B to the Prospectus contained in this Registration Statement).

   3(a) Amended and Restated Certificate of Incorporation of Vignette, as amended to date (incorporated by reference to Vignette's
         Registration Statement on Form S-1 as amended, file no. 333-
         68345).

   3(b) Amended and Restated Bylaws of Vignette (incorporated by reference to Vignette's Registration Statement on Form S-1 as amended, file no. 333-68345).

   4     Specimen Common Stock Certificate (incorporated by reference to
         Vignette's Registration Statement on Form S-1 as amended, file no. 333-68345).

   5 Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered.

   8 Opinion of Davis Polk & Wardwell regarding material federal income tax consequences of the offer and the merger.

  21 Subsidiaries of the Registrant (incorporated by reference to the Registrant's Annual Report on 10-K for the fiscal year ended December 31, 2000).

  23(a)  Consent of Ernst & Young LLP., independent auditors.

  23(b)  Consent of Ernst & Young LLP., independent auditors.

  23(c)  Consent of Ernst & Young LLP., independent auditors.

  23(d)  Consent of PricewaterhouseCoopers LLP.

  23(e) Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 5 to this Registration Statement).

  23(f) Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 8 to this Registration Statement).

  23(g)  Consent of FleetBoston Robertson Stephens Inc.

  24 Power of Attorney (included on the signature page of this Registration Statement).

  99(a)  Form of Letter of Transmittal

  99(b)  Form of Notice of Guaranteed Delivery

  99(c)  Form of Letter to Brokers, Dealers, etc.

  99(d)  Form of Letter to Clients

  99(e) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

--------
(b)Not applicable.

(c) The opinion of FleetBoston Robertson Stephens Inc. is included as Annex C to the Prospectus contained in this Registration Statement.